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500 Oracle Parkway

Redwood City, California 94065

September 26, 2018

To our Stockholders:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders of Oracle Corporation. Our Annual Meeting will be held on Wednesday, November 14, 2018, at 10:00 a.m., Pacific Time, in the Oracle Conference Center, located at 350 Oracle Parkway, Redwood City, California.

We describe in detail the actions we expect to take at the Annual Meeting in the attached Notice of 2018 Annual Meeting of Stockholders and proxy statement. We have also made available a copy of our Annual Report on Form 10-K for fiscal 2018. We encourage you to read the Form 10-K, which includes information on our operations, products and services, as well as our audited financial statements.

This year, we will again be using the “Notice and Access” method of providing proxy materials to stockholders via the Internet. We believe that this process provides stockholders with a convenient and quick way to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. We will mail to most of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and the Form 10-K and vote electronically via the Internet. This notice will also contain instructions on how to receive a paper copy of the proxy materials. All stockholders who are not sent a notice will be sent a paper copy of the proxy materials by mail or an electronic copy of the proxy materials by email. See “Questions and Answers about the Annual Meeting” beginning on page 67 for more information.

Please use this opportunity to take part in our corporate affairs by voting your shares on the business to come before this meeting. Whether or not you plan to attend the meeting, please vote electronically via the Internet or by telephone, or, if you requested paper copies of the proxy materials, please complete, sign, date and return the accompanying proxy card or voting instruction card in the enclosed postage-paid envelope. See “How Do I Vote?” on page 5 of the proxy statement for more details. Voting electronically, by telephone or by returning your proxy card does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting. If you cannot attend the meeting in person, we invite you to watch the meeting via webcast by going to www.oracle.com/investor.

Sincerely,

Lawrence J. Ellison

Chairman and Chief Technology Officer

500 Oracle Parkway

Redwood City, California 94065

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m., Pacific Time, on Wednesday, November 14, 2018

PLACE	Oracle Conference Center 350 Oracle Parkway Redwood City, California 94065

LIVE WEBCAST	Available on our website at www.oracle.com/investor, starting at 10:00 a.m., Pacific Time, on Wednesday, November 14, 2018

ITEMS OF BUSINESS	(1)	To elect 14 director nominees to serve on the Board of Directors until our 2019 Annual Meeting of Stockholders.

	(2)	To hold an advisory vote to approve the compensation of our named executive officers.

	(3)	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2019.

	(4)	To consider and act on four stockholder proposals, if properly presented at the Annual Meeting.

	(5)	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

RECORD DATE	September 17, 2018

PROXY VOTING

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares electronically via the Internet, by telephone or by completing and returning the proxy card or voting instruction card if you requested paper proxy materials. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you requested printed materials, the instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the proxy statement.

MEETING ADMISSION

You are entitled to attend the Annual Meeting only if you are a stockholder as of the close of business on September 17, 2018, the record date, or hold a valid proxy for the meeting. In order to be admitted to the Annual Meeting, you must present proof of ownership of Oracle common stock on the record date. This can be a brokerage statement or letter from a bank or broker indicating ownership on September 17, 2018, the Notice of Internet Availability of Proxy Materials, a proxy card, or legal proxy or voting instruction card provided by your broker, bank or nominee. Any holder of a proxy from a stockholder must present the proxy card, properly executed, and a copy of the proof of ownership. Stockholders and proxy holders must also present a form of photo identification such as a driver’s license. We will be unable to admit anyone who does not present identification or refuses to comply with our security procedures.

Brian S. Higgins Vice President, Associate General Counsel and Secretary September 26, 2018

2018 Annual Meeting of Stockholders

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. For more complete information about these topics, please review our Annual Report on Form 10-K for fiscal 2018 and the contents of this Proxy Statement. Fiscal 2018 began on June 1, 2017 and ended on May 31, 2018. Fiscal 2019 began on June 1, 2018 and ends on May 31, 2019.

The Notice of Internet Availability of Proxy Materials, this Proxy Statement and the accompanying proxy card or voting instruction card, including an Internet link to our Annual Report on Form 10-K for fiscal 2018, were first made available to stockholders on or about September 26, 2018.

2018 Annual Meeting of Stockholders

Date and Time Wednesday, November 14, 2018 10:00 a.m., Pacific Time Place Oracle Conference Center 350 Oracle Parkway Redwood City, CA 94065 Record Date September 17, 2018

Live Webcast

Available on our website at www.oracle.com/investor, starting at 10:00 a.m., Pacific Time, on Wednesday, November 14, 2018

Attendance

You are entitled to attend the Annual Meeting only if you are a stockholder as of the close of business on September 17, 2018, or hold a valid proxy for the meeting. If you plan to attend the Annual Meeting, you will need to provide photo identification, such as a driver’s license, and proof of ownership of Oracle common stock as of September 17, 2018 in order to be admitted to the Annual Meeting. We will be unable to admit anyone who does not present identification or refuses to comply with our security procedures.

Voting Roadmap

Agenda Item	Board Recommendation	Page
• Election of 14 directors	For Each Nominee	52
• Advisory vote to approve the compensation of our named executive officers (NEOs)	For	53
• Ratification of selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2019	For	55
• Stockholder proposals	Against	58

Corporate Governance Highlights

Pledging policy adopted in January 2018
Stockholder proxy access right adopted in June 2016
Ongoing Board refreshment: 2 independent directors added in 2018, for a total of 4 directors added in the last 4 fiscal years
Majority of independent directors (9 out of 14) and 100% independent Board committees
29% of Board members are women or come from a diverse background
Active stockholder outreach and engagement program
Annual director elections
Director majority voting policy
Separate Board Chair and Chief Executive Officer roles
Lead independent director
Single class of voting stock and no supermajority voting provisions
Annual Board and committee performance evaluations
Robust director and senior officer stock ownership guidelines
Anti-hedging policy applicable to all employees and directors
Stockholders representing at least 20% of the outstanding votes have the right to call a special meeting
Stockholder right to act by written consent

2018 Annual Meeting of Stockholders     1

Director Nominees

In Proposal No. 1, we are asking you to vote FOR each of the 14 director nominees listed below. Each director attended at least 75% of all Board meetings and applicable committee meetings during fiscal 2018.

Nominee	Age	Director Since	Independent	Current Committees
Jeffrey S. Berg Chairman of Northside Services, LLC; Former Chairman and Chief Executive Officer (CEO), International Creative Management, Inc.	71	1997		• Independence (Chair) • Finance and Audit • Governance
Michael J. Boskin Tully M. Friedman Professor of Economics and Hoover Institution Senior Fellow, Stanford University	72	1994		• Finance and Audit (Chair)
Safra A. Catz CEO, Oracle Corporation	56	2001
Bruce R. Chizen Senior Adviser to Permira Advisers LLP; Venture Partner, Voyager Capital; Former CEO, Adobe Systems Incorporated	63	2008		• Governance (Chair) • Finance and Audit
George H. Conrades* Executive Advisor and Former Chairman and CEO, Akamai Technologies, Inc.; Managing Partner, Longfellow Venture Partners	79	2008		• Compensation (Chair) • Independence
Lawrence J. Ellison Chairman, Chief Technology Officer (CTO) and Founder, Oracle Corporation	74	1977
Hector Garcia-Molina Leonard Bosack and Sandra Lerner Professor (Emeritus), Departments of Computer Science and Electrical Engineering, Stanford University	64	2001		• Independence
Jeffrey O. Henley Vice Chairman of the Board, Oracle Corporation	73	1995
Mark V. Hurd CEO, Oracle Corporation	61	2010
Renée J. James Chairman and CEO, Ampere Computing LLC; Operating Executive, The Carlyle Group; Former President, Intel Corporation	54	2015
Charles W. Moorman IV Senior Adviser and Former CEO of Amtrak; Former CEO of Norfolk Southern Corporation	66	2018		• Compensation
Leon E. Panetta Co-founder and Chairman, Panetta Institute for Public Policy; Former U.S. Secretary of Defense; Former Director of the Central Intelligence Agency	80	2015		• Governance • Compensation
William G. Parrett Former CEO of Deloitte Touche Tohmatsu	73	2018		• Finance and Audit
Naomi O. Seligman Senior Partner, Ostriker von Simson, Inc.	80	2005		• Compensation (Vice Chair)

* Current lead independent director. See “Corporate Governance—Board Leadership Structure” on page 20 for more information.

Active and Engaged Board

We have an active and engaged Board that is committed to fulfilling its fiduciary duty to act in good faith in the best interests of our company and all of our stockholders. The number of Board and committee meetings held in fiscal 2018 is set forth below.

Compensation 11 Finance and Audit 9 Board 7 Governance 6 Independence 5

2     2018 Annual Meeting of Stockholders

Stockholder Outreach and Board Responsiveness

We have a long tradition of engaging with our stockholders to solicit their views on a wide variety of issues, including corporate governance, environmental and social matters, executive compensation and other issues.

Independent Director Engagement. On a regular basis, certain of our independent directors hold telephonic or in-person meetings with stockholders. The Board believes these meetings are important because they foster a relationship of accountability between the Board and stockholders and help us better understand and respond to our stockholders’ priorities and perspectives.

Fiscal 2019 – 3 independent directors held meetings with 8 institutional stockholders representing approximately 15% of our outstanding unaffiliated shares, and offered to meet with stockholders representing an additional 11% of outstanding unaffiliated shares.

Fiscal 2018 – 3 independent directors held meetings with 10 institutional stockholders representing approximately 22% of our outstanding unaffiliated shares.

Executive Director Engagement. As part of our regular Investor Relations engagement program, our executive directors hold meetings with a number of our institutional stockholders throughout the year. We also hold an annual financial analyst meeting at Oracle OpenWorld in San Francisco where analysts are invited to hear presentations from key members of our management team, including our executive directors. In fiscal 2018, our executive directors held meetings with stockholders representing approximately 40% of our outstanding unaffiliated shares (all percentages above calculated based on data available as of June 30, 2018).

Board Responsiveness. Below is a summary of recent feedback we have received from our stockholders and the Board’s response.

What We Heard	The Board’s Response
Add directors to the Board to maintain a mix of new and longer-tenured directors

Board Refreshment. The Board elected Mr. Moorman and Mr. Parrett as directors in May 2018, and has added a total of four new directors in the past four fiscal years. The Governance Committee continues to consider potential director candidates on an ongoing basis.

Pledging of Oracle securities by executives and directors should be limited

Adoption of Pledging Policy. In January 2018, the Governance Committee adopted a Pledging Policy, which prohibits Oracle directors, executive officers and their immediate family members from (1) holding Oracle securities in a margin account and (2) pledging Oracle securities as collateral to secure or guarantee indebtedness, subject to two exceptions: (a) pledges of securities of a target company that are in place at the time Oracle acquires such company are permitted and (b) Oracle’s founder may continue to pledge Oracle securities as collateral to secure or guarantee indebtedness.

Director compensation should be reduced

Reductions in Director Compensation. In May 2018, the Board (1) eliminated per-meeting fees for non-employee directors, (2) significantly reduced the value of non-employee director equity awards for committee chairs and (3) capped annual and initial non-employee director equity awards at a maximum dollar value (previously, such grants were set at a fixed number of shares). See page 14 for details.

NEO equity awards should not vest based solely on the passage of time

100% Performance-Based Equity Compensation Granted. In fiscal 2018, Mr. Ellison, Ms. Catz, Mr. Hurd and Mr. Kurian each received an equity award consisting entirely of performance-based stock options (PSOs) that may be earned only upon the attainment of rigorous stock price, market capitalization and operational performance goals over a five-year performance period. See pages 26 to 27 for details on the PSOs.

Performance metrics should better align with stockholder value

New Rigorous Performance Goals. Six of the seven PSO tranches may be earned only if Oracle satisfies a combination of (1) an operational performance goal tied to significant growth of Oracle’s cloud business and (2) a substantial increase in Oracle’s market capitalization. The seventh PSO tranche may be earned only upon significant growth in Oracle’s stock price. None of the goals were satisfied in fiscal 2018, and thus no portion of the PSOs have been earned to date.

NEO compensation should be reduced

Significant Decrease in Equity Compensation Value. The PSOs will result in a decrease in equity compensation value for the grantees. When the grant date fair value of the PSOs is annualized over the five-year performance period, it represents a 47% decrease from the value of the fiscal 2017 equity awards granted to each of Mr. Ellison, Ms. Catz and Mr. Hurd and a 59% decrease from the value of the fiscal 2017 equity awards granted to Mr. Kurian.

Long-term equity awards should have a minimum three-year performance period

Five-Year Performance Period. The PSOs may be earned over a five-year performance period. The PSOs were granted with the expectation that no additional equity awards will be granted to Mr. Ellison, Ms. Catz, Mr. Hurd and Mr. Kurian until 2022 at the earliest.

2018 Annual Meeting of Stockholders     3

Executive Compensation Highlights

Significant Fiscal 2018 Compensation Changes in Response to Stockholder Feedback

In fiscal 2018, Mr. Ellison, Ms. Catz, Mr. Hurd and Mr. Kurian each received an equity award consisting entirely of PSOs that may be earned only upon the attainment of rigorous stock price, market capitalization and operational performance goals over a five-year performance period. When the grant date fair value of the PSOs is annualized over the five-year performance period, it represents a 47% decrease from the value of the fiscal 2017 equity awards granted to each of Mr. Ellison, Ms. Catz and Mr. Hurd and a 59% decrease from the value of the fiscal 2017 equity awards granted to Mr. Kurian.

Grant Date Fair Value of CTO and CEO Long-Term Incentive Compensation Grant date fair value of FY17 PSUs and time-vesting options Grant date fair value of FY18 PSOs annualized over five years*

*  Accounting grant date fair value of tranches that are deemed probable of achievement based on analysis conducted by an independent outside advisor.

Elements of Fiscal 2018 Compensation Mr. Ellison, Ms. Catz, Mr. Hurd and Mr. Kurian Performance-Based Compensation 98.9% Bonus 3.6% All Other Compensation 0.4% Base Salary 0.7%

Emphasis on Performance-Based Compensation

In fiscal 2018, an average of 98.9% of the total compensation (as reported in the Summary Compensation Table on page 42) of Mr. Ellison, Ms. Catz, Mr. Hurd and Mr. Kurian was performance-based.

See pages 31 to 35 for details regarding the elements of our NEOs’ compensation in fiscal 2018.

Compensation Best Practices

Best Practices We Employ

   High proportion of NEO compensation is performance-based and at-risk

   Annual risk assessment of compensation programs

   Caps on maximum payout of bonuses and performance-based equity awards

   Independent compensation consultant and independent compensation committee

   Compensation recovery (clawback) policy for cash bonuses in the event of a financial restatement

   Modest dilution rates from equity awards

   Robust stock ownership guidelines

Practices We Avoid

   No severance benefit plans or agreements except as provided under our equity incentive plan to employees generally or as required by law

   No single-trigger change in control vesting of equity awards

   No change in control acceleration of performance-based cash bonuses

   No minimum guaranteed vesting for performance-based equity awards

   No discretionary cash bonuses for NEOs

   No tax gross-ups for NEOs

   No payout or settlement of dividends and dividend equivalents on unvested equity awards

   No supplemental executive retirement plans, executive pensions or excessive retirement benefits

   No repricing, cash-out or exchange of “underwater” stock options without stockholder approval

4     2018 Annual Meeting of Stockholders

PROXY STATEMENT

We are providing these proxy materials in connection with Oracle Corporation’s 2018 Annual Meeting of Stockholders (the Annual Meeting). The Notice of Internet Availability of Proxy Materials (the Notice), this proxy statement and the accompanying proxy card or voting instruction card, including an Internet link to our most recently filed Annual Report on Form 10-K, were first made available to stockholders on or about September 26, 2018. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

HOW DO I VOTE?

Your vote is important. You may vote on the Internet, by telephone, by mail or by attending the Annual Meeting and voting by ballot, all as described below. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card or voting instruction card. Telephone and Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Time, on November 13, 2018.

Vote on the Internet

If you are a stockholder of record, you may submit your proxy by going to www.voteproxy.com and following the instructions provided in the Notice. If you requested printed proxy materials, you may follow the instructions provided with your proxy materials and on your proxy card. If your shares are held with a broker, you will need to go to the website provided on your Notice or voting instruction card. Have your Notice, proxy card or voting instruction card in hand when you access the voting website. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials.

Vote by Telephone

If you are a stockholder of record, you can also vote by telephone by dialing 1-800-PROXIES (1-800-776-9437). If your shares are held with a broker, you can vote by telephone by dialing the number specified on your voting instruction card. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded. Have your proxy card or voting instruction card in hand when you call.

Vote by Mail

If you have requested printed proxy materials, you may choose to vote by mail, by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided. If the envelope is missing and you are a stockholder of record, please mail your completed proxy card to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219. If the envelope is missing and your shares are held with a broker, please mail your completed voting instruction card to the address specified therein. Please allow sufficient time for mailing if you decide to vote by mail.

Please note that if you received a Notice, you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet and how to request paper copies of the proxy materials.

Voting at the Annual Meeting

The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the Annual Meeting and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the holder of record.

The shares voted electronically, telephonically, or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting.

2018 Annual Meeting of Stockholders     5

BOARD OF DIRECTORS

Nominees for Directors

Our Board of Directors (the Board) consists of 14 directors, 12 of whom stood for election at our last annual meeting of stockholders. The Board unanimously elected Charles W. Moorman IV and William G. Parrett as directors effective as of May 9, 2018, and Mr. Moorman and Mr. Parrett will stand for election at the Annual Meeting along with our other 12 directors. Mr. Moorman and Mr. Parrett were identified as potential directors by the Nomination and Governance Committee (the Governance Committee).

Director Qualifications

Our Corporate Governance Guidelines (described in detail in “Corporate Governance—Corporate Governance Guidelines” on page 17) contain Board membership qualifications that apply to Board nominees recommended by the Governance Committee. The Governance Committee strives for a mix of skills, experience and perspectives that will help create an outstanding, dynamic and effective Board. In selecting nominees, the Governance Committee assesses the independence, character and acumen of candidates and endeavors to collectively establish areas of core competency of the Board, including, among others, industry knowledge and experience; management, accounting and finance expertise; and demonstrated business judgment, leadership and strategic vision. The Governance Committee values diversity of backgrounds, experience, perspectives and leadership in different fields when identifying nominees. As noted in our Corporate Governance Guidelines, the Governance Committee is committed to actively seeking women and minority candidates for the pool from which director candidates are chosen.

The Governance Committee also takes director tenure into consideration when making director nomination decisions and believes that it is desirable to maintain a mix of longer-tenured, experienced directors and newer directors with fresh perspectives. The Governance Committee and the Board also believe that longer-tenured, experienced directors are a significant strength of the Board, given the large size of our company, the breadth of our product offerings and the international scope of our organization. See “Corporate Governance—Director Tenure, Board Refreshment and Diversity” on page 22 for more information.

Below we identify the key experiences, qualifications and skills our director nominees bring to the Board and that the Board considers important in light of Oracle’s businesses and industry.

•

Industry Knowledge and Experience. We seek to have directors with experience as executives or directors or in other leadership positions in the particular technology industries in which we compete because our success depends on developing and investing in innovative products and technologies. This experience is critical to the Board’s ability to understand our products and business, assess our competitive position within the technology industry and the strengths and weaknesses of our competitors, maintain awareness of technology trends and innovations, and evaluate potential acquisitions and our acquisition strategy.

•

Management, Accounting and Finance Expertise. We believe that an understanding of management practices, accounting, finance and financial reporting processes is important for our directors. We value management experience in our directors as it provides a practical understanding of organizations, processes, strategies, risk management and the methods to drive change and growth that permit the Board to, among other things, identify and recommend improvements to our business operations, sales and marketing approaches and product strategy. We also seek to have at least one director who qualifies as an audit committee financial expert, and we expect all of our directors to be financially knowledgeable.

•

Business Judgment, Leadership and Strategic Vision. We believe that directors with experience in significant leadership positions are commonly required to demonstrate excellent business judgment, leadership skills and strategic vision. We seek directors with these characteristics as they bring important insights to Board deliberations and processes.

The Board evaluates its own composition in the context of the diverse experiences and perspectives that the directors collectively bring to the boardroom. Their backgrounds provide the Board with vital insights in areas such as:

Finance and Accounting	Technology Industry	Cybersecurity and Risk Management	Mergers and Acquisitions
Operation of Global Organizations	Computer Science	Governmental Affairs and Regulation	Strategic Transformation
International Tax and Monetary Policy	Intellectual Property	Executive Leadership and Talent Development	Customer Perspective

6     2018 Annual Meeting of Stockholders

The experiences, qualifications and skills of each director that the Board considered in his or her nomination are included below the directors’ individual biographies on the following pages. The Board concluded that each nominee should serve as a director based on the specific experience and attributes listed below and the direct personal knowledge of each nominee’s previous service on the Board, including the insight and collegiality each nominee brings to the Board’s functions and deliberations. The age of each director is provided as of September 17, 2018, the record date for the Annual Meeting.

Jeffrey S. Berg
Independent Director Age: 71 Director since 1997 Board Committees: Independence (Chair), Finance and Audit, Governance

Mr. Berg has been an agent in the entertainment industry for over 40 years. Mr. Berg has served as Chairman of Northside Services, LLC, a media and entertainment advisory firm, since May 2015. Mr. Berg was Chairman of Resolution, a talent and literary agency he founded, from January 2013 until April 2015. Between 1985 and 2012, he was the Chairman and CEO of International Creative Management, Inc. (ICM), a talent agency for the entertainment industry. He has served as Co-Chair of California’s Council on Information Technology and was President of the Executive Board of the College of Letters and Sciences at the University of California at Berkeley. He previously served on the Board of Trustees of the Anderson School of Management at the University of California at Los Angeles.

Qualifications:    As the former CEO of ICM, Mr. Berg brings to the Board over 25 years of leadership experience running one of the world’s preeminent full service talent agencies in the entertainment industry. Mr. Berg’s prior experience as CEO and as a representative of some of the world’s most well-known celebrities offers the Board a unique perspective with respect to managing a global brand in rapidly changing industries and in management, compensation and operational matters.

Michael J. Boskin
Independent Director Age: 72 Director since 1994 Board Committees: Finance and Audit (Chair)

Dr. Boskin is the Tully M. Friedman Professor of Economics and Hoover Institution Senior Fellow at Stanford University, where he has been on the faculty since 1971. He is CEO and President of Boskin & Co., Inc., a consulting firm. He was Chairman of the President’s Council of Economic Advisers from February 1989 until January 1993. Dr. Boskin previously served as a director of Exxon Mobil Corporation.

Qualifications:    Dr. Boskin is recognized internationally for his research on world economic growth, tax and budget theory and policy, U.S. saving and consumption patterns and the implications of changing technology and demography on capital, labor, and product markets. He brings to the Board significant economic and financial expertise and provides the Board with a unique perspective on a number of challenges faced by Oracle due to its global operations, including, for example, questions regarding international tax and monetary policy, treasury functions, currency exposure and general economic and labor trends and risks. In addition, Dr. Boskin’s experience as CEO of his consultancy firm and as a director of another large, complex global organization provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

Safra A. Catz
Chief Executive Officer Age: 56 Director since 2001

Ms. Catz has been our CEO since September 2014. She served as our President from January 2004 to September 2014 and as our CFO most recently from April 2011 until September 2014. Ms. Catz was previously our CFO from November 2005 until September 2008 and our Interim CFO from April 2005 until July 2005. Prior to being named President, she held various other positions with us since joining Oracle in 1999. Ms. Catz is currently a director of The Walt Disney Company and previously served as a director of HSBC Holdings plc.

Qualifications:    In her current role at Oracle, Ms. Catz is primarily responsible for all operations at Oracle other than product development, sales and marketing, consulting, support and Oracle’s industry-specific global business units. Ms. Catz also leads the execution of our acquisition strategy and integration of acquired companies and products. Our Board benefits from Ms. Catz’s many years with Oracle and her unique expertise regarding Oracle’s strategic vision, management and operations. Prior to joining Oracle, Ms. Catz developed deep technology industry experience as a managing director with the investment banking firm Donaldson, Lufkin & Jenrette from 1986 to 1999 covering the technology industry. With this experience, Ms. Catz brings valuable insight regarding the technology industry generally, and in particular in the execution of our acquisition strategy. In addition, Ms. Catz’s service as a director of other large, complex global organizations provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

2018 Annual Meeting of Stockholders     7

Bruce R. Chizen
Independent Director Age: 63 Director since 2008 Board Committees: Governance (Chair), Finance and Audit

Mr. Chizen is currently an independent consultant and has served as Senior Adviser to Permira Advisers LLP, a private equity firm, since July 2008, and as a Venture Partner at Voyager Capital, a venture capital firm, since August 2009. He has also served as an Operating Partner for Permira Growth Opportunities, a private equity fund, since June 2018. From 1994 to 2008, Mr. Chizen served in a number of positions at Adobe Systems Incorporated, a provider of design, imaging and publishing software, including CEO (2000 to 2007), President (2000 to 2005), acting CFO (2006 to 2007) and strategic adviser (2007 to 2008). Mr. Chizen currently serves as a director of Synopsys, Inc.

Qualifications:    As the former CEO of Adobe, Mr. Chizen brings to the Board first-hand experience in successfully leading and managing a large, complex global organization in the technology industry. In particular, Mr. Chizen’s experience in heading the extension of Adobe’s product leadership provides the Board with a perspective applicable to challenges faced by Oracle. In addition, Mr. Chizen’s current roles at Permira and Voyager require him to be very familiar with companies driven by information technology or intellectual property, which provides the Board with valuable insights in its deliberations regarding Oracle’s acquisition and product strategies. The Board also benefits from Mr. Chizen’s financial expertise and significant audit and financial reporting knowledge, including his experience as the former acting CFO of Adobe. Mr. Chizen’s service as a director of a large, complex global organization, as well as smaller private companies, provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

George H. Conrades
Independent Director Age: 79 Director since 2008 Board Committees: Compensation (Chair), Independence

Mr. Conrades has served as an Executive Adviser to Akamai Technologies, Inc., a content delivery network services provider for media and software delivery and cloud security solutions, since June 2018. He previously served as Akamai’s CEO from 1999 to 2005 and Chairman from 1999 to March 2018. Mr. Conrades currently serves as a Managing Partner at Longfellow Venture Partners, a private venture fund advising and investing in early stage healthcare and technology companies. He also served as a Venture Partner at Polaris Venture Partners, an early stage investment company, from 1998 to 2012 and is currently Partner Emeritus. Mr. Conrades previously served as a director of Akamai Technologies, Inc., Ironwood Pharmaceuticals, Inc. and Harley-Davidson, Inc.

Qualifications:    As the former CEO of Akamai, Mr. Conrades brings to the Board first-hand experience in successfully leading and managing a large, complex global organization in the technology industry. Mr. Conrades’ experience provides the Board with a perspective applicable to challenges faced by Oracle. In addition, Mr. Conrades’ current role at Longfellow Venture Partners requires him to be very familiar with growth companies, including those driven by information technology or intellectual property, which provides the Board with valuable insights in its deliberations regarding Oracle’s acquisition and product strategies. Mr. Conrades’ service as a director of large, complex global organizations, as well as smaller private companies, provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

Lawrence J. Ellison
Chairman, Chief Technology Officer and Founder Age: 74 Director since 1977

Mr. Ellison has been our Chairman of the Board and CTO since September 2014. Mr. Ellison served as our CEO from June 1977, when he founded Oracle, until September 2014. He previously served as our Chairman of the Board from May 1995 to January 2004.

Qualifications:    Mr. Ellison is Oracle’s founder and served as our CEO since we commenced operations in June 1977 through September 2014. He is widely regarded as a technology visionary and one of the world’s most successful business executives. Mr. Ellison’s familiarity with and knowledge of our technologies and product offerings are unmatched. He continues to lead and oversee our product engineering, technology development and strategy. For over 40 years he has successfully steered Oracle in new strategic directions in order to adapt to and stay ahead of our competition and changing industry trends. Mr. Ellison is our largest stockholder, beneficially owning approximately 31% of the outstanding shares of our common stock, directly aligning his interests with those of all of our stockholders.

8     2018 Annual Meeting of Stockholders

Hector Garcia-Molina
Independent Director Age: 64 Director since 2001 Board Committees: Independence

Mr. Garcia-Molina has been the Leonard Bosack and Sandra Lerner Professor in the Departments of Computer Science and Electrical Engineering at Stanford University since October 1995 and served as Chairman of the Department of Computer Science from January 2001 to December 2004. He has been a professor at Stanford University since January 1992 and a professor emeritus since January 2018. From August 1994 until December 1997, he was the Director of the Computer Systems Laboratory at Stanford University.

Qualifications:    Widely regarded as an expert in computer science, Mr. Garcia-Molina brings to the Board significant technical expertise in the fields of computer science, generally, and database technology, specifically. He is the author of numerous books, journal articles, papers and reports documenting his research on a variety of technology subjects, including distributed computing systems, digital libraries and database systems. Mr. Garcia-Molina is a Fellow of the Association for Computing Machinery and the American Academy of Arts and Sciences and from 1997 to 2001 was a member of the President’s Information Technology Advisory Committee. He also serves as a Venture Advisor for Onset Ventures and is a member of technical advisory boards of numerous private companies. In these roles, and as a former director of other public companies, Mr. Garcia-Molina has helped oversee the strategy and operations of other technology companies and brings a valuable technical and industry-specific perspective to the Board’s consideration of Oracle’s product strategy, competitive positioning and technology trends.

Jeffrey O. Henley
Vice Chairman Age: 73 Director since 1995

Mr. Henley has served as our Vice Chairman of the Board since September 2014. Mr. Henley previously served as our Chairman of the Board from January 2004 to September 2014. He served as our Executive Vice President and CFO from March 1991 to July 2004.

Qualifications:    Our Board benefits from Mr. Henley’s many years with Oracle and his significant expertise and knowledge regarding our strategic vision, management and operations. Mr. Henley meets regularly with significant Oracle customers and is instrumental in closing major commercial transactions worldwide. This role allows Mr. Henley to remain close to our customers and the technology industry generally. Mr. Henley also brings to the Board significant financial and accounting expertise from his service as our former CFO and in other finance positions prior to joining Oracle.

Mark V. Hurd
Chief Executive Officer Age: 61 Director since 2010

Mr. Hurd has been our CEO since September 2014. He served as our President from September 2010 to September 2014. Prior to joining us, he served as Chairman of the Board of Directors of Hewlett-Packard Company from September 2006 to August 2010 and as CEO, President and a member of the Board of Directors of Hewlett-Packard Company from April 2005 to August 2010.

Qualifications:    In his current role at Oracle, Mr. Hurd is responsible for sales and marketing, consulting, support and Oracle’s industry-specific global business units. Our Board benefits from Mr. Hurd’s insight as he guides Oracle’s sales and marketing efforts, manages our support and consulting organizations and acts as a primary contact for our customers. As the former CEO of Hewlett-Packard Company and NCR Corporation, Mr. Hurd brings to the Board first-hand experience in successfully leading and managing large, complex global sales, support and consulting organizations in the technology industry. In addition, Mr. Hurd’s prior experience as Chairman of Hewlett-Packard Company’s board and as a director of another large, public company provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

Renée J. James
Non-Employee Director Age: 54 Director since 2015

Ms. James has served as Chairman and CEO of Ampere Computing, which produces high-performance processors for compute, storage, and other cloud computing needs, since October 2017. Ms. James also has served as an Operating Executive for The Carlyle Group, a global alternative asset manager, since February 2016. In her role with Carlyle, Ms. James evaluates new technology investments for the firm and advises portfolio companies on their strategic direction and operational efficiency. In January 2016, Ms. James concluded a 28-year career with Intel Corporation, where she most recently served as President. Ms. James is Chair of the National Security Telecommunications Advisory Committee to the President of the United States. She also serves as a director of Citigroup Inc., Sabre Corporation and Vodafone Group Plc.

Qualifications:    As a seasoned technology executive, Ms. James brings to the Board extensive, international experience managing large, complex global operations in the technology industry. In her distinguished career at Intel, Ms. James held a variety of positions in research and development leadership in both software and hardware and the management of global manufacturing. Our Board benefits from the leadership, industry and technical expertise Ms. James acquired at Ampere and Intel and through her service on the boards of public and private companies in the technology and financial services industries. In addition, Ms. James brings to the Board expansive knowledge of cybersecurity gained through the positions she has held at Intel and as Chair of the National Security Telecommunications Advisory Committee to the President of the United States.

2018 Annual Meeting of Stockholders     9

Charles W. Moorman IV
Independent Director Age: 66 Director since 2018 Board Committees: Compensation

Mr. Moorman is currently a Senior Advisor to Amtrak, where he previously served as President and CEO from August 2016 until January 2018. Mr. Moorman was previously CEO (from 2005 to 2015) and Chairman (from 2006 to 2015) of Norfolk Southern Corporation, a transportation company. From 1975 to 2005, he held various positions in operations, information technology, and human resources at Norfolk Southern Corporation. Mr. Moorman serves as a director of Chevron Corporation and Duke Energy Corporation, and previously served as a director of Norfolk Southern Corporation.

Qualifications:    As the former CEO of Norfolk Southern Corporation, Mr. Moorman brings to the Board extensive experience leading and managing the operations of a large, complex Fortune 500 company. Mr. Moorman’s forty-year career with Norfolk Southern included numerous senior management and executive positions requiring expertise in engineering, technology, finance and risk management. Mr. Moorman also brings to the Board significant regulatory expertise and familiarity with environmental affairs gained through his leadership roles at both Amtrak and Norfolk Southern. In addition, Mr. Moorman’s service as a director of other large public companies provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

Leon E. Panetta
Independent Director Age: 80 Director since 2015 Board Committees: Compensation, Governance

Secretary Panetta served as U.S. Secretary of Defense from 2011 to 2013 and as Director of the Central Intelligence Agency from 2009 to 2011. Prior to that time, Secretary Panetta was a member of the United States House of Representatives from 1977 to 1993, served as Director of the Office of Management and Budget from 1993 to 1994 and served as President Bill Clinton’s Chief of Staff from 1994 to 1997. He is the co-founder and Chairman of the Panetta Institute for Public Policy and currently serves as moderator of the Leon Panetta Lecture Series, a program he created. Secretary Panetta previously served as Distinguished Scholar to Chancellor Charles B. Reed of the California State University System and professor of public policy at Santa Clara University.

Qualifications:    With a distinguished record of public service at the highest levels of government, Secretary Panetta brings to the Board robust, first-hand knowledge of government affairs and public policy issues. Secretary Panetta’s 16 years of experience in the U.S. House of Representatives and service in the administrations of two U.S. Presidents allow him to advise the Board on a wide range of issues related to Oracle’s interactions with governmental entities. In addition, Secretary Panetta’s service as a leader of large and complex government institutions, including the U.S. Department of Defense, the Central Intelligence Agency and the Office of Management and Budget, provides the Board with important perspectives on Oracle’s operational practices and processes, as well as risk management and oversight.

William G. Parrett
Independent Director Age: 73 Director since 2018 Board Committees: Finance and Audit

Mr. Parrett served as the CEO of Deloitte Touche Tohmatsu, a multinational professional services network, from 2003 until 2007. He joined Deloitte in 1967 and served in a series of roles of increasing responsibility until his retirement in 2007. Mr. Parrett serves as a director of The Blackstone Group L.P., the Eastman Kodak Company and Conduent Inc. He previously served as a director of Thermo Fisher Scientific Inc., UBS Group AG and iGate Corporation. Mr. Parrett is a Certified Public Accountant with an active license.

Qualifications:    As the former CEO of Deloitte Touche Tohmatsu, Mr. Parrett brings to the Board significant experience leading and managing the operations of a large, complex global organization. Mr. Parrett is highly skilled in the fields of auditing, accounting and internal controls, and risk management, and he brings valuable financial expertise to the Board. In addition, Mr. Parrett’s service as a director of other public companies in the technology and financial services sectors provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

Naomi O. Seligman
Independent Director Age: 80 Director since 2005 Board Committees: Compensation (Vice Chair)

Ms. Seligman is a senior partner at Ostriker von Simson, Inc., a technology research firm which chairs the CIO Strategy Exchange. Since 1999, this forum has brought together senior executives in four vital quadrants of the IT sector. From 1977 until June 1999, Ms. Seligman served as a co-founder and senior partner of the Research Board, Inc., a private sector institution sponsored by 100 chief information officers from major global corporations. She also currently serves as a director of Akamai Technologies, Inc. Ms. Seligman previously served as a director of iGate Corporation and The Dun & Bradstreet Corporation.

Qualifications:    As a senior partner at Ostriker von Simson, Inc. and co-partner of the CIO Strategy Exchange, and in her prior role as a co-founder and senior partner of the Research Board, Ms. Seligman is recognized as a thought leader in the technology industry. Ms. Seligman also serves as an independent advisor to some of the largest multinational corporations where she helps oversee global strategy and operations, which provides our Board with important perspectives in its evaluation of Oracle’s practices and processes. The Board also benefits from Ms. Seligman’s unique experience and customer-focused perspective and the valuable insights gained from the senior-level relationships she maintains throughout the technology industry.

10     2018 Annual Meeting of Stockholders

Recommendations of Director Candidates

The Governance Committee will consider all properly submitted candidates recommended by stockholders for Board membership. Our Corporate Governance Guidelines (available on our website at www.oracle.com/goto/corpgov) set forth the Governance Committee’s policy regarding the consideration of all properly submitted candidates recommended by stockholders as well as candidates recommended by current Board members and others.

Any stockholder wishing to recommend a candidate for consideration for nomination by the Governance Committee must provide a written notice to the Corporate Secretary of Oracle at 500 Oracle Parkway, Mailstop 5op7, Redwood City, California 94065, or by email (Corporate_Secretary@oracle.com) with a confirmation copy sent by mail. The written notice must include the candidate’s name, biographical data and qualifications and a written consent from the candidate agreeing to be named as a nominee and to serve as a director if nominated and elected. By following these procedures, a stockholder will ensure the Governance Committee’s consideration of a submitted candidate. However, there is no guarantee that the candidate will be nominated.

Potential candidates for directors are generally suggested to the Governance Committee by current Board members and stockholders and are evaluated at meetings of the Governance Committee. In evaluating such candidates, every effort is made to complement and strengthen skills within the existing Board. The Governance Committee seeks Board approval of the final candidates recommended by the Governance Committee. The same identifying and evaluating procedures apply to all candidates for director, whether submitted by stockholders or otherwise.

Information regarding procedures for the stockholder submission of director nominations to be considered at our next annual meeting of stockholders may be found in “Corporate Governance—Proxy Access and Director Nominations” on page 18 and “Stockholder Proposals for the 2019 Annual Meeting” on page 66.

Board Meetings

Our business, property and affairs are managed under the direction of the Board. Members of the Board are kept informed of our business through discussions with our Chairman, Vice Chairman, CEOs, General Counsel, Corporate Secretary and other officers and employees, by reviewing materials provided to them, by visiting our offices and by participating in meetings of the Board and its committees.

During fiscal 2018, the Board met seven times (four regularly scheduled meetings and three special meetings). Each director attended at least 75% of all Board and applicable committee meetings in fiscal 2018. Board members are expected to attend our annual meeting of stockholders, and all of our directors serving on the Board at the time of our last annual meeting of stockholders in November 2017 attended that meeting.

Committees, Membership and Meetings

The current standing committees of the Board are the Finance and Audit Committee (F&A Committee), the Nomination and Governance Committee (Governance Committee), the Compensation Committee and the Committee on Independence Issues (Independence Committee).

Number of Board and Committee Meetings Fiscal 2018 Compensation 11 Finance and Audit 9 Board 7 Governance 6 Independence 5

Each committee reviews its charter at least annually, or more frequently as legislative and regulatory developments and business circumstances warrant. Each of the committees may make additional recommendations to our Board for revision of its charter to reflect evolving best practices. The charters for the F&A, Governance, Compensation and Independence Committees are posted on our website at www.oracle.com/goto/corpgov.

2018 Annual Meeting of Stockholders     11

Committee Membership

The table below identifies committee membership as of September 17, 2018, the record date of the Annual Meeting.

Director	Finance and Audit	Compensation	Governance	Independence
Jeffrey S. Berg				Chair
Michael J. Boskin	Chair
Safra A. Catz
Bruce R. Chizen			Chair
George H. Conrades		Chair
Lawrence J. Ellison
Hector Garcia-Molina
Jeffrey O. Henley
Mark V. Hurd
Renée J. James
Charles W. Moorman IV
Leon E. Panetta
William G. Parrett
Naomi O. Seligman		Vice Chair

The Board has determined that all directors who served during fiscal 2018 on the Compensation, F&A, Governance and Independence Committees were independent under the applicable New York Stock Exchange (NYSE) listing standards during the periods they served on those committees. The Board has also determined that all directors who served during fiscal 2018 on the Compensation and F&A Committees satisfied the applicable NYSE and U.S. Securities and Exchange Commission (SEC) heightened independence standards for members of compensation and audit committees during the periods they served on those committees. See “Corporate Governance—Board of Directors and Director Independence” on page 21 for more information.

The Finance and Audit Committee

The F&A Committee oversees our accounting and financial reporting processes and the audit and integrity of our financial statements, assists the Board in fulfilling its oversight responsibilities regarding audit, finance, accounting, cybersecurity, tax and legal compliance and risk, and evaluates merger and acquisition transactions and investment transactions proposed by management. In particular, the F&A Committee is responsible for overseeing the engagement, independence, compensation, retention and services of our independent registered public accounting firm. The F&A Committee’s primary responsibilities and duties are to:

•	act as an independent and objective party to monitor our financial reporting process and internal control over financial reporting;

•	review and appraise the audit efforts of our independent registered public accounting firm;

•	receive regular updates from our internal audit department regarding our internal audit plan and compliance with various policies and operational processes across all lines of business;

•	evaluate our quarterly financial performance at earnings review meetings;

•	oversee management’s establishment and enforcement of financial policies and business practices;

•	oversee our compliance with laws and regulations and our Code of Ethics and Business Conduct;

•

provide an open avenue of communication between the Board and the independent registered public accounting firm, General Counsel, financial and senior management, Chief Compliance & Ethics Officer and internal audit department;

•	review and, if within its delegated range of authority, approve merger and acquisition and financial transactions proposed by our management; and

•	produce the Report of the Finance and Audit Committee of the Board, included elsewhere in this proxy statement, as required by SEC rules.

The F&A Committee held executive sessions with our independent registered public accounting firm on five occasions in fiscal 2018. The Board has determined that Dr. Boskin and Mr. Parrett each qualify as an “audit committee financial expert” as defined by SEC rules.

12     2018 Annual Meeting of Stockholders

The Compensation Committee

The primary functions of the Compensation Committee are to:

•	review and set all compensation arrangements, including, as applicable, base salaries, bonuses and equity awards, of our CEOs and our other executive officers;

•	review and approve non-employee director compensation, subject to ratification by the Board;

•	lead the Board in its evaluation of the performance of our CEOs;

•

review and discuss the Compensation Discussion and Analysis (CD&A) portion of our proxy statement with management and determine whether to recommend to the Board that the CD&A be included in our proxy statement;

•	review the Compensation Committee Report for inclusion in our proxy statement, as required by SEC rules;

•	review, approve and administer our stock plans, and approve equity awards to certain participants;

•

assess the risks associated with our compensation practices, policies and programs applicable to our employees to determine whether such risks are appropriate or reasonably likely to have a material adverse effect on Oracle; and

•	oversee our 401(k) Plan Committee and amend the Oracle Corporation 401(k) Savings and Investment Plan (the 401(k) Plan) when appropriate.

The Compensation Committee helps us attract and retain talented executive personnel in a competitive market. In determining any component of executive or director compensation, the Compensation Committee considers the aggregate amounts and mix of all components in its decisions. Our legal department and human resources department support the Compensation Committee in its work. For additional details regarding the Compensation Committee’s role in determining executive compensation, including its engagement of an independent compensation consultant, refer to “Executive Compensation—Compensation Discussion and Analysis” beginning on page 26. See “Executive Compensation—Compensation Discussion and Analysis—Other Compensation Policies—Equity Awards and Grant Administration” on page 40 for a discussion of the Compensation Committee’s role as the administrator of our stock plans and for a discussion of our policies and practices regarding the grant of our equity awards.

Risk Assessment of Compensation Policies and Practices

The Compensation Committee, in consultation with management and Compensia, Inc., the committee’s independent compensation consultant, has assessed the compensation policies and practices applicable to our executive officers and other employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on Oracle. The Compensation Committee conducts this assessment annually.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has ever been an officer or employee of Oracle or of any of our subsidiaries or affiliates. During the last fiscal year, none of our executive officers served on the board of directors or on the compensation committee of any other entity, any officers of which served either on our Board or on our Compensation Committee.

The Nomination and Governance Committee

The Governance Committee has responsibility for monitoring corporate governance matters, including periodically reviewing the composition and performance of the Board and its committees (including reviewing the performance of individual directors), reviewing and assessing the adequacy of our policies, plans and procedures regarding succession planning, and overseeing our Corporate Governance Guidelines. The Governance Committee also considers and recommends qualified candidates for election to the Board.

The Committee on Independence Issues

The Independence Committee is charged with reviewing and approving individual transactions, or a series of related transactions, involving amounts in excess of $120,000 between us (or any of our subsidiaries) and any of our affiliates, such as an executive officer, director or owner of 5% or more of our common stock. The Independence Committee’s efforts are intended to ensure that each proposed related person transaction is on terms that, when taken as a whole, are fair to us. If any member of the Independence Committee would derive a direct or indirect benefit from a proposed transaction, he or she is excused from the review and approval process with regard to that transaction. The role of the Independence Committee also encompasses monitoring of related person relationships as well as reviewing proposed transactions and other matters for potential conflicts of interest and possible corporate opportunities in accordance with our Global Conflict of Interest Policy. The Independence Committee also evaluates the independence of each non-employee director as defined by NYSE listing standards.

2018 Annual Meeting of Stockholders     13

Director Compensation

Highlights

•	Annual and initial equity awards capped at a maximum dollar value (effective May 31, 2018)

•	Per-meeting fees eliminated (effective June 1, 2018)

•	Emphasis on equity to align director compensation with our stockholders’ long-term interests

•	No retirement benefits or perquisites

•	Robust stock ownership guidelines (see page 20 for details)

Overview

Our directors play a critical role in guiding our strategic direction and overseeing the management of Oracle. Ongoing developments in corporate governance, executive compensation and financial reporting have resulted in increased demand for highly qualified and productive public company directors. In addition, Oracle’s active acquisition program and expansion into new lines of business demand substantial time commitments from our directors.

These considerable time commitments and the many responsibilities and risks of being a director of a public company of Oracle’s size, complexity and profile require that we provide reasonable incentives for our non-employee directors’ continued performance by paying compensation commensurate with their qualifications and significant workload. Our non-employee directors are compensated based on their respective levels of Board participation and responsibilities, including service on Board committees. Our non-employee directors display a high level of commitment and flexibility in their service to Oracle. Several of our directors serve on more than one committee. In addition to engaging with our senior management, our non-employee directors personally attend and participate in important customer and employee events, such as Oracle OpenWorld and Oracle President’s Council forums, and meet with our stockholders throughout the year to better understand and respond to their concerns and perspectives. Annual cash retainers and equity awards granted to our non-employee directors are intended to correlate with the qualifications, responsibilities and time commitments of each such director.

Our employee directors, Mr. Ellison, Ms. Catz, Mr. Hurd and Mr. Henley, receive no separate compensation for serving as directors of Oracle.

Reductions in Director Compensation

In fiscal 2016, the Board approved significant reductions to the non-employee director compensation structure, which contributed to an average reduction of 24% in the total value of our non-employee directors’ compensation in fiscal 2016 compared to fiscal 2015.

In fiscal 2018, the Board approved further reductions to compensation paid to non-employee directors, including:

•	per meeting fees were eliminated effective June 1, 2018; and

•

annual director equity awards and initial equity awards for new directors were capped at a maximum dollar value effective May 31, 2018 (previously, such awards were set at a fixed number of shares). Specifically:

•	annual and initial equity awards for Board service were capped at a maximum value of $400,000; and

•	annual committee chair equity awards were capped as follows, resulting in a significant reduction in value compared to the value of the equity awards granted in fiscal 2017:

Grant Type	New Maximum Value	% Reduction from Fiscal 2017 Equity Award Value (1)
F&A and Compensation Committee Chair	$200,000	48%
Governance and Independence Committee Chair	$ 65,000	49%

(1)

Reflects the reduction in value of the fiscal 2018 committee chair equity awards compared to the value of the fiscal 2017 committee chair equity awards. The value of the fiscal 2017 committee chair equity awards was calculated using the closing price of Oracle common stock on the date of grant in fiscal 2017 ($45.39 per share).

14     2018 Annual Meeting of Stockholders

Cash Retainer and Meeting Fees for Directors

In fiscal 2018, each of our non-employee directors received (1) an annual cash retainer fee of $52,500 for serving as a director of Oracle (prorated for directors who did not serve on the Board for the full fiscal year) and (2) each of the applicable retainer fees set forth in the table to the right for serving as a chair or as a member of one or more of the committees of the Board (prorated for directors who served as chairs or committee members for less than the full fiscal year).

Annual Committee Member Retainer Fees
F&A and Compensation Committees	$25,000
Governance and Independence Committees	$15,000

Additional Annual Retainer Fees for Committee Chairs
F&A and Compensation Committees	$25,000
Governance and Independence Committees	$15,000

In fiscal 2018, our non-employee directors also received the following per-meeting fees:

•

$3,000 per meeting for regular Board meetings, F&A Committee meetings (other than earnings review meetings) and Compensation Committee meetings (other than equity award meetings, where no meeting fee is paid); and

•	$2,000 per meeting for special Board meetings, F&A Committee earnings review meetings, and Governance Committee and Independence Committee meetings.

As noted above, the Board eliminated these per-meeting fees effective June 1, 2018.

Annual Equity Grant for Directors

Non-employee directors also participate in our Amended and Restated 1993 Directors’ Stock Plan (the Directors’ Stock Plan), which sets forth stockholder-approved limits on annual equity awards for service on the Board and as a committee chair. The annual equity awards are granted on May 31 of each year. Committee chair equity awards are prorated for chairs who served for less than the full fiscal year.

As described above, the Board approved changes to our non-employee director compensation program in fiscal 2018, including reductions in the size of equity awards. Specifically, the Board determined that each equity award will be limited to the lesser of the stockholder-approved limits set forth in the Directors’ Stock Plan or a specified maximum dollar value. Below is a summary of the stockholder-approved limits on annual equity awards set forth in the Directors’ Stock Plan, the new maximum dollar value limit on annual equity awards and the number of RSUs actually granted to directors on May 31, 2018.

Grant Type	Stockholder-Approved Equity Award Limits	Maximum Dollar Value Effective May 31, 2018	Equity Actually Granted on May 31, 2018 (1)		% Reduction from Stockholder-Approved Limits (4)
Board Annual Grant	45,000 options (or 11,250 RSUs)	$400,000	8,561 RSUs		24%
F&A Committee Chair	45,000 options (or 11,250 RSUs)	$200,000	4,280 RSUs		62%
F&A Committee Vice Chair	30,000 options (or 7,500 RSUs)	—	—	(2)	100%
Compensation Committee Chair	45,000 options (or 11,250 RSUs)	$200,000	2,497 RSUs	(3)	78%
Governance Committee Chair	15,000 options (or 3,750 RSUs)	$ 65,000	1,391 RSUs		63%
Independence Committee Chair	15,000 options (or 3,750 RSUs)	$ 65,000	1,391 RSUs		63%

(1)	Calculated by dividing the maximum dollar value by the closing price of Oracle common stock on the date of grant ($46.72 per share), rounding down to the nearest whole share.

(2)	The Board eliminated the annual equity award for service as F&A Committee Vice Chair in fiscal 2016.

(3)	Prorated for chair who served less than a full fiscal year. The award would have been 4,280 RSUs if the chair had served for the full fiscal year.

(4)	Percentage reduction in the number of RSUs actually granted on May 31, 2018 compared to stockholder-approved equity award limits.

The Directors’ Stock Plan provides that non-employee directors may receive grants of stock options or RSUs of an equivalent value, as determined on any reasonable basis by the Board, in lieu of all or some of the stock option limits set forth in the plan. The Board determined that a ratio of four stock options to one RSU should be used, consistent with its approach for equity awards granted to Oracle employees. The Board determined in April 2016 that all non-employee director equity awards will be delivered in the form of RSUs that vest on the first anniversary of the date of grant.

2018 Annual Meeting of Stockholders     15

Initial Equity Grant for New Directors

The Directors’ Stock Plan also provides for an initial equity award of not more than 45,000 stock options (or 11,250 RSUs) for new non-employee directors, prorated based upon the number of full calendar months remaining in the fiscal year of the director’s appointment. In accordance with the reductions to our non-employee director compensation effective as of May 31, 2018, any new non-employee director will receive an initial equity award equal to the lesser of 11,250 RSUs or RSUs with a total value of $400,000 (calculated by dividing the maximum dollar value by the closing price of Oracle common stock on the date of grant, rounding down to the nearest whole share), prorated based upon the number of full calendar months remaining in the fiscal year of the director’s appointment.

Fiscal 2018 Director Compensation Table

The following table provides summary information regarding the compensation we paid to our non-employee directors in fiscal 2018.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) (2) ($)	Total ($)
Jeffrey S. Berg	156,404	457,593	613,997
Michael J. Boskin	141,500	590,429	731,929
Bruce R. Chizen	150,500	457,593	608,093
George H. Conrades	154,404	508,447	662,851
Hector Garcia-Molina	93,500	393,635	487,135
Renée J. James	121,995	393,635	515,630
Charles W. Moorman IV	3,281	393,635	396,916
Leon E. Panetta	116,022	393,635	509,657
William G. Parrett	3,281	393,635	396,916
Naomi O. Seligman	113,500	393,635	507,135

(1)

The amounts reported in this column represent the aggregate grant date fair values of RSUs computed in accordance with the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC) Topic 718, Compensation-Stock Compensation (FASB ASC 718). The non-employee directors have not presently realized a financial benefit from these awards because none of the RSUs granted in fiscal 2018 have vested. For information on the valuation assumptions used in our stock-based compensation computations, see Note 13 to our consolidated financial statements in our Annual Report on Form 10-K for fiscal 2018.

(2)	The following table provides additional information concerning the stock awards (in the form of RSUs) and stock options held by our non-employee directors as of the last day of fiscal 2018.

Name	Total Unvested RSUs Outstanding at Fiscal 2018 Year End (#)	RSUs Granted During Fiscal 2018 (a) (#)	Total Option Awards Outstanding at Fiscal 2018 Year End (#)
Jeffrey S. Berg	11,359	9,952	285,000
Michael J. Boskin	15,654	12,841	450,000
Bruce R. Chizen	12,765	9,952	225,000
George H. Conrades	12,465	11,058	67,500
Hector Garcia-Molina	9,968	8,561	270,000
Renée J. James	9,733	8,561	9,375
Charles W. Moorman IV	8,561	8,561	—
Leon E. Panetta	9,968	8,561	37,500
William G. Parrett	8,561	8,561	—
Naomi O. Seligman	9,968	8,561	247,500

(a)	The RSUs reported in this column were granted on May 31, 2018 and vest on the first anniversary of the date of grant (May 31, 2019).

16     2018 Annual Meeting of Stockholders

CORPORATE GOVERNANCE

We regularly monitor developments in corporate governance and review our processes and procedures in light of such developments. As part of those efforts, we review federal laws affecting corporate governance, as well as rules adopted by the SEC and NYSE. We believe we have in place corporate governance procedures and practices that are designed to enhance our stockholders’ interests.

Corporate Governance Guidelines

The Board has approved Corporate Governance Guidelines for Oracle (the Guidelines). The Guidelines address the following matters:

•	director qualifications;

•	director majority voting policy;

•	director responsibilities, including risk oversight;

•	executive sessions and leadership roles;

•	conflicts of interest;

•	Board committees;

•	director access to officers and employees;
•	director compensation;

•	director orientation and continuing education;

•	director and executive officer stock ownership;

•	CEO evaluation;

•	stockholder communications with the Board; and

•	performance evaluation of the Board and its committees.

The Guidelines require that all members of the F&A, Compensation, Governance and Independence Committees must be independent, each in accordance with or as defined in the rules adopted by the SEC and NYSE. The Independence Committee and the Board make this determination annually for all non-employee directors.

The Board and each committee have the power to hire legal, accounting, financial or other outside advisors as they deem necessary in their best judgment without the need to obtain the prior approval of any officer of Oracle. Directors have full and free access to officers and employees of Oracle and may ask questions and conduct investigations as they deem appropriate to fulfill their duties.

Conflict of interest expectations for our non-employee directors are addressed in our Guidelines and provide that each non-employee director must:

•	annually disclose to our General Counsel all of his or her executive, employment, board of directors, advisory board or equivalent positions in other organizations;

•	disclose any such proposed positions with a public company before they become effective and any such positions with a private company promptly following his or her appointment to such entity; and

•	disclose any potential conflicts of interest that may arise from time to time with respect to matters under consideration of the Board.

The General Counsel must report all such disclosures to the Independence Committee, and the Board must consider such disclosures and other available information and take such actions as it considers appropriate. All directors are expected to comply with Oracle’s Code of Ethics and Business Conduct, except that for our non-employee directors, the provisions regarding conflicts of interest in the Guidelines supersede these same provisions in the Code of Ethics and Business Conduct.

The Guidelines provide for regular executive sessions to be held by non-employee directors. The Guidelines also provide that the Board or Oracle will establish or provide access to appropriate orientation programs or materials for the benefit of newly elected directors, including presentations from senior management and visits to Oracle’s facilities.

Under the Guidelines, the Board periodically evaluates the appropriate size of the Board and may make any changes it deems appropriate. The Compensation Committee is required under the Guidelines to conduct an annual review of our CEOs’ performance and compensation, and the Board reviews the Compensation Committee’s report to ensure the CEOs are providing the best leadership for Oracle in the short and long term.

The Guidelines are posted on, and we intend to disclose any future amendments to the Guidelines on, our website at www.oracle.com/goto/corpgov.

2018 Annual Meeting of Stockholders     17

Proxy Access and Director Nominations

In June 2016, the Board adopted amendments to our Bylaws to implement proxy access. Under our proxy access bylaw, a stockholder (or a group of up to 20 stockholders) owning at least 3% of Oracle’s outstanding shares continuously for at least three years may nominate and include in Oracle’s annual meeting proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the stockholders and the nominees satisfy the requirements specified in our Bylaws.

See “Stockholder Proposals for the 2019 Annual Meeting” on page 66 for information on the requirements for stockholders who wish to submit a director nomination for inclusion in our 2019 proxy statement or submit a director nomination to be presented at our 2019 annual meeting of stockholders (but not for inclusion in our proxy statement).

Majority Voting Policy

The Guidelines set forth our majority voting policy for directors, which states that, in an uncontested election, if any director nominee receives an equal or greater number of votes WITHHELD from his or her election as compared to votes FOR such election (a Majority Withheld Vote) and no successor has been elected at such meeting, the director nominee must tender his or her resignation following certification of the stockholder vote.

The Governance Committee must promptly consider the resignation offer and a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant, including, but not limited to:

•	the stated reasons, if any, why stockholders withheld their votes;

•	possible alternatives for curing the underlying cause of the withheld votes;

•	the director’s tenure;

•	the director’s qualifications;

•	the director’s past and expected future contributions to Oracle; and

•	the overall composition of the Board.

The Board will act on the Governance Committee’s recommendation within 90 days following certification of the stockholder vote. Thereafter, the Board will promptly publicly disclose in a report furnished to the SEC its decision regarding the tendered resignation, including its rationale for accepting or rejecting the tendered resignation. The Board may accept a director’s resignation or reject the resignation. If the Board accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board, in each case pursuant to our Bylaws. If a director’s resignation is not accepted by the Board, such director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.

Any director who tenders his or her resignation pursuant to this policy may not participate in the Governance Committee recommendation or Board action regarding whether to accept the resignation offer. However, if a majority of the members of the Governance Committee received a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote must appoint a committee among themselves to consider any resignation offers and recommend to the Board whether to accept such resignation offers.

Through this policy, the Board seeks to be accountable to all stockholders and respects the rights of stockholders to express their views through their votes for directors. However, the Board also deems it important to preserve sufficient flexibility to make sound evaluations based on the relevant circumstances in the event of a greater than or equal to 50% WITHHELD vote against a specific director. For example, the Board may wish to assess whether the sudden resignations of one or more directors would materially impair the effective functioning of the Board. The Board’s policy is intended to allow the Board to react to situations that could arise if the resignation of multiple directors would prevent a key committee from achieving a quorum. The policy also would allow the Board to assess whether a director was targeted for reasons unrelated to his or her Board performance at Oracle. The policy imposes a short time frame for the Board to consider a director nominee’s resignation.

18     2018 Annual Meeting of Stockholders

Prohibition on Speculative Transactions and Pledging Policy

Prohibition on Speculative Transactions. Our Insider Trading Policy prohibits all of our employees, including our executive officers, and our non-employee directors from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, short sales, puts, collars, straddles and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of Oracle securities.

Pledging Policy. In fiscal 2018, the Governance Committee and the Chair of the Compensation Committee met with independent advisers to review policies and procedures regarding pledging. In January 2018, the Governance Committee adopted a Policy on Pledging Oracle Securities (the Pledging Policy).

The Pledging Policy prohibits Oracle directors, executive officers and their immediate family members from:

•	holding Oracle securities in a margin account; and

•	pledging Oracle securities as collateral to secure or guarantee indebtedness, subject to two exceptions:

•	pledges of securities of a target company that are in place at the time Oracle acquires such company are permitted; and

•	Oracle’s founder may continue to pledge Oracle securities as collateral to secure or guarantee indebtedness, but he may not hold Oracle securities in a margin account.

The Pledging Policy also requires the Governance Committee to review all pledging arrangements, assess any risks to Oracle and its stockholders and report on the arrangements to the F&A Committee and the Board. The Pledging Policy provides that all pledges must comply with Oracle’s Insider Trading Policy and must be pre-cleared as specified in Oracle’s Trading Pre-clearance Procedures. The Governance Committee may periodically seek outside advice and counsel in connection with its oversight of pledging arrangements.

Review of Pledging Arrangements. As of September 17, 2018, Mr. Ellison, Oracle’s founder, Chairman, CTO and largest stockholder, had pledged 305,000,000 shares of Oracle common stock as collateral to secure certain personal indebtedness. Mr. Ellison’s pledged shares secure personal term loans only; none of his shares are pledged as collateral for margin accounts. The pledged shares are not used to shift or hedge any economic risk in owning Oracle common stock. No other executive officer or director holds shares of Oracle common stock that have been pledged to secure any personal or other indebtedness.

Every fiscal quarter, the Governance Committee reviews Mr. Ellison’s pledging arrangements from a risk management perspective and provides a report to the F&A Committee and the Board. In accordance with the Pledging Policy, the Governance Committee considers the following when reviewing the pledging arrangements:

•	historical information and trends regarding Mr. Ellison’s pledging arrangements;

•	the key terms of the loans under which shares of Oracle common stock have been pledged as collateral;

•	the magnitude of the aggregate number of shares of Oracle common stock that are pledged in relation to:

•	the total number of shares of Oracle common stock outstanding; and

•	the total number of shares of Oracle common stock owned by Mr. Ellison;

•	the market value of Oracle common stock;

•	Mr. Ellison’s independent ability to repay any loans without recourse to the already-pledged shares; and

•	any other relevant factors.

Board and Committee Performance Evaluations

The Board and each of its committees conduct annual self-evaluations to determine whether they are functioning effectively and whether any changes are necessary to improve their performance. Every year, the Chair of the Governance Committee and other members of the Governance Committee interview each director and certain members of management to obtain his or her assessment of the effectiveness of the Board and the committees, director performance and Board dynamics. The Chair of the Governance Committee then reports the results of these interviews at meetings of the Governance Committee and the Board, where the results are discussed. In addition, the chair of each committee guides an annual committee self-evaluation discussion among the committee members. The results of the committee self-evaluations are also reported to the Board for review and discussion.

2018 Annual Meeting of Stockholders     19

Stock Ownership Guidelines for Directors and Senior Officers

Non-employee directors and senior officers are required to own shares of Oracle common stock. The Governance Committee sets and periodically reviews and makes changes to these ownership requirements, which we refer to as the Stock Ownership Guidelines. The current Stock Ownership Guidelines were adopted in July 2011 and amended in April 2015. We believe all of our non-employee directors and senior officers are currently in compliance with the Stock Ownership Guidelines.

Under the Stock Ownership Guidelines, our non-employee directors and senior officers must own the following number of shares of Oracle common stock within five years from the date such person became a director or senior officer:

Title	Minimum Number of Shares
Chairman and Chief Technology Officer	250,000
Chief Executive Officers	250,000
Presidents	100,000
Executive Vice Presidents who are Section 16 Officers	50,000
All other Executive Vice Presidents	25,000
All other Section 16 Officers	10,000
Non-employee directors	10,000

Each person promoted from within the senior officer positions has one year from the date of his or her promotion to comply with any increased ownership requirement. Shares of Oracle common stock counted toward satisfying the Stock Ownership Guidelines include any shares held directly or through a trust or broker; shares held by a spouse; shares held through our 401(k) Plan and our Oracle Corporation Employee Stock Purchase Plan (the ESPP); and shares underlying vested but unexercised stock options, with 50% of the “in-the-money” value of such options being used for this calculation. Full-value awards, including RSUs and PSUs, do not count toward the Stock Ownership Guidelines until they vest.

Board Leadership Structure

The roles of Board Chair and CEO are currently filled by separate individuals. Since September 2014, Mr. Ellison has served as our Chairman, and Ms. Catz and Mr. Hurd have served as our CEOs. Previously, Mr. Henley served as Chairman and Mr. Ellison served as CEO.

The Board believes that the separation of the offices of the Chair and CEOs is appropriate at this time because it allows our CEOs to focus primarily on Oracle’s business strategy, operations and corporate vision. However, as described in further detail in our Guidelines, the Board does not have a policy mandating the separation of the roles of Chair and CEO. The Board elects our Chair and our CEOs, and each of these positions may be held by the same person or by different people. We believe it is important that the Board retain flexibility to determine whether these roles should be separate or combined based upon the Board’s assessment of the company’s needs and Oracle’s leadership at a given point in time.

We believe that independent and effective oversight of Oracle’s business and affairs is maintained through the composition of the Board, the leadership of our independent directors and Board committees and our governance structures and processes already in place. The Board consists of a substantial majority of independent directors, and the Board’s Compensation, F&A, Governance and Independence Committees are composed solely of independent directors.

As set forth in our Guidelines, on an annual rotating basis, the chairs of the F&A Committee, the Governance Committee and the Compensation Committee serve as the lead independent director at executive sessions of the Board. The lead independent director serves as a liaison between our independent directors and our executive directors and performs such additional duties as the Board determines. Currently, Mr. Conrades serves as the lead independent director.

20     2018 Annual Meeting of Stockholders

Board’s Role in Risk Oversight

Management is responsible for assessing and managing risks to Oracle, and, in turn, the Board is responsible for overseeing management’s efforts to assess and manage risk. The Board’s risk oversight areas include, but are not limited to:

• leadership structure and succession planning for management and the Board;

• strategic and operational planning, including with respect to significant acquisitions, the evaluation of our capital structure and long-term debt financing, and Oracle’s long-term growth;

• information technology and cybersecurity; and

• legal and regulatory compliance.

Cybersecurity Risk Oversight

Cybersecurity risk oversight is a top priority for the Board. Oracle’s head of Global Information Security and its Chief Privacy Officer regularly brief the F&A Committee on Oracle’s information security program and its related priorities and controls. In turn, the F&A Committee reports to the full Board regarding the committee’s cybersecurity risk oversight activities.

While the Board has the ultimate oversight responsibility for Oracle’s risk management policies and processes, various committees of the Board also have the following responsibilities for risk oversight:

•

the F&A Committee oversees risks associated with our financial statements and financial reporting, our independent registered public accounting firm, our internal audit function, tax issues, mergers and acquisitions, credit and liquidity, information technology and cybersecurity, legal and regulatory matters, and Code of Ethics and Business Conduct compliance;

•	the Compensation Committee considers the risks associated with our compensation policies and practices, with respect to both executive compensation and employee compensation generally;

•	the Governance Committee oversees risks associated with our overall governance practices and the leadership structure of the Board, as well as risks related to the pledging of Oracle securities; and

•	the Independence Committee reviews risks arising from transactions with related persons and director independence issues.

In accordance with our Pledging Policy, the Governance Committee regularly reviews Mr. Ellison’s pledging arrangements from a risk management perspective and provides a report to the F&A Committee and the Board, as described in “Prohibition on Speculative Transactions and Pledging Policy” on page 19.

The Board is kept informed of each committee’s risk oversight and other activities via regular reports of the committee chairs to the full Board. For example, with respect to acquisitions and depending on the size of the acquisition meeting a threshold figure, the F&A Committee performs the initial review of the proposed transaction—taking into consideration any risks associated with the transaction—and determines whether to recommend that the Board approve the transaction. The F&A Committee also reviews completed acquisitions on a quarterly basis to determine whether the acquired companies have performed as expected.

In addition, the Board plays an active oversight and risk mitigation role through its regular review of Oracle’s strategic direction. While management is responsible for setting Oracle’s strategic direction, the directors review Oracle’s strategy at every regular meeting of the Board. One Board meeting each year is held off-site and is exclusively dedicated to strategy. The Board engages in candid discussions with management with respect to Oracle’s strategic direction. We believe this Board oversight helps identify and mitigate risks associated with our overall business strategy.

The Board has also assessed the risks associated with Oracle’s current leadership structure (consisting, in part, of two CEOs who serve on the Board, and a founder and significant stockholder who serves as Chair and CTO). The Board believes that each executive has distinct strengths, and this leadership structure functions well. In addition, the executives are subject to the independent oversight of our majority independent Board and fully independent committees, which, the Board believes, provides an effective counterbalance to the current leadership structure.

Board of Directors and Director Independence

Each of our directors stands for election every year. We do not have a classified or staggered board. If the director nominees are elected at the Annual Meeting, the Board will continue to be composed of four employee directors (Mr. Ellison, Ms. Catz, Mr. Hurd and Mr. Henley) and ten non-employee directors. Upon the recommendation of the Independence Committee, the Board determined that each of the following nine current directors is independent (as defined by applicable NYSE listing standards and our Corporate Governance Guidelines): Mr. Berg, Dr. Boskin, Mr. Chizen, Mr. Conrades, Mr. Garcia-Molina, Mr. Moorman, Secretary Panetta, Mr. Parrett and Ms. Seligman. Ms. James was determined to be independent until her appointment as Chairman and CEO of Ampere Computing LLC on October 27, 2017 (see “Transactions with Related Persons—

2018 Annual Meeting of Stockholders     21

Equity Investment in Ampere Computing LLC” on page 50). Therefore, all directors who served during fiscal 2018 on the Compensation, F&A, Governance and Independence Committees were independent under the applicable NYSE listing standards during the periods in which they served on those committees. The Board also determined, upon recommendation of the Independence Committee, that all directors who served during fiscal 2018 on the Compensation and F&A Committees satisfied the applicable NYSE and SEC heightened independence standards for members of compensation and audit committees during the periods in which the directors served on those committees.

In making the independence determinations, the Board and the Independence Committee considered all facts and circumstances relevant under the NYSE listing standards and SEC rules, including any relationships between Oracle and entities affiliated with the directors. In particular, the following relationships were considered:

•

Dr. Boskin and Mr. Garcia-Molina are both employed by Stanford University, which has received donations from both Oracle and various Board members. In addition, certain Board members serve on advisory or oversight boards at Stanford University or are otherwise employed part-time by Stanford University.

•

The total amount Oracle donated to Stanford University constituted less than 0.01% of Oracle’s total revenues in fiscal 2018. Predominately all of the funds Oracle donated were contributed directly to Stanford Hospital and Clinics. Based on a review of publicly available data, we believe the contributions represented less than 0.03% of Stanford University’s total revenues in its last fiscal year. The contributions fall within NYSE prescribed limits and guidelines.

The non-employee directors held an executive session following each of the regularly scheduled Board meetings, for a total of four meetings in fiscal 2018.

The F&A Committee has adopted a requirement that if an F&A Committee member wishes to serve on more than three audit committees of public companies, the member must obtain the approval of the F&A Committee, which will determine whether the director’s proposed service on the other audit committee(s) will detract from his/her performance on our F&A Committee.

Director Tenure, Board Refreshment and Diversity

We believe it is desirable to maintain a mix of longer-tenured, experienced directors and newer directors with fresh perspectives. In furtherance of this objective, the Board elected Mr. Moorman and Mr. Parrett as directors in fiscal 2018, and elected Ms. James and Secretary Panetta as directors in fiscal 2016 and fiscal 2015, respectively. However, we do not impose director tenure limits or a mandatory retirement age. The Board has considered the concerns raised by some stockholders regarding longer-tenured directors, but believes that longer-serving directors with experience and institutional knowledge bring critical skills to the boardroom. In particular, the Board believes that given the large size of our company, the breadth of our product offerings and the international scope of our organization, longer-tenured directors are a significant strength of the Board. The Board also believes that longer-tenured directors have a better understanding of the challenges Oracle is facing and are more comfortable speaking out and challenging management. Accordingly, while director tenure is taken into consideration when making nomination decisions, the Board believes that imposing limits on director tenure would arbitrarily deprive it of the valuable contributions of its most experienced members.

Board Diversity 29% of our Board members are women or come from a diverse background

The Board and the Governance Committee value diversity of backgrounds, experience, perspectives and leadership in different fields when identifying nominees. As noted in our Corporate Governance Guidelines, the Governance Committee, acting on behalf of the Board, is committed to actively seeking women and minority candidates for the pool from which director candidates are chosen. Presently, 29% of our Board members are women or come from a diverse background (three of our 14 Board members are women, including one of our CEOs).

Stockholder Outreach

We have a long tradition of engaging with our stockholders to solicit their views on a wide variety of issues, including corporate governance, environmental and social matters, executive compensation and other issues. On a regular basis, certain of our independent directors hold telephonic or in-person meetings with our institutional stockholders. The Board believes these meetings are important because they foster a relationship of accountability between the Board and stockholders and help us better understand and respond to our stockholders’ priorities and perspectives.

Voting Rights:

One Share, One Vote

Oracle has a single class of voting stock, with each share entitled to one vote. Our executives, including our founder, are thus held accountable to stockholders, who have voting power in proportion to their economic interest in our stock.

22     2018 Annual Meeting of Stockholders

In fiscal 2019, three independent directors held meetings with eight institutional stockholders representing approximately 15% of our outstanding unaffiliated shares, and offered to meet with stockholders representing an additional 11% of our outstanding unaffiliated shares. In fiscal 2018, three independent directors held meetings with ten institutional stockholders representing approximately 22% of our outstanding unaffiliated shares.

In addition, as part of our regular Investor Relations engagement program, our executive directors hold meetings with a number of our institutional stockholders throughout the year. We also hold an annual financial analyst meeting at Oracle OpenWorld in San Francisco where analysts are invited to hear presentations from key members of our management team, including our executive directors. In fiscal 2018, our executive directors held meetings with stockholders representing approximately 40% of our outstanding unaffiliated shares. (All percentages calculated based on data available as of June 30, 2018.)

The feedback received from our stockholder outreach efforts is communicated to and considered by the Board, and, when appropriate, the Board implements changes in response to stockholder feedback. See “Proxy Statement Summary—Stockholder Outreach and Board Responsiveness” on page 3 for a summary of the recent feedback we have received from our stockholders and the Board’s response to this feedback.

Communications with the Board

Any person wishing to communicate with any of our directors, including our independent directors, regarding Oracle may write to the director, c/o the Corporate Secretary of Oracle at 500 Oracle Parkway, Mailstop 5op7, Redwood City, California 94065, or may send an email to Corporate_Secretary@oracle.com. The Corporate Secretary will forward these communications directly to the director(s) specified or, if none is specified, to the Chairman of the Board. In addition, we present all such communications, as well as draft responses, at meetings of our Governance Committee. These communications and draft responses are also provided to the appropriate committee or group of directors based on the subject matter of the communication; for example, communications regarding executive compensation are provided to our Compensation Committee, in addition to our Governance Committee.

Employee Matters

Code of Conduct. In 1995, we adopted a Code of Ethics and Business Conduct (the Code of Conduct), which is periodically reviewed and amended by the Board. We require all employees, including our senior officers and our employee directors, to read and to adhere to the Code of Conduct in discharging their work-related responsibilities. Our Compliance and Ethics Program involves the administration of training regarding and enforcement of the Code of Conduct and is under the direction of our Chief Compliance and Ethics Officer. We have also appointed Regional Compliance and Ethics Officers to oversee the application of the Code of Conduct in each of our geographic regions. We provide mandatory web-based general training with respect to the Code of Conduct, and we also provide additional live and web-based training on specific aspects of the Code of Conduct from time to time to certain employees. Employees are expected to report any conduct they believe in good faith to be a violation of the Code of Conduct. The Code of Conduct is posted on, and we intend to disclose any future amendments to or waivers granted to our executive officers from a provision to the Code of Conduct on, our website at www.oracle.com/goto/corpgov.

Compliance and Ethics Reports. With oversight from the F&A Committee, we have established several different reporting channels employees may use to seek guidance or submit reports concerning compliance and ethics matters, including accounting, internal controls and auditing matters. These reporting channels include Oracle’s Integrity Helpline, which may be accessed either over the phone or by way of a secure Internet site. Employees may contact the helpline 24 hours a day, seven days a week. Interpreters are provided to helpline callers who want to communicate in languages other than English, and employees using the online system may file a report in the language of their choice. Employees who contact the helpline, whether over the phone or online, generally may choose to remain anonymous. Certain countries other than the United States, however, limit or prohibit anonymous reporting; employees who identify themselves as being from an affected country are alerted if special reporting rules apply to them.

Global Conflict of Interest Policy. Our Global Conflict of Interest Policy (the Conflict of Interest Policy), which supplements the Code of Conduct, is applicable to all Oracle employees. The Conflict of Interest Policy is designed to help employees identify and address situations that may give rise to potential conflicts of interest or the appearance of conflicts of interest. Employees are required to disclose any conflicts of interest or potential conflicts of interest in accordance with the Conflict of Interest Policy. On an annual basis, each senior officer of Oracle is required to submit a Conflicts of Interest Questionnaire and Affirmation disclosing any actual or potential conflicts of interest and affirming that the senior officer has read, understands and is in compliance with the Conflict of Interest Policy.

2018 Annual Meeting of Stockholders     23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information, as of September 17, 2018, the record date of the Annual Meeting, with respect to the beneficial ownership of Oracle common stock by: (1) each stockholder known by us to be the beneficial owner of more than 5% of our common stock; (2) each director or nominee; (3) each executive officer named in the Summary Compensation Table; and (4) all current executive officers and directors as a group. Except as set forth below, the address of each stockholder is 500 Oracle Parkway, Redwood City, California 94065.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Directors and NEOs
Lawrence J. Ellison (2)	1,171,605,969	30.6%
Jeffrey S. Berg (3)	464,832	*
Michael J. Boskin (4)	482,892	*
Safra A. Catz (5)	26,492,208	*
Bruce R. Chizen (6)	251,798	*
George H. Conrades (7)	81,719	*
Hector Garcia-Molina (8)	275,469	*
Jeffrey O. Henley (9)	4,934,516	*
Mark V. Hurd (10)	23,237,371	*
Renée J. James (11)	31,426	*
Thomas Kurian (12)	10,178,002	*
Charles W. Moorman IV (13)	2,454	*
Leon E. Panetta (14)	49,219	*
William G. Parrett (15)	—	*
Edward Screven (16)	6,527,970	*
Naomi O. Seligman (17)	231,614	*
All current executive officers and directors as a group (18 persons) (18)	1,246,623,672	32.0%

Other More Than 5% Stockholders
The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355 (19)	213,220,375	5.6%
BlackRock, Inc., 55 East 52nd Street, New York, NY 10055 (20)	212,531,703	5.6%

*	Less than 1%

(1)	Unless otherwise indicated below, each stockholder listed had sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws, if applicable.

(2)

Includes 40,062,500 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date and 305,000,000 shares pledged as collateral to secure certain personal indebtedness, including various lines of credit. See “Corporate Governance—Prohibition on Speculative Transactions and Pledging Policy” on page 19 for more information on Board and committee oversight of Mr. Ellison’s pledging arrangements.

(3)

Includes 5,000 shares owned by Mr. Berg’s spouse, 94,174 shares held in a trust for the benefit of Mr. Berg and his family, 86,283 held in a grantor retained annuity trust for the benefit of Mr. Berg and his family and 279,375 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(4)	Includes 438,750 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(5)	Includes 25,562,500 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(6)

Includes 5,000 shares held in a trust for the benefit of Mr. Chizen and his spouse and 213,750 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(7)	Includes 61,875 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(8)	Includes 249,375 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

24     2018 Annual Meeting of Stockholders

(9)

Includes 1,800,569 shares held in trust for the benefit of Mr. Henley and his spouse, 31,000 shares held in trust for the benefit of Mr. Henley’s children, and 102,947 shares held by the J&J Family Foundation, and 3,000,000 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(10)	Includes 22,562,500 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(11)	Includes 4,687 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(12)

Includes 8,895,700 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date and 1,259,319 earned PSUs (including accrued dividend equivalents) for which Mr. Kurian elected to defer settlement.

(13)	Mr. Moorman joined the Board on May 9, 2018. He has been granted RSUs, none of which have vested or will vest within 60 days of the record date.

(14)	Includes 28,125 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(15)	Mr. Parrett joined the Board on May 9, 2018. He has been granted RSUs, none of which have vested or will vest within 60 days of the record date.

(16)

Includes 4,300,000 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date and 15,625 RSUs that will vest within 60 days of the record date.

(17)

Includes 7,397 shares owned by Ms. Seligman’s spouse of which she disclaims beneficial ownership and 196,875 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(18)

Includes all shares described in the notes above. Also includes (a) 119,963 additional shares of Oracle common stock, (b) 1,643,750 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date and (c) 12,500 RSUs that will vest within 60 days of the record date, in each case held by executive officers who are not named in the table.

(19)

Based on a Schedule 13G filed with the SEC on February 9, 2018 by The Vanguard Group (Vanguard) on behalf of itself, Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. The Schedule 13G indicates that as of December 31, 2017, Vanguard had sole voting power with respect to 4,265,460 shares, shared voting power with respect to 707,510 shares, sole dispositive power with respect to 208,358,139 shares, and shared dispositive power with respect to 4,862,236 shares

(20)

Based on a Schedule 13G filed with the SEC on February 8, 2018 by BlackRock, Inc. (BlackRock), on behalf of itself, BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, BlackRock Capital Management, Inc., BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, N.A., BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, FutureAdvisor, Inc., BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Deutschland AG, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited, BlackRock Fund Managers Ltd. The Schedule 13G indicates that as of December 31, 2017, BlackRock had sole voting power with respect to 184,169,803 shares and sole dispositive power with respect to 212,531,703 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (Exchange Act) requires our executive officers and directors and any persons who beneficially own more than 10% of our common stock (collectively, Reporting Persons) to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. As a matter of practice, we assist our executive officers and non-employee directors in preparing initial ownership reports and reporting ownership changes and we typically file these reports on their behalf.

Based solely on our review of the copies of any Section 16(a) forms received by us or written representations from the Reporting Persons, we believe that all Reporting Persons complied with all applicable filing requirements in fiscal 2018.

2018 Annual Meeting of Stockholders     25

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section provides information on our fiscal 2018 executive compensation program and compensation philosophy for our named executive officers (NEOs). Fiscal 2018 began on June 1, 2017 and ended on May 31, 2018.

Fiscal 2018 NEOs

•  Lawrence J. Ellison, Chairman and CTO

•  Safra A. Catz, CEO

•  Mark V. Hurd, CEO

•  Thomas Kurian, President, Product Development

•  Edward Screven, Executive Vice President, Chief Corporate Architect

Executive Summary

Oracle provides products and services that address all aspects of corporate information technology environments—applications, platform and infrastructure. We deliver our offerings to customers worldwide through a variety of flexible and interoperable deployment models that best suit their needs, including via all three primary layers of the cloud: Software as a Service (SaaS), Platform as a Service (PaaS) and Infrastructure as a Service (IaaS). We also offer on-premise and hybrid deployment models, which provide customers with choice and flexibility.

An important part of our growth strategy is offering customers broad, comprehensive, flexible and interoperable deployment models for our applications, platform and infrastructure technologies. We believe this strategy better addresses customer needs relative to our competitors, many of whom provide fewer offerings and more restrictive deployment models. In fiscal 2018, our total applications revenues increased 11% to $11.1 billion and our total platform and infrastructure revenues increased 5% to $21.4 billion.

Oracle in Fiscal 2018

•  Total revenues of $39.8 billion, a 6% increase from fiscal 2017

•  Cloud services and license support revenues of $26.3 billion, a 10% increase from fiscal 2017

•  Operating income of $13.7 billion, an 8% increase from fiscal 2017

•  $14.6 billion returned to stockholders

•  $11.5 billion in repurchases of common stock

•  $3.1 billion in dividends paid

Significant Fiscal 2018 Compensation Program Changes in Response to Stockholder Feedback

The Compensation Committee regularly seeks feedback from our principal unaffiliated stockholders regarding executive compensation matters. After considering stockholder feedback and the input of its independent compensation consultant, in fiscal 2018 the Compensation Committee adopted a unique performance-based equity compensation program for our most senior executives.

Our cloud business has become an important part of our long-term success as our customers have increasingly elected to use our suite of cloud offerings. Consequently, the Compensation Committee sought to directly link the long-term incentive compensation of our most senior executives with ambitious goals related to our cloud offerings and stockholder return. In fiscal 2018, the Compensation Committee granted each of Mr. Ellison, Ms. Catz, Mr. Hurd and Mr. Kurian an equity award consisting entirely of performance-based stock options (PSOs). These may be earned only upon the attainment of rigorous stock price, market capitalization and operational performance goals over a five-year performance period. Consistent with the long-term nature of our transition toward our cloud business, the PSOs granted to each of Mr. Ellison, Ms. Catz, Mr. Hurd and Mr. Kurian are intended to represent five years of equity compensation and were granted with the expectation that these NEOs will receive no additional equity awards until 2022 at the earliest. See page 32 for details on the PSO awards.

The Performance Options are divided into seven equal tranches that are eligible to be earned based on the achievement of the following goals over the five-year performance period, which runs from fiscal 2018 through fiscal 2022.

1 tranche may be earned if Oracle’s average stock price equals or exceeds $80 for 30 calendar days

6 tranches may be earned based on achievement of both (1) market capitalization goals and (2) operational goals

(one goal of each type must be satisfied in order for a tranche to be earned)

Six Market Capitalization Goals

  •  Increase Oracle’s market capitalization from a baseline of $207 billion by:

•  $16.7 billion

•  $33.3 billion

•  $50 billion

•  $66.7 billion

•  $83.3 billion

•  $100 billion

  •  Shares issued in connection with a material acquisition would be excluded from the calculation of market capitalization

Six Operational Goals

•  Become the largest enterprise SaaS company as measured by an independent third-party report

•  Attain $20 billion in non-GAAP total cloud revenues in a fiscal year

•  Attain $10 billion in non-GAAP total SaaS revenues in a fiscal year

•  Attain $10 billion in non-GAAP total PaaS and IaaS revenues in a fiscal year

•  Attain non-GAAP SaaS gross margin of 80%

•  Maintain non-GAAP PaaS/IaaS gross margin of at least 30% for three of the five fiscal years in the performance period

26     2018 Annual Meeting of Stockholders

Fiscal 2018 Long-Term Incentive Compensation

The Compensation Committee believes that the PSOs address our stockholders’ executive compensation concerns by better aligning pay with the long-term interests of our stockholders. Specifically:

•  Long-term incentive compensation is now 100% performance-based for Mr. Ellison, Ms. Catz, Mr. Hurd and Mr. Kurian. Payout is tied to significant stock price appreciation as well as the satisfaction of rigorous performance goals during a five-year performance period that, if achieved, should result in considerable stockholder returns.

Principal Elements of Fiscal 2018 Compensation

Mr. Ellison, Ms. Catz, Mr. Hurd and Mr. Kurian

•  Long-term incentive compensation consisting of 100% performance-based stock options

•  No time-based equity awards

•  Annual performance-based cash bonus (no change from FY17)

•  Base salary (no change from FY17)

•

The PSOs will be earned only if Oracle both (1) significantly grows its cloud business and (2) increases its stock price and market capitalization. Six of the seven PSO tranches may be earned only if Oracle satisfies a combination of (1) an operational performance goal tied to significant growth of Oracle’s cloud business and (2) a substantial increase in Oracle’s market capitalization. The seventh PSO tranche may be earned when Oracle’s average stock price equals or exceeds $80 per share for 30 calendar days. Thus, even if Oracle’s cloud business grows, the PSOs cannot be earned unless Oracle delivers significant value to stockholders in the form of stock price and market capitalization growth.

•

The PSOs will result in a decrease in annual long-term incentive compensation value. The grant date fair value of each PSO award granted to Mr. Ellison, Ms. Catz and Mr. Hurd is $103.7 million.* When annualized over the five-year performance period, the grant date fair value of each award is $20.74 million per year, a 47% decrease from the grant date fair value of each NEO’s 2017 equity awards (which consisted of a mix of performance-based stock units (PSUs) and time-based stock options).

Grant Date Fair Value of CTO and CEO Long-Term Incentive Compensation Grant date fair value of FY17 PSUs and time-vesting options Grant date fair value of FY18 PSOs annualized over five years*

The grant date fair value of Mr. Kurian’s PSO award is $69.38 million.* When annualized over the five-year performance period, the grant date fair value of Mr. Kurian’s award is approximately $13.9 million per year, a 59% decrease from the grant date fair value of his 2017 equity awards.

*	Accounting grant date fair value of tranches that are deemed probable of achievement based on analysis conducted by an independent outside advisor.

Emphasis on Performance-Based Compensation

In fiscal 2018, an average of 98.9% of the total compensation (as reported in the Summary Compensation Table on page 42) of Mr. Ellison, Ms. Catz, Mr. Hurd and Mr. Kurian was performance-based.

See pages 31 to 35 for details regarding the elements of our NEOs’ compensation in fiscal 2018. The principal elements of Mr. Screven’s compensation in fiscal 2018 were a base salary, a performance-based cash bonus and restricted stock units, as described in further detail on page 38.

Elements of Fiscal 2018 Compensation Mr. Ellison, Ms. Catz, Mr. Hurd and Mr. Kurian Performance-Based Compensation 98.9% Bonus 3.6% All Other Compensation 0.4% Base Salary 0.7%

2018 Annual Meeting of Stockholders     27

Stockholder Outreach and Compensation Committee Responsiveness

The Compensation Committee actively solicits the views of our principal unaffiliated stockholders on executive compensation matters. On a regular basis, certain of our independent directors, including members of the Compensation Committee, hold telephonic or in-person meetings with stockholders at which executive compensation and other corporate governance matters are discussed at length.

•

In fiscal 2019, three independent directors (all members of the Compensation Committee) held meetings with eight institutional stockholders representing approximately 15% of our outstanding unaffiliated shares, and offered to meet with stockholders representing an additional 11% of outstanding unaffiliated shares.

•

In fiscal 2018, three independent directors (all members of the Compensation Committee) held meetings with ten institutional stockholders representing approximately 22% of our outstanding unaffiliated shares. (All percentages calculated based on data available as of June 30, 2018.)

In designing the fiscal 2018 PSO awards, the Compensation Committee carefully considered the feedback of stockholders. The Compensation Committee believes the fiscal 2018 PSO awards are responsive to a number of stockholder concerns, as described below.

What We Heard	The Compensation Committee’s Response
NEO equity awards should not vest based solely on the passage of time

100% Performance-Based Equity Compensation Granted. In fiscal 2018, Mr. Ellison, Ms. Catz, Mr. Hurd and Mr. Kurian each received an equity award consisting entirely of PSOs that may be earned only upon the attainment of rigorous stock price, market capitalization and operational performance goals over a five-year performance period.

Performance metrics should better align with stockholder value

New Rigorous Performance Goals. Six of the seven PSO tranches may be earned only if Oracle satisfies a combination of (1) an operational performance goal tied to significant growth of Oracle’s cloud business and (2) a substantial increase in Oracle’s market capitalization. The seventh PSO tranche may be earned only upon significant growth in Oracle’s stock price. None of the goals were satisfied in fiscal 2018, and thus no portion of the PSOs have been earned to date.

NEO compensation should be reduced

Significant Decrease in Equity Compensation Value. The PSOs will result in a decrease in equity compensation value for the grantees. When the grant date fair value of the PSOs is annualized over the five-year performance period, it represents a 47% decrease from the value of the fiscal 2017 equity awards granted to each of Mr. Ellison, Ms. Catz and Mr. Hurd and a 59% decrease from the value of the fiscal 2017 equity awards granted to Mr. Kurian.

Long-term equity awards should have a minimum three-year performance period

Five-Year Performance Period. The PSOs may be earned over a five-year performance period. The PSOs were granted with the expectation that no additional equity awards will be granted to Mr. Ellison, Ms. Catz, Mr. Hurd and Mr. Kurian until 2022 at the earliest.

Fiscal 2019 Stockholder Feedback

In its fiscal 2019 meetings with unaffiliated stockholders, the Compensation Committee received positive feedback from certain stockholders regarding the PSO awards. These stockholders expressed their appreciation of:

•	the reduction in equity compensation value resulting from the PSO awards;

•	the performance-based nature of the PSO awards; and

•	the robust performance goals of the PSO awards, which will only be earned if stockholders also benefit.

In addition, according to a recent research report issued by an investment bank that is also an Oracle stockholder, the PSO program improves stockholder alignment and should better position Oracle to achieve operational upside.

28     2018 Annual Meeting of Stockholders

Executive Compensation Program Evolution

Our fiscal 2018 executive compensation program reflects an emphasis on performance-based compensation for our most senior executives. In fiscal 2018, Mr. Ellison, Ms. Catz, Mr. Hurd and Mr. Kurian were granted PSOs in lieu of PSUs and time-based stock options. Their base salaries and annual performance-based cash bonus opportunities remain unchanged. The table below compares key features of the fiscal 2017 and fiscal 2018 equity awards granted to these NEOs.

Program	Fiscal 2017 Equity Program	Fiscal 2018 Equity Program

Form of Equity	50% Time-Based Stock Options 50% Performance-Based Stock Units	100% Performance-Based Stock Options

Performance Periods	PSUs have variable performance periods of 1, 2 and 3 years	5-year performance period

Metrics	PSUs earned based on Oracle’s revenue growth and cash flow growth compared to the PSU Comparator Companies	Oracle’s attainment of pre-established stock price, market capitalization and operational performance goals focused on cloud growth

Vesting	Time-Based Stock Options vest 25% per year over 4 years Each tranche of PSUs may be earned at 0% to 150% of target	No time-based vesting Each tranche of PSOs may be earned at 0% or 100% of the grant amount

Frequency of Grant	Annual	Intended to be the sole long-term incentive awards for Mr. Ellison, Ms. Catz, Mr. Hurd and Mr. Kurian for 5 years

Year-Over-Year Decreases in CTO and CEO Compensation

Over the past six fiscal years, although our absolute total stockholder return has increased, we have reduced the aggregate compensation of our Chairman and CTO (Mr. Ellison) and our CEOs (Ms. Catz and Mr. Hurd). From fiscal 2012 through fiscal 2018, our six-year absolute total stockholder return was 89%.

Oracle CTO Pay Oracle CEO Average Pay TSR Growth

* Notes

(1)

The Compensation Committee reduced Mr. Ellison’s target fiscal 2015 PSU award by 187,500 PSUs and cancelled 750,000 shares of his fiscal 2015 stock option grant after he became our Chairman and CTO in September 2014. The compensation reported for Mr. Ellison in fiscal 2015 reflects the grant date fair value of these cancelled awards in accordance with SEC rules. These cancelled equity awards comprised 24% of Mr. Ellison’s reported fiscal 2015 compensation.

(2)

In fiscal 2015, Ms. Catz and Mr. Hurd each received a one-time special equity award of 125,000 PSUs and a stock option grant for 500,000 shares. The Compensation Committee determined these awards were appropriate because Ms. Catz and Mr. Hurd assumed new responsibilities as our CEOs.

(3)

Fiscal 2018 compensation shown reflects only one-fifth of the grant date fair value of the PSO awards ($20.74 million) that were granted in fiscal 2018. The full grant date fair value of the 2018 PSO awards is $103.7 million, as reported in the Summary Compensation Table. Because the PSO awards are intended to represent five years of equity compensation, for purposes of this chart we have annualized the grant date fair value of the PSO awards over their five-year performance period.

2018 Annual Meeting of Stockholders     29

Fiscal 2018 Pay Outcomes: Pay-for-Performance

While our NEOs’ total incentive compensation opportunities are high, the amounts they ultimately realize are contingent on the achievement of our primary business objectives and creation of sustainable long-term value for our stockholders. The table below summarizes the fiscal 2018 outcomes for our NEOs’ performance-based compensation. Details regarding the material elements of the PSOs, PSUs and performance based cash-bonus awards can be found on pages 31 to 35 below.

Pay Element	Executive	Fiscal 2018 Outcome	Reason
PSOs	Lawrence J. Ellison Safra A. Catz Mark V. Hurd Thomas Kurian	• No portion of the PSOs granted in fiscal 2018 have been earned to date	• None of the stock price, market capitalization and operational performance goals of the PSOs were satisfied in year 1 (fiscal 2018)
PSUs	Lawrence J. Ellison Safra A. Catz Mark V. Hurd	• 2017 PSUs (2nd tranche), 2016 PSUs (3rd tranche) and 2015 PSUs (4th tranche) earned at 150% of target (the maximum possible payment)

•  Oracle’s revenue growth was significantly greater than the weighted average revenue growth of the PSU Comparator Companies (as defined on page 33 below), resulting in a payout of 150% of the target award opportunity for this metric

•  Oracle’s operating cash flow growth was significantly greater than the weighted average cash flow growth of the PSU Comparator Companies, resulting in a payout of 150% of the target award opportunity for this metric

	Thomas Kurian	• 2017 PSUs (2nd tranche), 2016 PSUs (3rd tranche) and 2015 PSUs (4th tranche) earned at 110% of target (the maximum possible payment)	• Oracle’s cloud SaaS and PaaS offerings experienced strong year-over-year revenue growth
Annual Performance- Based Cash Bonus	Lawrence J. Ellison Safra A. Catz Mark V. Hurd Thomas Kurian Edward Screven	• Earned at 116% of target	• Oracle’s non-GAAP pre-tax profits grew by approximately $1.8 billion resulting in an above-target payout

Compensation Best Practices

Best Practices We Employ

  High proportion of NEO compensation is performance-based and at-risk

  Annual risk assessment of compensation programs

  Caps on maximum payout of bonuses and performance-based equity awards

  Independent compensation consultant and independent compensation committee

  Compensation recovery (clawback) policy for cash bonuses in the event of a financial restatement

  Modest dilution rates from equity awards

  Robust stock ownership guidelines

Practices We Avoid

   No severance benefit plans or agreements except as provided under our equity incentive plan to employees generally or as required by law

   No single-trigger change in control vesting of equity awards

   No change in control acceleration of performance-based cash bonuses

   No minimum guaranteed vesting for performance-based equity awards

   No discretionary cash bonuses for NEOs

   No tax gross-ups for NEOs

   No payout or settlement of dividends and dividend equivalents on unvested equity awards

   No supplemental executive retirement plans, executive pensions or excessive retirement benefits

   No repricing, cash-out or exchange of “underwater” stock options without stockholder approval

30     2018 Annual Meeting of Stockholders

Objectives of Our Executive Compensation Program

The objectives of our executive compensation program are to:

•	attract and retain highly talented and productive executive officers;

•	align the interests of our executive officers with those of our stockholders; and

•	provide incentives for their superior performance.

The Compensation Committee believes we employ some of the most talented senior executives in our industry. Our senior executives are routinely recruited as candidates to lead other large, sophisticated technology companies. Given the strength of our NEO group, the Compensation Committee believes it is critical they receive total compensation opportunities that reflect their individual skills and experiences and are commensurate with the management of an organization of Oracle’s size, scope and complexity. Further, the Compensation Committee believes that our NEOs’ compensation levels must be appropriate to retain and properly motivate them. At the same time, however, the Compensation Committee aligns our NEOs’ pay with the investment gains or losses of Oracle’s stockholders.

Within Oracle, executive compensation is weighted most heavily toward our most senior executive officers because they have the greatest impact on our business and financial results.

Elements of Our Executive Compensation Program

Each Element of the Program is Closely Linked to Our Business Objectives

Our executive compensation program consists of the three principal elements described in the table below. We believe this compensation mix encourages appropriate decisions that are consistent with our business strategy of constantly improving our performance and building sustainable long-term stockholder value.

Compensation Element	Designed to Reward	Relationship to Business Objectives	At-Risk
1. Long-Term Incentive Compensation (page 31)	• Success in achieving sustainable long-term results

•  Align our NEOs’ interests with long-term stockholder interests to increase overall stockholder value

•  Motivate and reward our NEOs for achieving financial performance goals that contribute to sustainable long-term results

•  Attract and retain talented NEOs in a competitive market for talent

2. Annual Performance-Based Cash Bonus (page 34)	• Success in achieving annual operating results	• Motivate and reward our NEOs for achieving or exceeding annual financial performance goals • Share incremental profits earned by Oracle with our NEOs
3. Base Salary (page 35)	• Experience, knowledge of the industry, duties and scope of responsibility	• Provide a minimum, fixed level of cash compensation to attract and retain talented NEOs who can successfully design and execute our business strategy

1. Long-Term Incentive Compensation

Our philosophy with regard to granting long-term incentive compensation is to:

•	be sensitive to the overall number and value of shares of Oracle common stock underlying the equity awards granted;

•

effectively manage the overall net dilution resulting from our use of equity as a compensation tool, by granting equity awards to a relatively small number of employees, with a focus on our engineers, developers and senior executives; and

•

provide the largest awards to our top performers and individuals with the greatest responsibilities because they have the potential and ability to contribute the most to the success of our business and the creation of long-term stockholder value.

Consistent with this philosophy, our cumulative potential dilution since June 1, 2015 has been a weighted-average annualized rate of 1.7% per year. For details on the calculation of our cumulative potential dilution, see Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations and Note 13 to our consolidated financial statements in our Annual Report on Form 10-K for fiscal 2018.

2018 Annual Meeting of Stockholders     31

Fiscal 2018 Equity Awards

In fiscal 2018, the Compensation Committee granted each of Mr. Ellison, Ms. Catz, Mr. Hurd and Mr. Kurian an equity award consisting entirely of PSOs that may be earned only upon the attainment of stock price, market capitalization and operational performance goals. Long-term incentive compensation for these NEOs is now 100% performance-based. The PSOs will be earned only if Oracle both significantly grows its cloud business and increases its stock price and market capitalization.

All other Oracle employees who receive an annual equity award (including Mr. Screven) are given a choice to receive their award in the form of (1) 100% stock options, (2) 100% restricted stock units (RSUs) or (3) a combination of 50% stock options and 50% RSUs (the Employee Choice Program), with the exception of a limited number of employees in foreign jurisdictions where we are unable to offer the Employee Choice Program due to administrative or local law restrictions. In fiscal 2018, Mr. Screven elected to receive an annual equity award of 100% RSUs under the Employee Choice Program and received a supplemental award of additional RSUs, as described below in “RSUs—Mr. Screven.”

At this time, the Compensation Committee believes it is appropriate for only Mr. Ellison, Ms. Catz, Mr. Hurd and Mr. Kurian to receive PSOs given their integral role in the success of Oracle’s cloud business and the growth of Oracle’s market capitalization and stock price, and to better align their compensation with the long-term interests of our stockholders.

PSOs—Key Features

Mr. Ellison, Ms. Catz and Mr. Hurd were each awarded 17.5 million PSOs and Mr. Kurian was awarded 14 million PSOs, each with an exercise price of $51.13 per share. These awards are intended to represent five years of equity compensation and were granted with the expectation that no additional equity awards will be granted to these NEOs until 2022 at the earliest.

The PSOs have the following key features:

•	Each award is divided into seven equal tranches eligible to be earned based on stock price, market capitalization and operational performance goals;

•

The stock price, market capitalization and operational performance goals must be achieved within a five-year performance period (fiscal 2018 through fiscal 2022) for the options to be earned and become exercisable;

•	Unearned tranches will be forfeited at the end of the five-year performance period (or earlier if the NEO’s employment with Oracle terminates); and

•	Any PSOs earned will expire if unexercised eight years from the initial grant date (or earlier if the NEO’s employment with Oracle terminates).

PSOs—Metrics

The PSOs are divided into seven equal tranches that are eligible to be earned based on the attainment of rigorous performance goals within five fiscal years of the date of grant (if the NEO remains employed through the applicable vesting date). Performance measured against the goals will be evaluated annually.

1 Tranche (1/7th) may be earned based on achievement of a stock price goal • Oracle’s average stock price for 30 calendar days must equal or exceed $80 in order for the tranche to be earned

6 Tranches (6/7ths)

may be earned based on achievement of

both (1) market capitalization goals and (2) operational goals

•  One goal of each type (market capitalization and operational) must be satisfied in order for a tranche (i.e., 1/7th of the award) to be earned

•  If market capitalization goal(s) are satisfied but no operational goal(s) are satisfied (or vice versa), then no tranche will be earned until subsequent achievement of the other goal type occurs

Six Market Capitalization Goals

  •  Increase Oracle’s market capitalization from a baseline market capitalization of $207 billion by:

•  $16.7 billion

•  $33.3 billion

•  $50 billion

•  $66.7 billion

•  $83.3 billion

•  $100 billion

  •  Shares issued in connection with a material acquisition would be excluded from the calculation of market capitalization

Six Operational Goals

•  Become the largest enterprise SaaS company as measured by an independent third party report

•  Attain $20 billion in non-GAAP total cloud revenues in a fiscal year

•  Attain $10 billion in non-GAAP total SaaS revenues in a fiscal year

•  Attain $10 billion in non-GAAP total PaaS and IaaS revenues in a fiscal year

•  Attain non-GAAP SaaS gross margin of 80%

•  Maintain non-GAAP PaaS/IaaS gross margin of at least 30% for three of the five fiscal years in the performance period

32     2018 Annual Meeting of Stockholders

RSUs—Mr. Screven

Mr. Screven’s equity awards in fiscal 2018 consisted of an annual award of 187,500 time-based RSUs granted under the Employee Choice Program and a supplemental award of 62,500 time-based RSUs granted in recognition of his recently increased responsibilities and contributions to Oracle, including oversight of Oracle’s hardware business. In determining the amount of Mr. Screven’s RSUs, the Compensation Committee considered, among other things, Mr. Screven’s involvement in driving technology and architecture decisions across all Oracle products to ensure that product development is consistent with Oracle’s overall long-term strategy. The Compensation Committee also considered his critical role in leading company-wide strategic initiatives, including with respect to industry standards and security. Mr. Screven’s RSUs vest in equal annual installments over four years from the date of grant. The Compensation Committee believes that such RSUs will serve as an effective performance incentive because they become more valuable as our stock price increases (which benefits all stockholders) and fully vest only if the recipient remains employed through the final vesting date.

Prior Fiscal Year Performance-Based Equity Awards

In the three fiscal years prior to fiscal 2018, a portion of the long-term incentive compensation opportunities for Mr. Ellison, Ms. Catz, Mr. Hurd and Mr. Kurian consisted of PSUs.

PSUs—Mr. Ellison, Ms. Catz and Mr. Hurd

The PSUs granted to Mr. Ellison, Ms. Catz and Mr. Hurd are measured using two performance metrics: (1) 50% of the number of target PSUs is tied to relative growth in total consolidated U.S. GAAP revenues; and (2) 50% of the number of target PSUs is tied to relative growth in total consolidated U.S. GAAP net cash flows from operating activities. The Compensation Committee selected these metrics because management analyzes revenue growth and operating cash flows as proxies for the creation of long-term stockholder value, and Mr. Ellison, Ms. Catz and Mr. Hurd are ultimately responsible for the continued success of Oracle as a whole.

The PSUs are divided into four equal annual tranches, each of which is eligible to be earned based on Oracle’s performance with respect to the two performance metrics as compared to the weighted average performance of the same metrics of the PSU Comparator Companies (Cisco Systems, Inc., Hewlett Packard Enterprise Company, IBM Corporation, salesforce.com, inc., SAP SE, Workday, Inc., and, for the 2015 PSUs only, HP Inc.), which represent some of our primary competitors as well as companies to which our stockholders frequently compare us.

There is no minimum guaranteed number of PSUs that may be earned in any one year (the NEOs may earn 0% of the target number of PSUs). The number of PSUs that may be earned in any year is capped at a maximum of 150% of the target number of PSUs allocated to that year, so the upside is limited. If Oracle’s growth exceeds the growth of the PSU Comparator Companies but is negative, the maximum number of PSUs that may be earned with respect to that metric is 100% of the target number of PSUs. If Oracle’s growth is one of the two lowest percentage growth amounts among any of the PSU Comparator Companies for either metric with each company’s growth measured separately and ranked from largest to smallest, none (0%) of the number of PSUs allocated to that year will be earned with respect to that metric.

One-fourth of the PSUs are eligible to be earned at the end of each of four separate, varying performance periods, as follows:

Tranche Vesting Fiscal Year	% of PSU Award	Performance Metric
Year 1	25%	• Year 1 weighted average comparator performance
Year 2	25%	• Year 1 and Year 2 weighted average comparator performance
Year 3	25%	• Year 1, Year 2 and Year 3 weighted average comparator performance
Year 4	25%	• Year 2, Year 3 and Year 4 weighted average comparator performance

Earned PSUs vest upon the Compensation Committee’s certification of achievement measured against the pre-established and quantifiable target levels for each performance metric. Upon vesting, each PSU is converted into one share of Oracle common stock.

PSUs—Mr. Kurian

For Mr. Kurian, PSUs are earned based on year-over-year growth in Oracle’s U.S. GAAP revenues for its cloud SaaS and PaaS offerings, strategic lines of business for which he has responsibility and oversight. Twenty-five percent of his PSUs are eligible to be earned each year over a four-year period. There is no minimum guaranteed number of PSUs that may be earned in any one year by Mr. Kurian. The number of PSUs that may be earned is capped at 110% of the target number of PSUs awarded.

2018 Annual Meeting of Stockholders     33

Summary of PSUs Earned—Fiscal 2015 through Fiscal 2018

The table below shows the PSUs earned by Mr. Ellison, Ms. Catz and Mr. Hurd through the Annual Meeting record date.

Grant and Performance Metric	PSUs Granted to Each NEO (#)	Weight	Percentage Earned for Fiscal Year						Total PSUs Earned by Each NEO as of September 17, 2018 (#)
			2015	2016	2017	2018	2019	2020
2015 PSUs	562,500 (Ellison) 687,500 (Catz and Hurd)
Revenue Growth		50%	100%	100%	100%	150%
Operating Cash Flow Growth		50%	21.4%	100%	0%	150%
Total Earned			60.7%	100%	50%	150%			507,230 (Ellison)
									619,948 (Catz and Hurd)
2016 PSUs	562,500 (Ellison, Catz and Hurd)
Revenue Growth		50%		100%	100%	150%	TBD
Operating Cash Flow Growth		50%		100%	0%	150%	TBD
Total Earned				100%	50%	150%	TBD		421,872 (Ellison, Catz and Hurd)
2017 PSUs	562,500 (Ellison, Catz and Hurd)
Revenue Growth		50%			150%	150%	TBD	TBD
Operating Cash Flow Growth		50%			0%	150%	TBD	TBD
Total Earned					75%	150%	TBD	TBD	316,404 (Ellison, Catz and Hurd)

All vested tranches of Mr. Kurian’s 2017 PSUs, 2016 PSUs and 2015 PSUs have been earned at 110% of target (the maximum possible percentage that may be earned).

2. Annual Performance-Based Cash Bonuses under the Executive Bonus Plan

Our stockholder-approved Executive Bonus Plan is intended to motivate our NEOs by rewarding them when our annual financial performance objectives are met or exceeded. Under the Executive Bonus Plan, the Compensation Committee assigns each participant a target cash bonus opportunity and establishes the financial performance metric or metrics that must be achieved before an award actually will be paid to the participant for that year.

Consistent with fiscal 2017, the Compensation Committee selected year-over-year growth in our non-GAAP pre-tax profits as the financial performance metric for determining our NEOs’ annual cash bonuses for fiscal 2018 because management regularly uses this metric internally to understand, manage and evaluate our business performance and make operating decisions with a view to the creation of stockholder value. In addition, as a measure of profit, this metric requires our NEOs to manage multiple variables (i.e., revenues and operating expenses) in achieving the goal of growing our non-GAAP pre-tax profit, which the Board believes to be an important measure of Oracle’s financial performance and value creation for our stockholders.

For purposes of the Executive Bonus Plan, “non-GAAP pre-tax profit” is defined as:

•	Oracle’s U.S. GAAP income before provision for income taxes;

•	Minus stock-based compensation expenses, acquisition-related and other expenses, restructuring expenses and amortization of intangible assets; and

•

Plus an adjustment to increase our U.S. GAAP income before provision for income taxes for the full amount of cloud services and license support revenues and hardware support revenues recognized from contracts assumed in acquisitions as if the acquired companies had remained independent entities during the applicable fiscal year.

The bonus formula for each NEO was calculated as follows and was subject to an individual bonus cap:

Individual Bonus Percentage $ Growth in Non-GAAP Pre-Tax Profits from Fiscal 2017 to Fiscal 2018 Cash Bonus Payment

The individual bonus percentage, determined at the beginning of fiscal 2018, was 0.2% for each of Mr. Ellison, Ms. Catz, Mr. Hurd and Mr. Kurian, and 0.0256% for Mr. Screven. Under the bonus formula, if Oracle’s non-GAAP pre-tax profits do not grow year-

34     2018 Annual Meeting of Stockholders

over-year, then our NEOs will not receive any bonuses under the Executive Bonus Plan even if Oracle has been profitable. Further, even where Oracle’s non-GAAP pre-tax profits grow year-over-year, if we do not meet our internal profitability expectations for the fiscal year, the bonuses paid to our NEOs will be below target. The Compensation Committee has discretion to reduce or eliminate but not increase the award determined by the bonus formula.

For fiscal 2018, the Compensation Committee set the target cash bonus opportunity at $3,120,536 for each of Mr. Ellison, Ms. Catz, Mr. Hurd and Mr. Kurian, and $400,000 for Mr. Screven. These amounts were determined based on our internal profitability expectations for the fiscal year, and were subject to a bonus cap of 200% of target ($6,241,071 for each of Mr. Ellison, Ms. Catz, Mr. Hurd and Mr. Kurian and $800,000 for Mr. Screven).

Between fiscal 2017 and fiscal 2018, our non-GAAP pre-tax profits grew by approximately $1.8 billion, which exceeded our internal profitability expectations. Consequently, the bonuses paid to our NEOs were above their target cash bonus opportunities. Each of Mr. Ellison, Ms. Catz, Mr. Hurd and Mr. Kurian received a bonus of $3,612,553 (116% of the target amount), calculated by multiplying approximately $1.8 billion by 0.2%. Mr. Screven received a bonus of $463,068 (116% of the target amount), calculated by multiplying approximately $1.8 billion by 0.0256%.

3. Base Salary

Base salary represents the only fixed component of the three principal elements of our executive compensation program and is intended to provide a baseline amount of annual compensation for our NEOs. When setting base salary levels, the Compensation Committee considers the base salaries paid to NEOs in comparable positions at the companies in our compensation peer group, Oracle’s performance and the individual NEO’s performance. Mr. Ellison’s base salary is set at $1 consistent with the Compensation Committee’s view that his entire total direct compensation opportunity should be “at-risk.” In addition, the base salaries of Ms. Catz, Mr. Hurd and Mr. Kurian have not increased in over five years.

Limited Perquisites and Other Personal Benefits

In fiscal 2018, we provided our NEOs with certain limited perquisites and other personal benefits as described below, each of which the Compensation Committee believes are reasonable and in the best interests of Oracle and our stockholders. The amounts of all perquisites and other personal benefits provided to our NEOs are reported in the “All Other Compensation” column of the Summary Compensation Table below.

Residential Security

The Board has established a residential security program for the protection of our most senior executives based on an assessment of risk, which includes consideration of the executive’s position and work location. We require these security measures for Oracle’s benefit because of the importance of these executives to Oracle, and we believe these security costs are necessary and appropriate business expenses since these costs arise from the nature of the executives’ employment at Oracle. The Compensation Committee reviews and approves the residential security budget each year, which includes a review of the actual and credible threats made against one or more of our senior executives during the last completed fiscal year. For Mr. Ellison, Oracle pays for the annual costs of security personnel at his primary residence. Mr. Ellison paid for the initial procurement and installation of security equipment for his primary residence, and he pays for ongoing maintenance and upgrade fees for such equipment. Mr. Ellison also pays for all security costs for his other residences. For Mr. Hurd, Oracle paid for the cost of the installation of a technical security system at his primary residence and pays the related annual service costs. Ms. Catz was offered a security system paid for by Oracle but opted instead to maintain the existing security system at her residence, which she pays for directly.

Although we view the security services provided for our senior executives as an integral part of our risk management program and as necessary and appropriate business expenses, because they may be viewed as conveying a personal benefit to these individuals, we have reported the aggregate incremental costs to Oracle of these services in the “All Other Compensation” column of the Summary Compensation Table below.

Aircraft Use

Our company-owned aircraft are considered a business tool to be used for essential business purposes only. Our policy regarding the use of company-owned aircraft provides that use of the aircraft for non-business travel is prohibited, subject to certain limited exceptions. We permit our NEOs to be accompanied by guests during business trips on company-owned aircraft. We believe there is no aggregate incremental cost to Oracle as a result of our NEOs being accompanied by guests when traveling on Oracle business. However, in certain instances, a portion of the aircraft costs attributable to non-business passengers cannot be deducted by Oracle for corporate income tax purposes. When applicable, we disclose the amount of these incremental forgone tax deductions in the footnotes accompanying the Summary Compensation Table.

2018 Annual Meeting of Stockholders     35

Pension Benefits or Supplemental Retirement Benefits

During fiscal 2018, other than the 401(k) Plan and our deferred compensation programs, we did not provide any pension or retirement benefits to our NEOs and do not believe that these types of benefits are necessary to further the objectives of our executive compensation program.

We offer the 1993 Deferred Compensation Plan (the Cash Deferred Compensation Plan) to certain employees, including eligible NEOs, under which participants may elect to defer a portion of their base salary and annual performance-based cash bonus. We also offer certain employees, including eligible NEOs, the ability to defer the settlement of their earned and vested RSUs and PSUs under the terms of the Oracle Corporation Stock Unit Award Deferred Compensation Plan (the RSU Deferred Compensation Plan). We offer these plans because we believe they are competitive elements of compensation for our NEOs. For a description of our Cash Deferred Compensation Plan and RSU Deferred Compensation Plan, see “Fiscal 2018 Non-Qualified Deferred Compensation” on page 46.

Severance and Change in Control Benefits

Each of our NEOs is employed “at will.” None of our NEOs has an employment agreement with Oracle that provides for payments or benefits in the event of a termination of employment or in connection with a change in control of Oracle.

If Oracle is acquired, all RSUs, PSUs and time-based stock options granted to our employees (including our NEOs) under our Amended and Restated 2000 Long-Term Equity Incentive Plan (the 2000 Equity Plan) will become fully vested if (1) the equity awards are not assumed or (2) the equity awards are assumed and the holder’s employment is terminated without cause within 12 months after the acquisition. This vesting acceleration provision is provided to all employees who participate in the plan and is not subject to any other material conditions or obligations.

Pursuant to the terms of the PSO grant agreements, in the event of a change in control of Oracle, any unvested tranches subject to market capitalization goals and operational goals will be earned only to the extent any unmatched market capitalization goals have been met on or before the trading date immediately prior to the change in control. The unvested tranche subject to the stock price goal will only be earned if the stock price goal is achieved prior to the change in control.

Determination of Executive Compensation Amounts for Fiscal 2018

Factors Considered in Setting Fiscal 2018 Compensation for Our NEOs

The Compensation Committee approved our NEOs’ fiscal 2018 compensation and determined that the fiscal 2018 compensation levels were appropriate and necessary to reward, retain and motivate our NEOs based on our executive compensation philosophy and the Compensation Committee’s subjective evaluations of:

•	the potential future contributions each NEO can make to our success and each NEO’s critical role in executing our business and acquisition strategies;

•	our desired future financial performance in each NEO’s principal areas of responsibility and the degree to which we wish to provide incentives for him or her;

•	each NEO’s past performance, experience and level of responsibility;

•	the Compensation Committee’s belief that any one of the NEOs could lead another company and the goal of protecting against recruiting efforts by other companies;

•	the complexity of our business resulting in increased workloads and responsibilities for our NEOs, particularly in light of Oracle’s transition to cloud-based product offerings;

•	each NEO’s expected progress toward goals within his or her areas of responsibility;

•	each NEO’s skills, knowledge and experience;

•	the appropriate mix of compensation (i.e., short-term versus long-term, fixed versus variable) for each NEO; and

•	any other factors the Compensation Committee deems appropriate.

The Compensation Committee does not have a set formula by which it determines which of these factors is more or less important, and the specific factors used and their weighting may vary among individual NEOs. When determining the size of the equity awards, the Compensation Committee considers both the overall size of the awards and the potential value of the awards.

36     2018 Annual Meeting of Stockholders

Compensation Decision-Making Process and the Role of Executive Officers

The Compensation Committee deliberates on, determines and approves our NEOs’ compensation based on the collective subjective judgment of its members, which is guided by their significant collective business experience, and their evaluation of the factors above. See “Board of Directors—Nominees for Directors—Director Qualifications” on page 6 for a discussion of the expertise and skills of each of our Compensation Committee members. None of our NEOs determines his or her own compensation, and none of our NEOs were present when the Compensation Committee deliberated on and approved its fiscal 2018 compensation decisions for him or her.

Fiscal 2018 Compensation for Mr. Ellison, Chairman and CTO

Long-Term Incentive Compensation	17,500,000 PSOs
Performance-Based Cash Bonus

A cash bonus opportunity under the Executive Bonus Plan based on 0.2% multiplied by the growth in our non-GAAP pre-tax profits over the preceding fiscal year. Mr. Ellison received a bonus payment of $3,612,553 in fiscal 2018.

Annual Base Salary	$1 (unchanged since fiscal 2011)

In addition to the factors described above, the Compensation Committee approved this compensation package based on Mr. Ellison’s overall responsibility for business strategy, operations and corporate vision, with an emphasis on the objectives of retaining his services and providing meaningful incentives for superior performance and engagement. The Compensation Committee believes that Mr. Ellison, as Oracle’s founder who has guided the company for over 40 years, is invaluable. Although Mr. Ellison has a significant equity interest in Oracle, the Compensation Committee believes his annual compensation package is necessary to maintain the focus of his visionary drive and his active role in our operations, technology, strategy and growth. The Compensation Committee also believes that Mr. Ellison’s role as an executive at Oracle is distinct from his roles as a director and significant stockholder.

Fiscal 2018 Compensation for Ms. Catz, CEO

Long-Term Incentive Compensation	17,500,000 PSOs
Performance-Based Cash Bonus

A cash bonus opportunity under the Executive Bonus Plan based on 0.2% multiplied by the growth in our non-GAAP pre-tax profits over the preceding fiscal year. Ms. Catz received a bonus payment of $3,612,553 in fiscal 2018.

Annual Base Salary	$950,000 (unchanged since fiscal 2012)

In addition to the factors described above, the Compensation Committee approved this compensation package based on Ms. Catz’s significant role and responsibilities with Oracle. As one of our CEOs, Ms. Catz sets our overall business and acquisition strategy and is responsible for executing that strategy. She also has oversight and responsibility for the accuracy and integrity of our financial results and management of our legal affairs, among other responsibilities.

Fiscal 2018 Compensation for Mr. Hurd, CEO

Long-Term Incentive Compensation	17,500,000 PSOs
Performance-Based Cash Bonus

A cash bonus opportunity under the Executive Bonus Plan based on 0.2% multiplied by the growth in our non-GAAP pre-tax profits over the preceding fiscal year. Mr. Hurd received a bonus payment of $3,612,553 in fiscal 2018.

Annual Base Salary	$950,000 (unchanged since fiscal 2012)

In addition to the factors described above, the Compensation Committee approved this compensation package based on Mr. Hurd’s significant role and responsibilities with Oracle. As one of our CEOs, Mr. Hurd is responsible for worldwide sales and marketing, consulting, support and Oracle’s industry-specific global business units. He also acts as a primary contact for our customers, among other responsibilities.

2018 Annual Meeting of Stockholders     37

Fiscal 2018 Compensation for Mr. Kurian, President, Product Development

Long-Term Incentive Compensation	14,000,000 PSOs
Performance-Based Cash Bonus

A cash bonus opportunity under the Executive Bonus Plan based on 0.2% multiplied by the growth in our non-GAAP pre-tax profits over the preceding fiscal year. Mr. Kurian received a bonus payment of $3,612,553 in fiscal 2018.

Annual Base Salary	$800,000 (unchanged since fiscal 2012)

In fiscal 2018, the Compensation Committee initially granted Mr. Kurian long-term incentive compensation consisting of 500,000 PSUs and 2,000,000 time-based stock options, similar to his fiscal 2017 equity awards. However, the Compensation Committee subsequently cancelled these awards in consideration for his PSO award, as noted in the Summary Compensation Table and Grant of Plan-Based Awards During Fiscal 2018 table below. The Compensation Committee made this decision on the basis of Mr. Kurian’s integral role in the success of Oracle’s cloud business and the growth of Oracle’s market capitalization and stock price, and to better align his compensation with the long-term interests of our stockholders.

In addition to the factors described above, the Compensation Committee approved this compensation package based on its determination that Mr. Kurian makes significant contributions to Oracle’s overall software development and strategy, especially those related to our Oracle Cloud Application, Platform and Infrastructure products and services.

Fiscal 2018 Compensation for Mr. Screven, Executive Vice President, Chief Corporate Architect

Long-Term Incentive Compensation	An annual award of 187,500 RSUs and a supplemental award of 62,500 RSUs
Performance-Based Cash Bonus

A cash bonus opportunity under the Executive Bonus Plan based on 0.0256% multiplied by the growth in our non-GAAP pre-tax profits over the preceding fiscal year. Mr. Screven received a bonus payment of $463,068 in fiscal 2018.

Annual Base Salary	$600,000

In addition to the factors described above, the Compensation Committee approved this compensation package based on its determination that Mr. Screven drives technology and architecture decisions across all Oracle products to ensure that product development is consistent with Oracle’s overall long-term strategy. Mr. Screven also plays a critical role by leading company-wide strategic initiatives, including with respect to industry standards and security. Mr. Screven’s supplemental equity award was granted in recognition of his recently increased responsibilities and contributions to Oracle, including oversight of Oracle’s hardware business.

Other Factors in Setting Executive Compensation

Compensation Consultant

The Compensation Committee selected and directly engaged Compensia, Inc., a national compensation consulting firm, as its compensation advisor for fiscal 2018 to provide analysis and market data on executive and director compensation matters, both generally and within our industry. Compensia assisted the Compensation Committee with the design and implementation of the PSOs granted in fiscal 2018, with a comparison of our executive compensation policies and practices against a group of peer companies (as determined and identified below), with changes to our non-employee director compensation program and with reviewing the annual risk assessment of our compensation policies and practices applicable to our NEOs and other employees. Compensia did not determine or recommend any amounts or levels of our executive compensation for fiscal 2018.

The Compensation Committee recognizes that it is essential to receive objective advice from its external advisors. Consequently, the Compensation Committee is solely responsible for retaining and terminating Compensia, Compensia reports directly to the Compensation Committee and Compensia did not provide any other services to Oracle during fiscal 2018. The Compensation Committee has determined that the work resulting from Compensia’s engagement did not raise any conflicts of interest.

38     2018 Annual Meeting of Stockholders

Peer Company Executive Compensation Comparison

The Compensation Committee, in consultation with Compensia, annually establishes a group of peer companies, which are generally in the technology sector, for comparative purposes based on a number of factors, including:

•	their size and complexity;

•	their market capitalization;

•	their competition with us for talent;

•	the nature of their businesses;

•	the industries and regions in which they operate; and

•

the structure of their executive compensation programs (including the extent to which they rely on annual bonuses and other forms of variable, performance-based incentive compensation) and the availability of information about these programs.

For fiscal 2018, the companies comprising the compensation peer group consisted of:

Accenture plc	Facebook, Inc.	QUALCOMM Incorporated
Alphabet Inc.	Hewlett-Packard Enterprise Company	salesforce.com, inc.
Amazon.com, Inc.	Intel Corporation	SAP SE
Apple Inc.	International Business Machines Corporation
Cisco Systems, Inc.	Microsoft Corporation

In determining fiscal 2018 executive compensation, the Compensation Committee considered, among other factors, executive pay information drawn from this group of peer companies and from the Radford 2017 Executive Compensation Survey for comparative purposes. However, the Compensation Committee did not use such information to tie any executive’s individual compensation to specific target percentiles.

Risk Assessment of Our Compensation Policies and Practices

As part of its annual compensation-related risk review, the Compensation Committee considered, among others, the following factors which mitigate incentives for our executive officers to take inappropriate risks:

•

The PSOs granted to certain of our NEOs are divided into seven equal tranches that are eligible to be earned based on the attainment of rigorous stock price, market capitalization and operational goals within five fiscal years of the date of grant. The time-based RSUs granted to Mr. Screven vest 25% each year over a four-year period. Consequently, our NEOs only realize value from their equity awards through sustained long-term appreciation of our stock price, and, in the case of PSOs, significant growth in our cloud business, which mitigates excessive short-term risk taking.

•

All annual performance-based cash bonuses are subject to a specified dollar cap that limits the maximum amount payable to an NEO and may be decreased in the Compensation Committee’s discretion, which protects against an NEO receiving a windfall or disproportionately large bonus relative to the Compensation Committee’s assessment of our actual financial performance.

•

The financial metric used in the Executive Bonus Plan is year-over-year growth in Oracle’s non-GAAP pre-tax profits. Our management regularly uses this metric to understand, manage and evaluate our business and make operating decisions. Using this metric for the annual performance-based cash bonus opportunities further aligns our NEOs’ interests with our business goals.

•

We have adopted a compensation recovery (“clawback”) policy that allows us to recover or cancel any cash bonuses paid that are awarded as a result of achieving financial performance goals that are not met under any restated financial results.

•

Each of our senior officers is subject to robust stock ownership requirements described in “Corporate Governance—Stock Ownership Guidelines for Directors and Senior Officers” on page 20. Our senior officers would experience significant lost value in their holdings of Oracle common stock and potentially all of the value of their Oracle stock options and other equity awards if our stock price suffered an extended decline due to inappropriate or unnecessary risk taking.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. Historically, there has been an exemption from this $1 million deduction limit for compensation payments that qualified as

2018 Annual Meeting of Stockholders     39

“performance-based” under applicable Internal Revenue Service (IRS) regulations. To qualify as “performance-based,” compensation payments must be, among other things, based solely upon the achievement of objective performance goals and made under a plan that is administered by the Compensation Committee. In addition, the material terms of the plan must have been approved by stockholders and the Compensation Committee must certify that the performance goals were achieved before payments can be made. Generally, in the past we have designed our executive compensation program to permit the Compensation Committee to award compensation intended to be eligible for deductibility to the extent permitted by Section 162(m) and the relevant IRS regulations. With the enactment of the 2017 Tax Cuts and Jobs Act, however, the performance-based compensation exemption has been eliminated, except with respect to certain grandfathered arrangements. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation in order to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.

Accounting considerations also play a role in the design of our executive compensation program. Accounting rules require us to expense the grant date fair values of our equity awards (that is, the value of our equity awards based on U.S. GAAP), which reduces the amount of our reported profits under U.S. GAAP. Because of this stock-based expensing and the impact of dilution to our stockholders, we closely monitor the number, share amounts and the fair values of the equity awards that are granted each year.

2017 Stockholder Advisory Vote on Executive Compensation

At our annual meeting of stockholders in November 2017, we conducted our annual advisory vote on the fiscal 2017 compensation of our NEOs (commonly known as a “say-on-pay” vote). The compensation of our NEOs received support from approximately 48% of the votes cast on the say-on-pay proposal. Following this result, the Compensation Committee continued to engage in substantive discussions with our major unaffiliated stockholders to better understand their concerns and views on our executive compensation program. Based on these discussions, we understand that a number of stockholders approved of the changes to our long-term equity compensation made in fiscal 2018 (which we previewed in our 2017 proxy statement) but voted against our say-on-pay proposal last year on the basis of the fiscal 2017 compensation of our NEOs.

The Compensation Committee believes that the changes made to NEO compensation in fiscal 2018, described in further detail on pages 26 to 27 and 32 above, address our stockholders’ executive compensation concerns by better aligning pay with the long-term interests of our stockholders. Specifically:

•	Long-term incentive compensation for Mr. Ellison, Ms. Catz, Mr. Hurd and Mr. Kurian now consists entirely of PSOs and is thus 100% performance-based;

•	The PSOs will be earned only if Oracle both significantly grows its cloud business and returns value to stockholders by increasing its stock price and market capitalization; and

•	The PSOs will result in a decrease in annual equity compensation value for these NEOs, when the grant date fair values of the PSO awards are annualized over the five-year performance period.

Other Compensation Policies

Compensation Recovery (Clawback) Policy

We have adopted a clawback policy for our executive officers providing that if Oracle restates its reported financial results, we will seek to recover or cancel any cash bonuses paid that were awarded as a result of achieving financial performance goals that are not met under the restated financial results. When the SEC adopts final clawback policy rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we will revise our policy to comply with such rules.

Equity Awards and Grant Administration

The Board has designated the Compensation Committee as the administrator of the 2000 Equity Plan and the Directors’ Stock Plan. The Compensation Committee, among other things, selects award recipients under the 2000 Equity Plan, approves the form of grant agreements, determines the terms and restrictions applicable to the equity awards and adopts sub-plans for particular subsidiaries or locations.

We have a policy of generally granting equity awards on pre-established dates. In accordance with the terms of the 2000 Equity Plan, the Board has delegated to an executive officer committee the authority to approve a capped number of equity award grants to certain employees. The executive officer committee cannot grant equity to non-employees or to certain executives.

40     2018 Annual Meeting of Stockholders

Equity awards approved by either the Compensation Committee or the executive officer committee during a calendar month are typically granted together on a pre-established day of the following month.

The Compensation Committee and F&A Committee also monitor the dilution and “overhang” effects of our outstanding equity awards in relation to the total number of outstanding shares of Oracle common stock. We do not grant equity awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information based on equity award grant dates.

Because we believe equity awards are an important part of our compensation program, we also grant equity awards on an annual basis to key employees, including our executive officers. The Compensation Committee generally approves these annual equity award grants during the ten business day period following the second trading day after the announcement of our fiscal year-end earnings in an effort to make our annual grants during the time when potential material information regarding our financial performance is most likely to be available to our stockholders and the market.

Report of the Compensation Committee of the Board of Directors

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by:	George H. Conrades, Chair Naomi O. Seligman, Vice Chair Leon E. Panetta Charles W. Moorman IV

Dated: September 24, 2018

2018 Annual Meeting of Stockholders     41

Fiscal 2018 Summary Compensation Table

The following table provides summary information concerning cash, equity and other compensation awarded to, earned by or paid to our NEOs in fiscal 2018, 2017 and 2016.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards (1) (2) ($)	Option Awards (3) (4) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation (5) ($)	Total ($)
Lawrence J. Ellison	2018	1	—	103,700,000	3,612,553	1,619,089	108,931,643
Chairman and Chief Technology Officer	2017	1	22,190,625	16,863,075	705,464	1,513,042	41,272,207
	2016	1	21,870,000	18,103,275	—	1,545,258	41,518,534
Safra A. Catz	2018	950,000	—	103,700,000	3,612,553	19,780	108,282,333
Chief Executive Officer	2017	950,000	22,190,625	16,863,075	705,464	20,801	40,729,965
	2016	950,000	21,870,000	18,103,275	—	20,537	40,943,812
Mark V. Hurd	2018	950,000	—	103,700,000	3,612,553	32,470	108,295,023
Chief Executive Officer	2017	950,000	22,190,625	16,863,075	705,464	123,115	40,832,279
	2016	950,000	21,870,000	18,103,275	—	198,621	41,121,896
Thomas Kurian	2018	800,000	—	69,380,000	3,612,553	7,337	73,799,890
President, Product Development	2017	800,000	19,725,000	14,515,200	705,464	14,344	35,760,008
	2016	800,000	19,440,000	15,490,400	—	12,745	35,743,145
Edward Screven	2018	600,000	11,918,750	—	463,068	8,781	12,990,599
Executive Vice President, Chief Corporate Architect

(1)

The amounts reported in this column represent the aggregate grant date fair values of PSUs (for Mr. Ellison, Ms. Catz, Mr. Hurd and Mr. Kurian) and RSUs (for Mr. Screven) granted during the relevant fiscal years computed in accordance with FASB ASC 718. For information on the valuation assumptions used in our computations, see Note 13 to our consolidated financial statements in our Annual Report on Form 10-K for fiscal 2018. See “Compensation Discussion and Analysis—Elements of Our Compensation Program—Long-Term Incentive Compensation” on page 31 for a discussion of these awards. The amounts reported do not reflect whether the NEO has actually realized or will realize an economic benefit from the awards.

(2)

The grant date fair values of the fiscal 2017 and fiscal 2016 PSUs granted to Mr. Ellison, Ms. Catz, Mr. Hurd and Mr. Kurian were calculated assuming achievement of target levels of performance, the performance outcome judged to be probable at the time of grant. The maximum values of the fiscal 2017 and fiscal 2016 PSUs, assuming achievement of the highest level of performance (150% of target for Mr. Ellison, Ms. Catz and Mr. Hurd and 110% of target for Mr. Kurian), were:

Name	Maximum Value of 2017 PSUs ($)	Maximum Value of 2016 PSUs ($)
Lawrence J. Ellison	33,285,938	32,805,000
Safra A. Catz	33,285,938	32,805,000
Mark V. Hurd	33,285,938	32,805,000
Thomas Kurian	21,697,500	21,384,000

(3)

The amounts reported in this column for Mr. Ellison, Ms. Catz and Mr. Hurd for fiscal 2018 represent the aggregate grant date fair values of PSOs computed in accordance with FASB ASC 718, valued based on the probable achievement of the performance goals at the time of grant. The amount reported in this column for Mr. Kurian for fiscal 2018 represents (i) the aggregate grant date fair values of time-based stock options and PSUs computed in accordance with FASB ASC 718, which were granted to Mr. Kurian in July 2018, but were subsequently cancelled in consideration for his PSO award and (ii) the incremental fair value of his PSO award computed in accordance with FASB ASC 718, valued based on the probable achievement of the performance goals at the time of grant. Assuming maximum achievement of the performance goals, the grant date fair value of the PSOs granted to each of Mr. Ellison, Ms. Catz and Mr. Hurd would be $175,150,000, and the grant date fair value of the PSOs granted to Mr. Kurian would be $116,140,000. For information on the valuation assumptions used in our computations, see Note 13 to our consolidated financial statements in our Annual Report on Form 10-K for fiscal 2018. See “Compensation Discussion and Analysis—Elements of Our Compensation Program—Long-Term Incentive Compensation” on page 31 for a discussion of these awards. The amounts reported do not reflect whether the NEO has actually realized or will realize an economic benefit from the awards.

42     2018 Annual Meeting of Stockholders

(4)

The amounts reported in this column for fiscal 2017 and 2016 represent the aggregate grant date fair values of time-based stock options granted during the relevant fiscal years computed in accordance with FASB ASC 718. For information on the valuation assumptions used in our computations, see Note 13 to our consolidated financial statements in our Annual Report on Form 10-K for fiscal 2018. See “Compensation Discussion and Analysis—Elements of Our Compensation Program—Long-Term Incentive Compensation” on page 31 for a discussion of these awards. The amounts reported do not reflect whether the NEO has actually realized or will realize an economic benefit from the awards.

(5)	For fiscal 2018, the amounts reported in this column include:

(a)

Company matching contributions under our 401(k) Plan of $5,100 for Mr. Ellison, Ms. Catz and Mr. Hurd, and $1,200 for Mr. Screven. Our employees, including our NEOs, are eligible to participate in our 401(k) Plan and we match 50% of an eligible salary deferral up to the first 6% of such deferrals, not to exceed $5,100 in a calendar year and subject to a multi-year vesting schedule.

(b)

Flexible credits used toward covering the premiums for cafeteria-style benefit plans, including life insurance and long-term disability benefits, in the amount of $5,081 for Mr. Ellison, $13,751 for Ms. Catz, $7,369 for Mr. Hurd, $7,337 for Mr. Kurian and $7,198 for Mr. Screven. All employees of Oracle are eligible to receive flexible credits.

(c)

Security-related costs and expenses of $1,605,708 for Mr. Ellison’s residence and $19,618 for Mr. Hurd’s residence. Pursuant to a residential security program, as described in “Compensation Discussion and Analysis—Elements of Our Compensation Program—Limited Perquisites and Other Personal Benefits—Residential Security” on page 35, our most senior executives are required to maintain home security systems. We believe these security costs and expenses are necessary and appropriate business expenses.

(d)

Legal counsel fees of $3,200 for Mr. Ellison, $929 for Ms. Catz, and $383 for each of Mr. Hurd and Mr. Screven. We hire legal counsel to assist our executives with complying with reporting obligations under applicable laws in connection with their personal political campaign contributions.

(e)

The following may be deemed to be “personal benefits” for our NEOs although we believe there was no aggregate incremental cost to us during fiscal 2018: We permit our NEOs to be accompanied by guests on private aircraft leased or owned by Oracle, which are expected to be used for business travel. This use in fiscal 2018 did not result in a loss of a corporate income tax deduction.

2018 Annual Meeting of Stockholders     43

Grants of Plan-Based Awards During Fiscal 2018

The following table shows equity and non-equity awards granted to our NEOs during fiscal 2018. The equity awards identified in the table below are also reported in the Outstanding Equity Awards at Fiscal 2018 Year-End table.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (3) (#)	All Other Option Awards: Number of Securities Underlying Options (4) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (5) ($)
Name	Grant Date	Award Type	Threshold ($)	Target (1) ($)	Maximum (1) ($)	Threshold (#)	Target (2) (#)	Maximum (#)
Lawrence J. Ellison	7/20/2017	PSOs				—	17,500,000	—			51.13	103,700,000
		Cash Bonus	—	3,120,536	6,241,071
Safra A. Catz	7/20/2017	PSOs				—	17,500,000	—			51.13	103,700,000
		Cash Bonus	—	3,120,536	6,241,071
Mark V. Hurd	7/20/2017	PSOs				—	17,500,000				51.13	103,700,000
		Cash Bonus	—	3,120,536	6,241,071
Thomas Kurian	7/20/2017	PSUs					500,000	550,000				24,640,000
	7/20/2017	Options								2,000,000	51.13	18,891,798
	8/26/2017	PSOs				—	14,000,000	—			51.13	25,848,202
		Cash Bonus	—	3,120,536	6,241,071
Edward Screven	7/10/2017	RSUs							187,500			8,956,875
	9/05/2017	RSUs							62,500			2,961,875
		Cash Bonus	—	400,000	800,000

(1)

The target and maximum plan award amounts reported in these columns are derived from our Executive Bonus Plan for fiscal 2018. The actual payout amounts for fiscal 2018 under the Executive Bonus Plan are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

(2)

The PSOs reported in these columns were granted under our 2000 Equity Plan. See “Compensation Discussion and Analysis—Elements of Our Compensation Program—Long-Term Incentive Compensation” on page 31 for a discussion of the material features of these awards. The PSUs reported in this column for Mr. Kurian were cancelled in consideration for his PSO award and would have vested pursuant to similar criteria as his PSUs granted in fiscal 2017.

(3)	The RSUs reported in this column were granted under our 2000 Equity Plan. The RSUs vest 25% per year over four years on the anniversary date of the grant.

(4)	The options reported in this column for Mr. Kurian were cancelled in consideration for his PSO award and would have vested 25% per year over four years on the anniversary date of the grant.

(5)

The amounts reported in this column for Mr. Ellison, Ms. Catz and Mr. Hurd represent the aggregate grant date fair values of PSOs computed in accordance with FASB ASC 718. The amounts reported in this column for Mr. Kurian represent (i) the aggregate grant date fair values of time-based stock options and PSUs computed in accordance with FASB ASC 718, which were granted to Mr. Kurian in July 2018 but were subsequently cancelled in consideration for his PSO award and (ii) the incremental fair value of his PSO award computed in accordance with FASB ASC 718. For information on the valuation assumptions used in our computations, see Note 13 to our consolidated financial statements in our Annual Report on Form 10-K for fiscal 2018. The amounts reported do not reflect whether the NEO has actually realized or will realize an economic benefit from the awards.

44     2018 Annual Meeting of Stockholders

Outstanding Equity Awards at Fiscal 2018 Year-End

The following table provides information on the outstanding PSOs, PSUs, RSUs and time-based stock options held by our NEOs as of May 31, 2018.

		Option Awards (1)					Stock Awards (1)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (2) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (3) (#)	Market Value of Shares or Units of Stock That Have Not Vested (4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (4) ($)
Lawrence J.	7/20/2017	0	0	17,500,000	51.13	7/20/2025
Ellison	6/30/2016	562,500	1,687,500	0	40.93	6/30/2021	210,936	9,854,930	421,872	19,709,860
	7/2/2015	1,125,000	1,125,000	0	40.36	7/2/2020	210,936	9,854,930	210,936	9,854,930
	7/24/2014	1,687,500	562,500	0	40.47	7/24/2024	210,936	9,854,930	0	0
	7/1/2013	7,000,000	0	0	30.11	7/1/2023
	7/5/2012	7,000,000	0	0	29.72	7/5/2022
	6/29/2011	7,000,000	0	0	32.43	6/29/2021
	7/1/2010	7,000,000	0	0	21.55	7/1/2020
	7/2/2009	7,000,000	0	0	21.04	7/2/2019
Safra A. Catz	7/20/2017	0	0	17,500,000	51.13	7/20/2025
	6/30/2016	562,500	1,687,500	0	40.93	6/30/2021	210,936	9,854,930	421,872	19,709,860
	7/2/2015	1,125,000	1,125,000	0	40.36	7/2/2020	210,936	9,854,930	210,936	9,854,930
	10/5/2014	375,000	125,000	0	38.89	10/5/2024	46,874	2,189,953	0	0
	7/24/2014	1,687,500	562,500	0	40.47	7/24/2024	210,936	9,854,930	0	0
	7/1/2013	5,000,000	0	0	30.11	7/1/2023
	7/5/2012	5,000,000	0	0	29.72	7/5/2022
	6/29/2011	5,000,000	0	0	32.43	6/29/2021
	7/1/2010	5,000,000	0	0	21.55	7/1/2020
Mark V. Hurd	7/20/2017	0	0	17,500,000	51.13	7/20/2025
	6/30/2016	562,500	1,687,500	0	40.93	6/30/2021	210,936	9,854,930	421,872	19,709,860
	7/2/2015	1,125,000	1,125,000	0	40.36	7/2/2020	210,936	9,854,930	210,936	9,854,930
	10/5/2014	375,000	125,000	0	38.89	10/5/2024	46,874	2,189,953	0	0
	7/24/2014	1,687,500	562,500	0	40.47	7/24/2024	210,936	9,854,930	0	0
	7/1/2013	5,000,000	0	0	30.11	7/1/2023
	7/5/2012	5,000,000	0	0	29.72	7/5/2022
	6/29/2011	5,000,000	0	0	32.43	6/29/2021
	9/8/2010	2,000,000	0	0	24.14	9/8/2020
Thomas	8/26/2017	0	0	14,000,000	51.13	7/20/2025
Kurian	6/30/2016	500,000	1,500,000	0	40.93	6/30/2026	137,500	6,424,000	275,000	12,848,000
	7/2/2015	25,525	1,000,000	0	40.36	7/2/2025	137,500	6,424,000	137,500	6,424,000
	7/24/2014	0	500,000	0	40.47	7/24/2024	137,500	6,424,000	0	0
	7/1/2013	2,170,175	0	0	30.11	7/1/2023
	7/5/2012	2,500,000	0	0	29.72	7/5/2022
	7/1/2010	2,200,000	0	0	21.55	7/1/2020
Edward	9/5/2017						62,500	2,920,000	0	0
Screven	7/10/2017						187,500	8,760,000	0	0
	6/30/2016						131,250	6,132,000	0	0
	7/2/2015						87,500	4,088,000	0	0
	7/24/2014	525,000	175,000	0	40.47	7/24/2024
	7/1/2013	700,000	0	0	30.11	7/1/2023
	11/30/2012	200,000	0	0	32.18	11/30/2022
	7/5/2012	700,000	0	0	29.72	7/5/2022
	6/29/2011	700,000	0	0	32.43	6/29/2021
	7/1/2010	700,000	0	0	21.55	7/1/2020
	7/2/2009	600,000	0	0	21.04	7/2/2019

2018 Annual Meeting of Stockholders     45

(1)	All time-based stock options and RSUs vest or vested 25% per year over four years on each anniversary of the date of grant.

(2)

The amounts in this column reflect unearned and unvested PSOs. The PSOs are divided into seven equal tranches that are eligible to be earned based on the attainment of certain stock price, market capitalization and operational goals within five fiscal years of the date of grant. See “Compensation Discussion and Analysis—Elements of Our Compensation Program—Long-Term Incentive Compensation” on page 31 for a discussion of the material features of these awards, including the vesting criteria.

(3)

For Mr. Ellison, Ms. Catz, Mr. Hurd and Mr. Kurian, this column reflects the number of 2017 PSUs, 2016 PSUs and 2015 PSUs earned for the performance period that ended on May 31, 2018. This earned portion of the second tranche of the 2017 PSUs, the third tranche of the 2016 PSUs and the fourth tranche of the 2015 PSUs vested on August 2, 2018, when the Compensation Committee certified the performance results. For Mr. Screven, this column reflects his unvested RSUs, which vest in equal annual installments over four years. See “Compensation Discussion and Analysis—Elements of Our Compensation Program—Long-Term Incentive Compensation” on page 31 for a discussion of the material features of these awards, including the vesting criteria.

(4)	Value calculated using the closing market price of Oracle common stock on May 31, 2018 ($46.72 per share).

(5)

This column reflects the maximum number of 2017 PSUs, 2016 PSUs and 2015 PSUs that have not yet been earned or vested because the targets of such awards were exceeded in fiscal 2018. Mr. Ellison, Ms. Catz and Mr. Hurd may earn from 0% to 150% of the target number of shares over a four-year period based on Oracle’s financial performance relative to the performance of the PSU Comparator Companies. Mr. Kurian may earn from 0% to 110% of the target number of shares over a four-year period based on the growth in revenue of certain strategic lines of business he oversees.

Option Exercises and Stock Vested During Fiscal 2018

The following table provides information on our NEOs’ exercise of stock options and the vesting of our NEOs’ PSUs or RSUs, as applicable, during fiscal 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (3) ($)
Lawrence J. Ellison	7,000,000	185,850,000 (2)	246,092	12,343,975
Safra A. Catz	5,000,000	145,030,677	261,717	13,127,725
Mark V. Hurd	350,000	8,967,525	261,717	13,127,725
Thomas Kurian	3,950,000	53,737,877	412,500	20,691,000 (4)
Edward Screven	500,000	13,079,400	87,500	4,389,875

(1)

The value realized on exercise is calculated as the difference between the market price of Oracle common stock at the time of exercise and the applicable exercise price of the stock options multiplied by the number of exercised shares.

(2)	As of September 17, 2018, Mr. Ellison has not sold the shares he acquired upon exercise of his options.

(3)	The value realized on vesting equals the closing market price of Oracle common stock on the vesting date multiplied by the number of vested shares.

(4)

Mr. Kurian deferred receipt of his earned and vested 2017 PSU awards, 2016 PSU awards and 2015 PSU awards under the RSU Deferred Compensation Plan. The actual value of the PSUs realized upon settlement may be different than the value reflected in this table. The value of the deferred PSUs realized on vesting is also reflected in the “Executive Contributions in FY 2018” column of the Fiscal 2018 Non-Qualified Deferred Compensation table below.

Fiscal 2018 Non-Qualified Deferred Compensation

Our NEOs and certain other highly compensated employees are eligible to enroll in our Cash Deferred Compensation Plan and RSU Deferred Compensation Plan.

Cash Deferred Compensation Plan

Under the Cash Deferred Compensation Plan, employees may elect to defer annually the receipt of a portion of their compensation and thereby defer taxation of these deferred amounts until actual payment of the deferred amounts in future

46     2018 Annual Meeting of Stockholders

years. Participants may elect to defer base salary, bonus and commissions earned during a given year. The maximum amount of compensation permitted to be deferred is the amount remaining after all deductions for other benefits and taxes are first deducted from the gross payment. Participants may defer payment until age 59 1/2 or until termination of employment, subject to earlier payment in the event of a change in control of Oracle or death. Distributions may be made, at the participant’s option, in a lump sum payment or in installments over a period of five or ten years.

Participants may receive market returns on their deferred compensation amounts based on the performance of a variety of mutual fund-type investments selected by them. Almost all of the investment options in our Cash Deferred Compensation Plan are identical, subject to certain asset class variations, to the investment options in our 401(k) Plan.

RSU Deferred Compensation Plan

Under the RSU Deferred Compensation Plan, employees may elect to defer the receipt of either 0% or 100% of their earned and vested RSUs and PSUs and thereby defer taxation of the awards. Participants may elect to defer receipt for five or ten years from the grant date of the award, or until termination of employment, subject to earlier payment in the event of death and certain other circumstances. Distributions may be made, at the participant’s option, in a lump sum payment or in installments over a period of five or ten years. Dividend equivalents are credited to participants’ accounts after deferred RSUs and PSUs have vested.

The table below provides information on the non-qualified deferred compensation of our NEOs in fiscal 2018.

Name	Executive Contributions in FY 2018 ($)	Registrant Contributions in FY 2018 ($)	Aggregate Earnings in FY 2018 (3) ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at FY 2018-end ($)
Lawrence J. Ellison (1)	—	—	3,315,593	—	25,846,021
Safra A. Catz	—	—	—	—	—
Mark V. Hurd	—	—	—	—	—
Thomas Kurian (2)	20,691,000	—	(330,517)	—	39,406,352
Edward Screven (3)	328,000	—	27,521	—	1,318,156

(1)

Mr. Ellison is not currently eligible to participate in the Cash Deferred Compensation Plan or the RSU Deferred Compensation Plan because his base salary is $1. Amounts shown for Mr. Ellison relate to contributions made when he was eligible to participate in the Cash Deferred Compensation Plan.

(2)

Reflects the value of earned and vested 2017 PSU awards, 2016 PSU awards and 2015 PSU awards Mr. Kurian deferred under the RSU Deferred Compensation Plan. All contributions shown are attributable to the value of the deferred PSUs realized on vesting in fiscal 2018. All earnings shown are attributable to credited dividend equivalents and an increase or decrease in our stock price as measured on May 31, 2018. No amounts shown were reported in the Summary Compensation Table as compensation for fiscal 2018. The grant date fair values of Mr. Kurian’s 2017 PSU awards, 2016 PSU awards and 2015 PSU awards were previously reported in the Summary Compensation Table for fiscal 2017, 2016 and 2015.

(3)

Mr. Screven participates in the Cash Deferred Compensation Plan. The amount shown in the “Executive Contributions in FY 2018” column represents a portion of the base salary reported for Mr. Screven in the Summary Compensation Table.

Potential Payments Upon Termination or Change in Control

Typically, we have entered into an employment offer letter with each of our NEOs upon hire that provides the executive is employed “at will.” None of these employment offer letters with our NEOs provide for payments or benefits upon a termination of employment or in connection with a change in control of Oracle. Only our broad-based equity plan and the PSOs provide for payments upon a termination of employment or a change in control, as described below.

No “Single-Trigger” Change in Control Benefits Under Our Equity Plan and Equity Awards

Under the 2000 Equity Plan, the vesting of PSUs, RSUs and time-based stock options, including those held by our NEOs, will accelerate only if both of the following events occur:

•	Oracle is acquired; and

•	either the equity awards are not assumed, or the equity awards are assumed and the recipient’s employment is terminated without cause within 12 months following the acquisition.

Pursuant to the terms of the PSO grant agreements, in the event of a change in control, any unvested tranches subject to market capitalization goals and operational goals will be earned to the extent any unmatched market capitalization goals have been met

2018 Annual Meeting of Stockholders     47

on or before the trading date immediately prior to the change in control. The unvested tranche subject to the stock price goal will only be earned if the stock price goal is achieved prior to the change in control.

The following table provides the intrinsic value as of May 31, 2018 of the unearned PSUs, unvested RSUs and “in-the-money” stock options held by our NEOs that would accelerate under the circumstances described in the preceding paragraphs. The intrinsic values of the unearned PSUs and the unvested RSUs were calculated by multiplying the target number of unearned PSUs or unvested RSUs, as applicable, by the closing market price of Oracle common stock on May 31, 2018 ($46.72 per share). The intrinsic values of the stock options were calculated by multiplying the number of unvested shares by the “spread,” i.e., the amount by which the closing market price of Oracle common stock on May 31, 2018 exceeded the exercise price of the related option. Because no PSOs were “in-the-money” as of May 31, 2018, no PSOs are included in the table below.

Name	Intrinsic Value of Unvested Equity Awards ($)
Lawrence J. Ellison	59,861,250
Safra A. Catz	62,300,000
Mark V. Hurd	62,300,000
Thomas Kurian	53,210,000
Edward Screven	22,993,750

Equity Compensation Plan Information

The following table provides information regarding our equity compensation plans as of May 31, 2018 (shares in millions).

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#) (1)
Equity compensation plans approved by stockholders	387	28.21	425 (2)
Equity compensation plans not approved by stockholders	6 (3)	10.55	—
Total	393 (4)	27.94 (4)	425

(1)	Excludes the shares listed under the column heading “Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights.”

(2)

Includes approximately 376 million shares available for future issuance under the 2000 Equity Plan, approximately 1 million shares available for future issuance under the Amended and Restated 1993 Directors’ Stock Plan, and approximately 48 million shares available for future issuance under the ESPP, including the shares subject to purchase during the offering period, which commenced on April 1, 2018 (the exact number of which will not be known until the end of the offering period, September 30, 2018). Under the 2000 Equity Plan, each share issued pursuant to an option reduces the number of shares available for future issuance by one share, and each share issued pursuant to full-value awards (including RSUs and PSUs) reduces the number of shares available for future issuance by 2.5 shares.

(3)

Includes stock options and RSUs that were assumed in connection with our acquisitions. No additional awards were or can be granted under the plans pursuant to which these awards were originally issued.

(4)

Of the approximately 393 million shares to be issued, approximately 304 million reflect shares to be issued upon exercise of outstanding stock options with a weighted average exercise price of $36.11 per share and a weighted average remaining contractual life of 4.93 years. The remaining portion represents RSUs and PSUs, which have no purchase price.

48     2018 Annual Meeting of Stockholders

CEO PAY RATIO

In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEOs to the annual total compensation of our median compensated employee.

To identify our median compensated employee, we used the base salaries of our May 31, 2018 employee population (other than our CEOs) and the currency exchange rates then in effect, annualized for all permanent employees who did not work for the entire year. As of May 31, 2018, we had 137,446 employees, of which 130,577 were considered in identifying the median employee after excluding less than 5% of our total employees from the following jurisdictions (in accordance with SEC rules): Bosnia and Herzegovina (17), Kazakhstan (15), Maldives (2), Pakistan (74), Philippines (1,877), Romania (4,765), Serbia (24), Sri Lanka (20) and Vietnam (75). The fiscal 2018 total compensation of our median compensated employee was $89,887.

The fiscal 2018 total compensation of Ms. Catz and Mr. Hurd was $108,282,333 and $108,295,023, respectively. These total compensation amounts were atypically high because each CEO received an equity award in fiscal 2018 consisting of 17,500,000 performance-based stock options (PSOs), which are intended to represent five years of equity compensation and have a grant date fair value of $103.7 million (see pages 26 to 27 for details). When annualized over the awards’ five-year performance period, the grant date fair value of each award is $20.7 million, resulting in fiscal 2018 annualized total compensation, as adjusted, for our CEOs of approximately $25.3 million.

Using either Ms. Catz’s or Mr. Hurd’s fiscal 2018 total compensation, the ratio of CEO to median employee annual total compensation is 1,205 to 1. Using the annualized grant date fair value in lieu of the full grant date fair value of each PSO award, the ratio of CEO to median employee annual total compensation, as adjusted, would be 282 to 1.

TRANSACTIONS WITH RELATED PERSONS

From time to time, we enter into transactions with entities in which an executive officer, director, 5% or more beneficial owner of our common stock or an immediate family member of these persons has a direct or indirect material interest. As set forth in its charter, the Independence Committee reviews and approves each related person transaction or series of similar transactions exceeding $120,000, including material amendments thereto.

Prior to approving any transaction, the Independence Committee must be informed or have knowledge of:

•	the related person’s relationship or interest; and

•	the material facts of the proposed transaction, and any material amendments thereto.

The proposed transaction, and any material amendments thereto, must be on terms that, when taken as a whole, are fair to Oracle.

We annually survey our non-employee directors and executive officers to identify any entities they are affiliated with that may enter into a transaction with Oracle that may require disclosure as a related person transaction. We prepare a list of related person entities, which we post internally for reference by our sales force and our purchasing groups. On a quarterly basis, we also review and update this list with Mr. Ellison’s advisors, as many of the entities on this list are direct or indirect investments of Mr. Ellison. Potential transactions are compared against this list by management to determine if they require review and approval by the Independence Committee. With respect to sales of products and services, we also compare transactions posted to our general ledger against this list to determine if any related person transactions occurred without pre-approval and the reason pre-approval was not obtained, whether inadvertent or otherwise.

For sales of products and services to be approved by the Independence Committee, we provide the Independence Committee with data indicating that the proposed discounts and terms are consistent with the discounts and terms provided to unrelated customers. For purchases, we provide the Independence Committee with data points showing that the rates or prices are comparable to the rates or prices we could have obtained from an unrelated vendor or are consistent with pricing the vendor uses with other unrelated parties.

Mr. Ellison has entered into a written price protection agreement with us that applies to any related person transaction involving a purchase of goods or services from an entity in which Mr. Ellison has a direct or indirect material interest and with which we enter into a transaction while Mr. Ellison is one of our executive officers or Chairman of the Board. Under this agreement, if we present Mr. Ellison with reasonable evidence of a lower price or rate for the same goods or services offered by the related company, which would have been available to us at the time we entered into the applicable transaction, then Mr. Ellison will

2018 Annual Meeting of Stockholders     49

reimburse us for the difference. This agreement expires three years after the date on which Mr. Ellison is neither an executive officer of Oracle nor Chairman. The Independence Committee may approve certain other transactions where it can conclude that such transactions are otherwise on terms that are fair to us.

The Independence Committee also reviews and monitors ongoing relationships with related persons to ensure they continue to be on terms that are fair to us. On an annual basis, the Independence Committee receives a summary of all transactions with related persons, including transactions that did not require approval. Total related person transaction revenues were less than 0.01% of our total revenues and total related party operating expenses were less than 0.01% of our total operating expenses in fiscal 2018.

Sales of Products and Services

In the ordinary course of our business, we sell products and services to companies in which Mr. Ellison or a member of his immediate family directly or indirectly has a material interest. In fiscal 2018, the total amount of all purchases by these companies was approximately $942,000. Listed below are our transactions with such companies that purchased more than $120,000 in products and services from us in fiscal 2018.

•	Screening Room Media, Inc. purchased approximately $510,000 in cloud PaaS and IaaS products and software licenses.

•	Annapurna Releasing LLC purchased approximately $198,000 in cloud SaaS products and Oracle University services.

Purchases of Products and Services

From time to time, we purchase products and services from companies in which Mr. Ellison or a member of his immediate family directly or indirectly has a material interest. In fiscal 2018, the total amount of all purchases from these companies was approximately $1.3 million. Listed below are our transactions with such companies from which we purchased more than $120,000 in products and services in fiscal 2018.

•

Oracle paid Desert Champions, LLC approximately $1.3 million in management fees, tickets, merchandise, advertising and other marketing-related costs in connection with the BNP Paribas Open, the Oracle Challenger Series and the Oracle Collegiate Tennis Challenge tennis tournaments.

Equity Investment in Ampere Computing LLC

In October 2017, Oracle invested $46 million to acquire an ownership interest of less than 20% of the outstanding equity of Ampere Computing LLC (Ampere) (formerly Project Denver Holdings, LLC), a joint venture among affiliates of Oracle, The Carlyle Group and MACOM Technology Solutions Holdings, Inc. (MACOM), formed to acquire MACOM’s Xgene data center server processor business. Renée James is the Chairman and CEO of Ampere. Oracle has appointed one director to Ampere’s board. Affiliates of The Carlyle Group, at which Ms. James is an Operating Executive, hold a majority interest in Ampere.

Equity Investment in Screening Room Media, Inc.

In November 2017, Oracle invested $2.5 million to acquire an ownership interest of less than 20% of the outstanding equity of Screening Room Media, Inc., a company focused on streaming new release movies to at-home audiences on the same day the movies are available in theaters. Oracle received board observer rights and other standard minority investor rights. Mr. Ellison’s son, David Ellison, is a board member of Screening Room Media, Inc., and Mr. Ellison and David Ellison have an equity interest in the company.

Compensation of Related Persons Employed by Oracle

Steven Janicki, Vice President, Unified Communications, is Mr. Ellison’s half-brother. In fiscal 2018, Mr. Janicki received a base salary of $260,000. Mr. Janicki also received an equity award of 1,600 RSUs, a bonus of $5,000 and $7,770 in flexible credits used toward cafeteria-style benefit plans in fiscal 2018.

50     2018 Annual Meeting of Stockholders

LEGAL PROCEEDINGS

On May 3, 2017, a stockholder derivative lawsuit was filed in the Court of Chancery of the State of Delaware. The derivative suit was brought by an alleged stockholder of Oracle, purportedly on Oracle’s behalf, against Oracle, our Chairman of the Board and CTO in his capacities as a director, officer and an alleged controlling stockholder, one of our CEOs (who is also a director), three other directors, and Oracle as a nominal defendant. Plaintiff alleged that the defendants breached their fiduciary duties by causing Oracle to agree to purchase NetSuite Inc. (NetSuite) at an excessive price. Plaintiff sought declaratory relief, an order rescinding or reforming the NetSuite transaction, unspecified monetary damages (including interest), attorneys’ fees and costs, and disgorgement of various unspecified profits, fees, compensation, and benefits.

On July 18, 2017, a second stockholder derivative lawsuit was filed in the Court of Chancery of the State of Delaware, brought by another alleged stockholder of Oracle, purportedly on Oracle’s behalf. The suit is brought against all current members and one former member of our Board, and Oracle as a nominal defendant. Plaintiff alleges that the defendants breached their fiduciary duties by causing Oracle to agree to purchase NetSuite at an excessive price. Plaintiff seeks declaratory relief, unspecified monetary damages (including interest), and attorneys’ fees and costs.

On August 9, 2017, the court consolidated the two derivative cases. In a September 7, 2017 order, the court appointed plaintiff’s counsel in the second case as lead plaintiffs’ counsel and designated the July 18, 2017 complaint as the operative complaint. The defendants filed a motion to dismiss on October 27, 2017, and after briefing and argument, the court denied this motion on March 19, 2018. The parties stipulated that all of the individual defendants, except for our CTO and one of our CEOs, should be dismissed from this case without prejudice, and on March 28, 2018, the court approved this stipulation. On May 4, 2018, the remaining defendants answered plaintiff’s complaint.

On May 4, 2018, the Board of Directors established a Special Litigation Committee (the SLC) to investigate the allegations in this derivative action. Three non-employee directors serve on the SLC. On July 24, 2018, the court entered an order staying this action for six months and requiring the SLC to provide an update by November 30, 2018.

While Oracle continues to evaluate these claims, we do not believe this litigation will have a material impact on our financial position or results of operations.

2018 Annual Meeting of Stockholders     51

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At our Annual Meeting, stockholders will elect directors to hold office until the next annual meeting of stockholders and until the director’s successor is elected and qualified, or until the director’s earlier resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each nominee has agreed to be named in this proxy statement and to serve if elected. If any nominee for any reason is unable or unwilling to serve, the proxies may be voted for such substitute nominee as the proxy holder may determine, unless the Board, in its discretion, reduces the number of directors serving on the Board.

Directors

The following directors are being nominated for election by our Board, including our CEOs and our other executive officers on our Board: Jeffrey S. Berg, Michael J. Boskin, Safra A. Catz, Bruce R. Chizen, George H. Conrades, Lawrence J. Ellison, Hector Garcia-Molina, Jeffrey O. Henley, Mark V. Hurd, Renée J. James, Charles W. Moorman IV, Leon E. Panetta, William G. Parrett and Naomi O. Seligman.

For details regarding Board qualifications and the specific experiences, qualifications and skills of each of our director nominees, see “Board of Directors—Nominees for Directors” on page 6.

Required Vote

Directors are elected by a plurality of votes cast. Our majority voting policy for directors in our Corporate Governance Guidelines states that in an uncontested election, if any director nominee receives an equal or greater number of votes WITHHELD from his or her election as compared to votes FOR such election (a Majority Withheld Vote) and no successor has been elected at such meeting, the director nominee must tender his or her resignation following certification of the stockholder vote.

The Governance Committee will promptly consider the resignation offer and a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant.

The Board will act on the Governance Committee’s recommendation within 90 days following certification of the stockholder vote. Thereafter, the Board will promptly publicly disclose in a report furnished to the SEC its decision regarding the tendered resignation, including its rationale for accepting or rejecting the tendered resignation. The Board may accept a director’s resignation or reject the resignation. If the Board accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board, in each case pursuant to our Bylaws. If a director’s resignation is not accepted by the Board, the director will continue to serve until the next annual meeting of stockholders and until his or her successor is duly elected, or his or her earlier resignation or removal.

Full details of our majority voting policy for directors are set forth in our Corporate Governance Guidelines, available at www.oracle.com/goto/corpgov.

The Board of Directors recommends a vote FOR the election of each of the nominated directors.

52     2018 Annual Meeting of Stockholders

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to cast a non-binding, advisory vote on the compensation of our NEOs (a “say-on-pay” vote). We currently hold our say-on-pay vote annually, and we expect the next say-on-pay vote will occur in 2019. In deciding how to vote on this proposal, we urge you to consider the following factors, as well as the information contained in “Executive Compensation—Compensation Discussion and Analysis” beginning on page 26.

Significant Fiscal 2018 Compensation Changes in Response to Stockholder Feedback

In fiscal 2018, after considering stockholder feedback and the input of its independent compensation consultant, the Compensation Committee granted each of Mr. Ellison, Ms. Catz, Mr. Hurd and Mr. Kurian an equity award consisting entirely of PSOs that may be earned only upon the attainment of rigorous stock price, market capitalization and operational performance goals over a five-year performance period. When the grant date fair value of the PSOs is annualized over the five-year performance period, it represents a 47% decrease from the value of the fiscal 2017 equity awards granted to each of Mr. Ellison, Ms. Catz and Mr. Hurd and a 59% decrease from the value of the fiscal 2017 equity awards granted to Mr. Kurian.

Grant Date Fair Value of CTO and CEO Long-Term Incentive Compensation Grant date fair value of FY17 PSUs and time-vesting options Grant date fair value of FY18 PSOs annualized over five years*

*  Accounting grant date fair value of tranches that are deemed probable of achievement based on analysis conducted by an independent outside advisor.

Compensation Committee Responsiveness

The Compensation Committee believes the fiscal 2018 PSO awards are responsive to a number of stockholder concerns, as described below.

What We Heard	The Compensation Committee’s Response
NEO equity awards should not vest based solely on the passage of time

100% Performance-Based Equity Compensation Granted. In fiscal 2018, Mr. Ellison, Ms. Catz, Mr. Hurd and Mr. Kurian each received an equity award consisting entirely of PSOs that may be earned only upon the attainment of rigorous stock price, market capitalization and operational performance goals over a five-year performance period.

Performance metrics should better align with stockholder value

New Rigorous Performance Goals. Six of the seven PSO tranches may be earned only if Oracle satisfies a combination of (1) an operational performance goal tied to significant growth of Oracle’s cloud business and (2) a substantial increase in Oracle’s market capitalization. The seventh PSO tranche may be earned only upon significant growth in Oracle’s stock price. None of the goals were satisfied in fiscal 2018, and thus no portion of the PSOs have been earned to date.

NEO compensation should be reduced

Significant Decrease in Equity Compensation Value. The PSOs will result in a decrease in equity compensation value for the grantees. When the grant date fair value of the PSOs is annualized over the five-year performance period, it represents a 47% decrease from the value of the fiscal 2017 equity awards granted to each of Mr. Ellison, Ms. Catz and Mr. Hurd and a 59% decrease from the value of the fiscal 2017 equity awards granted to Mr. Kurian.

Long-term equity awards should have a minimum three-year performance period

Five-Year Performance Period. The PSOs may be earned over a five-year performance period. The PSOs were granted with the expectation that no additional equity awards will be granted to Mr. Ellison, Ms. Catz, Mr. Hurd and Mr. Kurian until 2022 at the earliest.

2018 Annual Meeting of Stockholders     53

Emphasis on Performance-Based Compensation

Elements of Fiscal 2018 Compensation Mr. Ellison, Ms. Catz, Mr. Hurd and Mr. Kurian Performance-Based Compensation 98.9% Bonus 3.6% All Other Compensation 0.4% Base Salary 0.7%

In fiscal 2018, an average of 98.9% of the total compensation (as reported in the Summary Compensation Table on page 42) of Mr. Ellison, Ms. Catz, Mr. Hurd and Mr. Kurian was performance-based.

See pages 31 to 35 for details regarding the elements of our NEOs’ compensation in fiscal 2018.

Compensation Best Practices

Best Practices We Employ

  High proportion of NEO compensation is performance-based and at-risk

  Annual risk assessment of compensation programs

  Caps on maximum payout of bonuses and performance-based equity awards

  Independent compensation consultant and independent compensation committee

  Compensation recovery (clawback) policy for cash bonuses in the event of a financial restatement

  Modest dilution rates from equity awards

  Robust stock ownership guidelines

Practices We Avoid

   No severance benefit plans or agreements except as provided under our equity incentive plan to employees generally or as required by law

   No single-trigger change in control vesting of equity awards

   No change in control acceleration of performance-based cash bonuses

   No minimum guaranteed vesting for performance-based equity awards

   No discretionary cash bonuses for NEOs

   No tax gross-ups for NEOs

   No payout or settlement of dividends and dividend equivalents on unvested equity awards

   No supplemental executive retirement plans, executive pensions or excessive retirement benefits

   No repricing, cash-out or exchange of “underwater” stock options without stockholder approval

Required Vote

We are asking our stockholders to support the compensation of our NEOs and our compensation philosophy as described in this proxy statement. You may vote FOR or AGAINST the following resolution, or you may ABSTAIN. This advisory vote on NEO compensation will be approved if it receives the affirmative vote of the holders of a majority of shares of Oracle common stock present or represented and entitled to vote on this matter at the Annual Meeting.

“RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in Oracle’s Proxy Statement for the 2018 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, which includes the Compensation Discussion and Analysis, the compensation tables and related narrative disclosures that accompany the compensation tables.”

Your vote is advisory, and therefore not binding on Oracle, the Board or the Compensation Committee, and will not be interpreted as overruling a decision by, or creating or implying any additional fiduciary duty for, the Board or the Compensation Committee. Nevertheless, our Board and Compensation Committee value the opinions of our stockholders and view this vote as one of the modes of communication with stockholders. As in prior years, the Board and Compensation Committee will review and consider the outcome of this vote in determining future compensation arrangements for our NEOs.

The Board of Directors unanimously recommends a vote FOR the advisory approval of the compensation of our NEOs.

54     2018 Annual Meeting of Stockholders

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our F&A Committee is responsible for overseeing the engagement, independence, compensation, retention and services of our independent registered public accounting firm retained to audit our financial statements. The F&A Committee has selected Ernst & Young LLP (EY) as our independent registered public accounting firm to perform the audit of our consolidated financial statements for fiscal 2019. Representatives of EY will be present at the Annual Meeting, will be given an opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions from stockholders.

EY has served as our independent registered public accounting firm since 2002. In conjunction with the mandated rotation of EY’s lead engagement partner, the F&A Committee is involved in the selection of EY’s lead engagement partner. The F&A Committee also periodically considers whether there should be a rotation of independent registered public accounting firms because the F&A Committee believes that it is important for the registered public accounting firm to maintain independence and objectivity. In deciding to engage EY, our F&A Committee reviewed, among other factors, registered public accounting firm independence issues raised by commercial relationships we have with the other major accounting firms. We have no commercial relationship with EY that would impair its independence. Consequently, at this time, the F&A Committee does not believe that a rotation of registered public accounting firms is merited and believes that the continued retention of EY to serve as our independent registered public accounting firm is in the best interests of Oracle and its stockholders.

The F&A Committee reviews audit and non-audit services performed by EY, as well as the fees charged by EY for such services. In its review of non-audit service fees, the F&A Committee considers, among other things, the possible effect of the performance of such services on the registered public accounting firm’s independence. Additional information concerning the F&A Committee and its activities with EY can be found in the following sections of this proxy statement: “Board of Directors—Committees, Membership and Meetings” and “Report of the Finance and Audit Committee of the Board of Directors.”

Pre-approval Policy and Procedures. We have a policy that outlines procedures intended to ensure that our F&A Committee pre-approves all audit and non-audit services provided to us by EY. The current policy provides for (1) general pre-approval of audit and audit-related services which do not exceed certain aggregate dollar thresholds approved by the F&A Committee, and (2) specific pre-approval of all other permitted services and any proposed services which exceed these same dollar thresholds. Throughout the year, the F&A Committee reviews updates regarding the nature and extent of services provided by EY.

The term of any general pre-approval is twelve months from the date of pre-approval, unless the F&A Committee considers a different period and states otherwise. The F&A Committee will annually review and pre-approve a dollar amount for each category of services that may be provided by EY without requiring further approval from the F&A Committee. The policy describes the audit, audit-related, tax and all other services that have this general pre-approval, and the F&A Committee may add to, or subtract from, the list of general pre-approved services from time to time.

In connection with this pre-approval policy, the F&A Committee will consider whether the categories of pre-approved services are consistent with the SEC’s rules on auditor independence. The F&A Committee will also consider whether the independent registered public accounting firm may be best positioned to provide the most effective and efficient service, for reasons such as its familiarity with our business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance our ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor is necessarily determinative.

The F&A Committee is also mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services. It may determine, for each fiscal year, the appropriate ratio between the total amount of fees for audit, audit related and tax services and the total amount of fees for certain permissible non-audit services classified as “all other fees.”

The F&A Committee pre-approved all audit and non-audit fees of EY during fiscal 2018.

2018 Annual Meeting of Stockholders     55

Ernst & Young Fees

The following table sets forth approximate aggregate fees billed to us by EY for fiscal 2018 and fiscal 2017:

	2018	2017
Audit Fees (1)	$26,682,575	$25,504,472
Audit Related Fees (2)	2,545,802	1,968,398
Tax Fees (3)	2,293,818	305,250
All Other Fees (4)	0	98,000
Total Fees	$31,522,195	$27,876,120

(1)

Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits or accounting consultations.

(2)	Audit related fees consisted of services with respect to the Statement on Standards for Attestation Engagements (SSAE) No. 16, related to our managed cloud services businesses and acquired entities.

(3)

Tax fees consisted principally of tax compliance and advisory services for Oracle and entities acquired by Oracle. Included in the fiscal 2018 fees is a significant project related to expatriate taxes.

(4)	All other fees consisted principally of general training and advisory services.

Required Vote

The ratification of the selection of EY requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on this matter at our Annual Meeting.

The Board of Directors unanimously recommends a vote FOR the ratification of the selection of EY.

56     2018 Annual Meeting of Stockholders

REPORT OF THE FINANCE AND AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Review of Oracle’s Audited Financial Statements for the Fiscal Year Ended May 31, 2018

The F&A Committee has reviewed and discussed with our management our audited consolidated financial statements for the fiscal year ended May 31, 2018.

The F&A Committee has discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (PCAOB).

The F&A Committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the F&A Committee concerning independence and the F&A Committee has discussed the independence of Ernst & Young LLP with that firm.

Based on the F&A Committee’s review and discussions noted above, the F&A Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K, for the fiscal year ended May 31, 2018, for filing with the U.S. Securities and Exchange Commission.

Submitted by:	Michael J. Boskin, Chair
Bruce R. Chizen
Jeffrey S. Berg

Dated: June 22, 2018

2018 Annual Meeting of Stockholders     57

PROPOSAL NO. 4

STOCKHOLDER PROPOSAL REGARDING PAY EQUITY REPORT

Pax World Mutual Funds, 30 Penhallow Street, Suite 400, Portsmouth, NH 03801, has represented that it has beneficially owned the requisite amount of Oracle common stock for more than one year and has notified us that a representative will present the proposal below (the Pay Equity Report Proposal) at the Annual Meeting.

The Board of Directors opposes the following Pay Equity Report Proposal for the reasons stated after the proposal.

Pay Equity Report

Whereas:

The median income for women working full time in the U.S. is reported to be 80% of that of their male counterparts. At the current rate of progress, it will be decades before women reach pay parity.

A 2016 Glassdoor study revealed that the gender pay gap for women in the technology industry is 5.9%, even after adding statistical controls.

The business case for gender diversity is well-established, with research linking greater board and managerial diversity with better company financial performance. Credit Suisse has found that more diversity in management coincides with better corporate performance and higher stock market valuations. Morgan Stanley found that gender diversity is linked to better returns for tech companies. Studies also show that greater gender diversity brings increased innovation, better problem solving, stimulated group performance and enhanced company reputation.

Yet Mercer’s research indicates that current female hiring, promotion and retention are insufficient to create gender equality over the next decade.

Women comprise 29% of Oracle’s employees, but only 23% of its leadership positions.

Research also shows a link between pay equity and greater gender diversity. Mercer notes that actively managing pay equity “is associated with higher current female representation at the professional through executive levels and a faster trajectory to improved representation.” Best practices outlined by McKinsey to achieve greater gender equality in the workplace include “tracking and eliminating gender pay gaps.”

Regulatory risks associated with pay equity exist. California, Massachusetts, New York and Maryland have adopted strong equal pay laws. Cities are also taking steps to address the gender pay gap, including San Francisco and New York City.

Oracle UK reported its gender pay gap in 2018 as required by UK law. The absence of similar reporting by Oracle in the U.S. is notable as peers Apple, Microsoft, eBay, and salesforce.com, among others, have publicly committed to pay equity and published the results of gender pay assessments.

Resolved:

Shareholders request Oracle prepare a report by April 2019 (at reasonable cost, omitting proprietary and confidential information), identifying whether a gender pay gap exists among its employees, and if so, outline the steps being taken to reduce the gap. The Organization for Economic Cooperation and Development has defined the gender pay gap as the difference between male and female earnings expressed as a percentage of male earnings.

Supporting Statement:

A report adequate for investors to assess the Company’s strategy and performance would include the percentage pay gap between male and female employees (including base, bonus and equity compensation), the methodology used to identify pay disparities, and a discussion of policies and programs to eliminate any disparities and to facilitate an environment that promotes advancement opportunities for women.

With evidence linking pay equity to greater diversity and strong links between management diversity, financial performance and more robust decision-making, companies would be well served by understanding the equity attributes of their pay, at all levels of the corporation, by gender as well as other facets of diversity, such as race and ethnicity.

58     2018 Annual Meeting of Stockholders

Statement in Opposition to Proposal No. 4

We are committed to ensuring that we do not discriminate on the basis of gender in our compensation programs, and are further committed to diversity and inclusion in our workforce. We believe the creation of the report requested by this proposal would be costly and time-consuming and, in light of our long-standing efforts in this area, would not lead to meaningful gains in support of workforce diversity and gender pay equity.

Our compensation programs are designed to prevent gender pay differences by setting pay ranges by job. Pay decisions are based on many non-discriminatory factors, including knowledge, experience, specific product expertise, geographical location and performance. Additionally, managers receive training on our policies that prohibit discrimination in employment, including in pay. “Gender pay gap,” as defined in the proposal, is not a meaningful measure and does not account for many factors which impact pay, including those listed above.

As a global company with approximately 137,000 employees and customers in over 175 countries, Oracle believes that a diverse workforce is critical to driving creativity, innovation and growth. We make every effort to attract, invest in and develop the talents of employees who reflect the diversity of our customers and the communities in which we do business. We believe a diverse workforce enables us to better anticipate and meet our customers’ changing needs in a fast-paced global economy and deliver greater value to our stockholders.

Diversity and inclusion in our workforce starts at the top. Twenty-nine percent of our Board members are women or come from a diverse background (three of our 14 Board members are women, including one of our CEOs). Since 2006, Oracle Women’s Leadership (OWL), a leadership and professional development program, has sought to develop, engage and empower current and future generations of Oracle women leaders. Each of our over 80 worldwide OWL communities is led by a senior Oracle woman leader and focuses on professional development, networking and community outreach at the local level. OWL’s global events are open to all Oracle employees, promoting inclusion across our workforce.

We offer all of our employees unconscious bias training, which examines how our biases could hamper our efforts to retain a strong and highly engaged workforce. Our unconscious bias training program is intended to increase self-awareness of unconscious bias in the employee recruitment and selection process and educate participants on how unconscious bias affects our opinions, employment-related decisions and assumptions.

In addition to fostering diversity and inclusion at Oracle, we support efforts to build a future pipeline of diverse talent in the technology industry globally. Oracle has committed to invest more than $3 million in direct and in-kind funds to immerse girls worldwide in science, technology, engineering and math (STEM) through the U.S. government’s Let Girls Learn initiative. Under this commitment, Oracle is offering more than 65 direct educational events and support conferences, summer computing camps and codefests for girls, with the aim of inspiring them to explore and pursue opportunities in STEM fields. In addition, Oracle Education Foundation and Oracle Volunteers are teaching girls coding, electrical engineering and project management through workshops at Design Tech High School (d.tech), an innovative public high school housed in a new facility that Oracle constructed at its headquarters. Oracle has also partnered with the Anita Borg Institute for Women in Technology, the Grace Hopper Celebration of Women, the Level Playing Field Institute, the Society of Women Engineers, the Women of Color STEM Conference, the United Negro College Fund Scholars Program, Lesbians Who Tech and the National Society of Black Engineers Jr., among other organizations that foster the advancement of underrepresented groups in the technology industry.

Additional information regarding Oracle’s diversity and inclusion efforts is available in Oracle’s Corporate Citizenship Report (www.oracle.com/corporate/citizenship) and on Oracle’s Careers webpage (www.oracle.com/us/corporate/careers/diversity). The Board does not believe that this proposal would enhance Oracle’s existing commitment to fostering a diverse and inclusive workplace.

For the reasons set forth above, the Board unanimously recommends a vote AGAINST adoption of Proposal No. 4.

Required Vote

The adoption of the Pay Equity Report Proposal requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on the matter at our Annual Meeting.

The Board of Directors unanimously recommends a vote AGAINST adoption of Proposal No. 4.

2018 Annual Meeting of Stockholders     59

PROPOSAL NO. 5

STOCKHOLDER PROPOSAL REGARDING POLITICAL CONTRIBUTIONS REPORT

The New York State Common Retirement Fund, 59 Maiden Lane – 30th Floor, New York, NY 10038, has represented that it has beneficially owned the requisite amount of Oracle common stock for more than one year and has notified us that a representative will present the proposal below (the Political Contributions Report Proposal) at the Annual Meeting.

The Board of Directors opposes the following Political Contributions Report Proposal for the reasons stated after the proposal.

Resolved, that the shareholders of Oracle Corporation (“Company”) hereby request that the Company provide a public report, updated semiannually, disclosing the Company’s:

1. Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2. Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

a. The identity of the recipient as well as the amount paid to each; and

b. The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website within 12 months from the date of the annual meeting. This proposal does not encompass lobbying spending.

Supporting Statement

As long-term shareholders of Oracle, we support transparency and accountability in corporate spending on political activities. These include any activities considered intervention in any political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations; independent expenditures; or electioneering communications on behalf of federal, state or local candidates.

Disclosure is in the best interest of the Company and its shareholders. The Supreme Court’s Citizens United decision recognized the importance of political spending disclosure for shareholders when it said, “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.” Gaps in transparency and accountability may expose the Company to reputational and business risks that could threaten long-term shareholder value.

Relying on publicly available data does not provide a complete picture of the Company’s political spending. For example, the Company’s payments to trade associations used for political activities are undisclosed and unknown. The proposal asks the Company to disclose all of its political spending, including payments to trade associations and other tax exempt organizations used for political purposes. This would bring our Company in line with a growing number of leading companies that support political disclosure and accountability and present this information on their websites.

The Company’s Board and its shareholders need comprehensive disclosure to be able to fully evaluate the political use of corporate assets. We urge your support for this critical governance reform.

60     2018 Annual Meeting of Stockholders

Statement in Opposition to Proposal No. 5

We believe it is necessary and appropriate to engage in the political process to further the long-term interests of our company and our stockholders. Oracle conducts business in over 175 countries, necessitating compliance with a complex web of laws, rules and regulations. Proposed changes to these laws, rules and regulations can have a significant effect on our operating results and stockholder value. Permitted political contributions and memberships in trade associations play an important role in our public policy engagement efforts. We believe our current practices, described below, provide ample transparency and accountability with respect to our political contributions.

Our political contributions are governed by extensive laws and regulations, including those requiring public disclosure of contributions. Our Public Sector Legal & Compliance group, which reports directly to our General Counsel, monitors our compliance with these laws and regulations. As required by law, certain information about our political contributions is publicly available. We also voluntarily disclose information about our political contributions on our investor relations website. Specifically:

•  Our voluntary 2017 political contributions report, available at investor.oracle.com under “Financial Reporting,” discloses our political contributions under U.S. state and local laws and our donations to organizations operating under Section 527 of the Internal Revenue Code.

•  The Federal Election Commission reports of the Oracle Political Action Committee (PAC), which detail the PAC’s political contributions and expenditures, are available at www.fec.gov/data.

We are committed to the highest ethical standards, and we have procedures in place to ensure that our political contributions are subject to appropriate oversight and in the best interest of our stockholders. Our public policy agenda is developed and advanced by our Government Affairs group, which focuses its efforts on public policy issues that are relevant to the long-term interests of our company and stockholders. Our Government Affairs group reports directly to one of our CEOs, who oversees the group’s activities. In addition, our F&A Committee reviews our political contributions report on an annual basis.

We also belong to a number of trade associations that advocate on behalf of policy issues that are important to our business. While we do not always share or agree with all of the views espoused by such trade associations, we believe they are often helpful for the purpose of building a consensus among organizations with similar interests and advocating in favor of those interests. We regularly review the costs and benefits of our memberships in trade associations. In addition, trade associations are subject to public disclosure obligations with respect to their lobbying and political contributions and expenditures.

We believe that adoption of this proposal could result in competitive harm without providing commensurate benefit to our stockholders. The requested report could put our company at a disadvantage relative to our competitors, who are not required to disclose this information, by revealing confidential information about our long-term strategies and priorities. In addition, disclosure regarding our trade association membership dues may misrepresent our public policy agenda, as trade associations operate on an independent basis and we do not always agree with all positions taken by them. We believe that any additional political contribution reporting requirements that go beyond those required under existing law should be applicable to all participants engaged in the political process, rather than to us alone, as the proposal requests.

Oracle’s political contributions are not financially material to the company. In fiscal 2018, Oracle’s total expenses relating to political contributions were insignificant when compared to the company’s total operating costs. We believe using additional funds to generate the report requested by this proposal would not be an appropriate use of corporate resources.

For the reasons set forth above, the Board of Directors unanimously recommends a vote AGAINST adoption of Proposal No. 5.

Required Vote

The adoption of the Political Contributions Report Proposal requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on the matter at our Annual Meeting.

The Board of Directors unanimously recommends a vote AGAINST adoption of Proposal No. 5.

2018 Annual Meeting of Stockholders     61

PROPOSAL NO. 6

STOCKHOLDER PROPOSAL REGARDING LOBBYING REPORT

Boston Common Asset Management, LLC, 84 State Street, Suite 940, Boston, MA 02109, along with co-sponsor Walden Asset Management, have represented that each has beneficially owned the requisite amount of Oracle common stock for more than one year and have notified us that a representative will present the proposal set forth in quotes below (the Lobbying Report Proposal) at the Annual Meeting.

The Board of Directors opposes the following Lobbying Report Proposal for the reasons stated after the proposal.

Whereas, we believe in full disclosure of our company’s direct and indirect lobbying activities and expenditures to assess whether Oracle’s lobbying is consistent with its expressed goals and in the best interests of stockholders.

Resolved, the stockholders of Oracle request the preparation of a report, updated annually, disclosing:

1. Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2. Payments by Oracle used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3. Oracle’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4. Description of management’s decision making process and the Board’s oversight for making payments described in sections 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Oracle is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on the company’s website.

Supporting Statement

As stockholders, we encourage transparency and accountability in the use of corporate funds to influence legislation and regulation, both directly and indirectly. Oracle spent over $68 million from 2010—2017 on federal lobbying (opensecrets.org). This figure does not include expenditures to influence legislation in states, where Oracle also lobbies but disclosure is uneven or absent. For example, Oracle spent $1,865,597 on lobbying in California from 2010—2017 and reportedly lobbied in 35 different states from 2010 through 2014 (“Amid Federal Gridlock, Lobbying Rises in the States,” The Center for Public Integrity, February 11, 2016). Oracle’s federal lobbying spending has attracted media scrutiny (“Pentagon Goes Winner-Take-All for Cloud Award Worth Billions,” Bloomberg, March 7, 2018), as has its international lobbying (“Oracle and Naspers’ Stealth Lobbying Fight against Google,” Politico Europe, February 16, 2018).

Oracle is a listed as a member of the Business Roundtable, which spent $126.93 million on lobbying from 2010—2017 and is lobbying against the right of shareholders to file resolutions (“U.S. Investor, CEO Groups Set for Lobbying Battle over Proxy Challenges,” Reuters, March 17, 2017). Unlike many of its peers including Intel and Microsoft, Oracle does not disclose its memberships in, or payments to, trade associations, or the amounts used for lobbying. Absent a system of accountability, company assets could be used for objectives contrary to Oracle’s long-term interests.

We urge support for this proposal.

62     2018 Annual Meeting of Stockholders

Statement in Opposition to Proposal No. 6

We believe it is our responsibility to communicate Oracle’s support for laws, regulations and policies that are in the best interests of our company and our stockholders. Public policy decisions can significantly affect our business and operating results, and it is therefore critical that we advocate on behalf of policies that will further the interests of our company and protect stockholder value. As described below, our lobbying activities are subject to significant public disclosure requirements and internal oversight.

Lobbying activities are subject to comprehensive regulation at both the federal and state levels. As required by U.S. federal law, we file quarterly reports that disclose our lobbying expenditures and detail our lobbying activities. These lobbying disclosure reports may be viewed at disclosures.house.gov/ld/ldsearch.aspx and www.senate.gov/legislative/lobbyingdisc.htm by searching for Oracle under “Registrant Name.” We file similar publicly available lobbying reports with state and local agencies as required by state and local law, which in some cases have even broader disclosure requirements than federal law. Any lobbying firms we hire are required to file similar reports. The trade associations we belong to are also subject to public disclosure obligations regarding their lobbying efforts. Additionally, our voluntary 2017 political contributions report available at investor.oracle.com under “Financial Reporting,” discloses our political contributions under U.S. state and local laws and our donations to organizations operating under Section 527 of the Internal Revenue Code

We are committed to the highest ethical standards, and we have procedures in place to ensure that our lobbying activities are subject to appropriate oversight and in the best interests of our stockholders. Our Public Sector Legal & Compliance group, which reports directly to our General Counsel, monitors our compliance with lobbying laws and regulations. Our public policy agenda is developed and advanced by our Government Affairs group, which focuses its efforts on public policy issues that are relevant to the long-term interests of our company and stockholders. Our Government Affairs group reports directly to one of our CEOs, who oversees the group’s activities. The F&A Committee reviews our political contributions report on an annual basis.

This proposal seeks to impose requirements on us that would be cumbersome to apply and could result in competitive harm to us. The proposal’s request for disclosure of Oracle’s relationship with third parties that undertake certain activities, such as drafting model legislation, is impractical. We belong to many trade organizations that conduct a range of activities, and it would be difficult or impossible for us to determine exactly what activities each organization has undertaken and whether those activities fall within the ambit of the report requested by this proposal. In addition, the requested report could put our company at a disadvantage relative to our competitors, who are not required to disclose this information, by revealing confidential information about our long-term strategies and priorities. We believe that any additional lobbying disclosure requirements that go beyond those required under existing law should be applicable to all participants engaged in the political process, rather than to us alone, as the proposal requests.

Oracle’s lobbying expenditures are not financially material to the company. In fiscal 2018, Oracle’s total expenses relating to lobbying were insignificant when compared to the company’s total operating costs. We believe using additional funds to generate the report requested by this proposal would not be an appropriate use of corporate resources.

For the reasons set forth above, the Board of Directors unanimously recommends a vote AGAINST adoption of Proposal No. 6.

Required Vote

The adoption of the Lobbying Report Proposal requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on the matter at our Annual Meeting.

The Board of Directors unanimously recommends a vote AGAINST adoption of Proposal No. 6.

2018 Annual Meeting of Stockholders     63

PROPOSAL NO. 7

STOCKHOLDER PROPOSAL REGARDING INDEPENDENT BOARD CHAIR

Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 11021, has represented that he has beneficially owned the requisite amount of Oracle common stock for more than one year and has notified us that a representative will present the proposal below (the Independent Board Chair Proposal) at the Annual Meeting. Mr. Steiner has appointed John Chevedden and/or Mr. Chevedden’s designee to act on his behalf regarding the Independent Board Chair Proposal.

The Board of Directors opposes the following Independent Board Chair Proposal for the reasons stated after the proposal.

Proposal 7 – Independent Board Chairman

Shareholders request our Board of Directors to adopt as policy, and amend our governing documents as necessary, to require henceforth that the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. The Board would have the discretion to phase in this policy for the next Chief Executive Officer transition, implemented so it does not violate any existing agreement.

If the Board determines that a Chairman who was independent when selected is no longer independent, the Board shall select a new Chairman who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chairman. This proposal requests that all the necessary steps be taken to accomplish the above.

Caterpillar is an example of a company changing course and naming an independent board chairman. Caterpillar had opposed a shareholder proposal for an independent board chairman at its annual meeting. Wells Fargo also changed course and named an independent board chairman.

There is plenty of work for an independent Chairman at Oracle. An independent Chairman is more likely to see that Oracle has more independent directors. Six Oracle directors each had from 16 to 40 years long-tenure. The Lead Director had 24-years long-tenure—perhaps the longest tenure of any Lead Director in the Fortune 500. Long-tenure can impair the independence of a director—no matter how well qualified. Independence is a priceless attribute in a director.

Safra Catz received $135 million in 2017 total realized pay and each director on the executive pay committee received negative votes of 13% to 28%. The Oracle say on executive pay proposal received more negative votes from shareholders than positive votes in 2017.

Each director on the audit committee received negative votes of 14% to 33%. Directors at other companies typical receive 5% in negative votes. And the chairman of the nomination committee received 33% in negative votes.

This proposal topic won 44%-support at a previous Oracle annual meeting. This 44% support could have been higher (for instance 47%) if small shareholders had the same access to independent corporate governance information as large shareholders.

Some companies respond to this proposal by saying that the company already has some good governance practices and thus there is no need for improvement. This is as fallacious as saying that a company has achieved a certain market share and thus there is no room for improvement.

Adoption of this proposal is a low hanging fruit governance item that will cost our company virtually nothing to adopt—yet can create an incentive for management to improve company performance.

Please vote to enhance the oversight of our CEO:

Independent Board Chairman – Proposal 7

64     2018 Annual Meeting of Stockholders

Statement in Opposition to Proposal No. 7

The Board believes it is important to preserve flexibility to determine the most appropriate leadership structure based on an assessment of Oracle’s needs and circumstances at any given time. The Board believes our company and our stockholders benefit from this flexibility, as our directors are well positioned to determine our leadership structure given their in-depth knowledge of our leadership team, our strategic goals, and the opportunities and challenges we face. Moreover, our lead independent director role, as well as our other corporate governance practices, already provide the independent leadership and management oversight requested by this proposal.

As described in our Corporate Governance Guidelines (the Guidelines), the Board does not have a policy mandating the separation of the roles of Chair and CEO. The Board elects our Chair and our CEOs, and these positions may be held by the same person or by different people. Currently, the roles of Chair and CEO are filled by separate individuals. Since September 2014, Mr. Ellison, Oracle’s founder and CTO, has served as Chairman, and Ms. Catz and Mr. Hurd have served as CEOs. The Board believes that the separation of the offices of the Chair and CEOs is appropriate at this time because it allows our CEOs to focus primarily on Oracle’s business strategy, operations and corporate vision. The Board further believes it is valuable for Mr. Ellison to serve as Chairman because his familiarity with and knowledge of our technologies and product offerings are unmatched. With over 40 years of experience at Oracle, Mr. Ellison is uniquely positioned to help the Board oversee our company’s business and strategic direction.

We do not believe that a policy requiring an independent chair is necessary to ensure that the Board provides independent and effective oversight of Oracle’s business and management. Our Guidelines provide that on an annual rotating basis, the chair of the F&A Committee, the Compensation Committee or the Governance Committee serves as the lead independent director at executive sessions of the Board. The lead independent director serves as a liaison between our independent directors and our executive directors and performs additional duties as the Board determines. Currently, George Conrades serves as the lead independent director and has served on the Board for 10 years, since 2008.

As required by our Guidelines, a majority of the Board and each member of the F&A Committee, the Compensation Committee, the Governance Committee and the Independence Committee are “independent” under the applicable NYSE and SEC rules, which ensures that oversight of critical matters—such as the integrity of Oracle’s financial statements, the compensation of our executive officers, the selection and evaluation of directors, and the development of corporate governance principles—is entrusted to independent directors. The Board and each of its committees have unrestricted access to officers and employees of Oracle and have the authority to ask such questions and conduct investigations, and to retain legal, accounting, financial or other outside advisors, as they deem necessary or appropriate to fulfill their duties. In addition, as required by our Guidelines, our non-employee directors meet in executive sessions without management on a regular basis. If the non-employee directors include any director who is not an independent director, at least once each year the independent directors will meet in executive session.

The proposal’s rigid approach to board leadership is not the practice of the majority of companies in the S&P 500. According to the 2017 Spencer Stuart Board Index, 72% of companies in the S&P 500 do not have an independent board chair. We believe that rather than taking a “one-size-fits-all” approach to board leadership, the Board’s fiduciary duties are best fulfilled by retaining flexibility to determine the leadership structure that serves the best interests of Oracle and our stockholders, taking into account Oracle’s needs and circumstances at any given time.

For the reasons set forth above, the Board unanimously recommends a vote AGAINST adoption of Proposal No. 7.

Required Vote

The adoption of the Independent Board Chair Proposal requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on the matter at our Annual Meeting.

The Board of Directors unanimously recommends a vote AGAINST adoption of Proposal No. 7.

2018 Annual Meeting of Stockholders     65

STOCKHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING

Our Bylaws contain procedures governing how stockholders may submit proposals or director nominations to be considered at our annual meetings. The SEC has also adopted regulations (Exchange Act Rule 14a-8) that govern the inclusion of stockholder proposals in our annual proxy materials.

The table below summarizes the requirements for stockholders who wish to submit proposals or director nominations for our 2019 annual meeting of stockholders. Stockholders should carefully review our Bylaws and Exchange Act Rule 14a-8 to ensure that they have satisfied all of the requirements necessary to submit proposals or director nominations to be considered at our 2019 annual meeting of stockholders. Our Bylaws are posted on our website at www.oracle.com/goto/corpgov.

	Proposals for inclusion in 2019 proxy statement	Director nominations for inclusion in 2019 proxy statement (proxy access)	Other proposals/nominations to be presented at 2019 annual meeting*
Type of Proposal or Nomination	SEC rules permit stockholders to submit proposals for inclusion in our proxy statement by satisfying the requirements described in Exchange Act Rule 14a-8.

A stockholder or a group of up to 20 stockholders meeting the ownership requirements described in Section 1.12 of our Bylaws may submit director nominees (constituting up to the greater of two directors or 20% of the Board) for inclusion in our proxy statement by satisfying the requirements described in Section 1.12 of our Bylaws.

Stockholders may present proposals or director nominations directly at the annual meeting (but not for inclusion in our proxy statement) by satisfying the requirements described in Section 1.11 of our Bylaws.

When Proposal or Nomination Must Be Received by Oracle

No later than the close of business on May 29, 2019. However, if we did not hold an annual meeting the previous year, or if the date of our annual meeting has changed by more than 30 days from the anniversary of the previous year’s meeting, a stockholder’s written notice will be timely if it is delivered within a reasonable time before the mailing of the proxy statement.

No earlier than April 29, 2019 and no later than the close of business on May 29, 2019. However, if our annual meeting is advanced or delayed by more than 30 days from the anniversary of the previous year’s meeting, a stockholder’s written notice will be timely if it is delivered by the later of the 120th day prior to such annual meeting or the 10th day following the announcement of the date of the meeting.

No earlier than May 29, 2019 and no later than the close of business on June 28, 2019. However, if our annual meeting is advanced or delayed by more than 30 days from the anniversary of the previous year’s meeting, a stockholder’s written notice will be timely if it is delivered by the later of the 90th day prior to such annual meeting or the 10th day following the announcement of the date of the meeting.

Where to Send Proposal or Nomination	By Mail: Corporate Secretary, Oracle Corporation, 500 Oracle Parkway, Mailstop 5op7, Redwood City, California 94065 By Email: Corporate_Secretary@oracle.com, with a confirmation copy sent by mail
What Must Be Included with Proposal or Nomination	The information required by Exchange Act Rule 14a-8	The information required by our Bylaws	The information required by our Bylaws

*

If stockholders do not comply with the Bylaw notice deadlines in this column, we reserve the right not to submit the stockholder proposals or nominations to a vote at our annual meeting. If we are not notified of a stockholder proposal or nomination by June 28, 2019, then the management personnel who have been appointed as proxies may have the discretion to vote for or against such stockholder proposal or nomination, even though such proposal or nomination is not discussed in the proxy statement.

Under our Bylaws, if the number of directors to be elected to the Board is increased and we do not make a public announcement specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s written notice of nominees for any new position will be considered timely if it is delivered to our Corporate Secretary by the 10th day following the announcement.

66     2018 Annual Meeting of Stockholders

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Who is soliciting my vote?

A:	The Board of Directors of Oracle is soliciting your vote at the 2018 Annual Meeting of Stockholders.

Q:	What is the purpose of the Annual Meeting?

A:	You will be voting on the following items of business:

•	the election of directors (Proposal 1);

•	an advisory vote to approve the compensation of our NEOs (Proposal 2);

•	the ratification of the selection of Ernst & Young LLP (EY) as our independent registered public accounting firm for fiscal 2019 (Proposal 3); and

•	up to four stockholder proposals, if properly presented at the Annual Meeting (Proposals 4 to 7).

If any other business properly comes before the meeting, you will be voting on those items as well.

Q:	What are the Board of Directors’ recommendations?

A:	The Board recommends that you vote your shares as follows:

•	for the election of each of the directors (Proposal 1);

•	for the approval, on an advisory basis, of the compensation of our NEOs (Proposal 2);

•	for the ratification of the selection of EY as our independent registered public accounting firm for fiscal 2019 (Proposal 3);

•	against the stockholder proposals (Proposals 4 to 7); and

•	for or against other matters that come before the Annual Meeting, if any, as the proxy holders deem advisable.

Q:	Who is entitled to vote at the Annual Meeting?

A:

The Board set September 17, 2018 as the record date for the Annual Meeting. All stockholders who owned Oracle common stock at the close of business on September 17, 2018 may vote at the Annual Meeting.

Q:	Who can attend the Annual Meeting?

A:	Only stockholders as of the record date, and any stockholder’s spouse or duly appointed proxy, may attend. No guests will be allowed to attend the Annual Meeting.

Q:	What do I need to attend the Annual Meeting and when should I arrive?

A:	The Annual Meeting will be held at the Oracle Conference Center, 350 Oracle Parkway, Redwood City, California. Admission to the Annual Meeting will begin at 9:00 a.m., Pacific Time.

In order to be admitted to the Annual Meeting, you should:

•	arrive shortly after 9:30 a.m., Pacific Time, to ensure that you are seated by the commencement of the Annual Meeting at 10:00 a.m., Pacific Time;

•	be prepared to comply with security requirements, which include security guards searching all bags and attendees passing through a metal detector, among other security measures;

•	leave your camera at home because cameras, transmission, broadcasting and other recording devices, including certain smart phones, may not be permitted in the meeting rooms; and

•

bring photo identification, such as a driver’s license, and proof of ownership of Oracle stock on the record date, September 17, 2018, such as the Notice, a brokerage statement or letter from a bank or broker indicating ownership on September 17, 2018, a proxy card, or legal proxy or voting instruction card provided by your broker, bank or nominee.

Any holder of a proxy from a stockholder must present a properly executed legal proxy and a copy of the proof of ownership.

2018 Annual Meeting of Stockholders     67

If you do not provide photo identification and comply with the other procedures outlined above for attending the Annual Meeting in person, we will be unable to admit you to attend in person.

Q:	Can I watch the Annual Meeting on the Internet?

A:

Yes, in order to maximize access for our stockholders, our Annual Meeting will be webcast on November 14, 2018. You are invited to visit www.oracle.com/investor, at 10:00 a.m., Pacific Time, to view the live webcast of the Annual Meeting. An archived copy of the webcast also will be available on our website at www.oracle.com/investor following the Annual Meeting through November 21, 2018.

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a paper copy of proxy materials?

A:

We are permitted to furnish proxy materials, including this proxy statement and our Annual Report on Form 10-K for fiscal 2018, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our stockholders, explains how you may access and review all of the proxy materials on the Internet. The Notice also describes how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive proxy materials by mail or email will remain in effect until you revoke it.

Q:	Can I vote my shares by filling out and returning the Notice?

A:

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet and how to request paper copies of the proxy materials.

Q:	Why didn’t I receive a notice in the mail regarding the Internet availability of proxy materials?

A:

Stockholders who previously elected to access proxy materials over the Internet will not receive the Notice in the mail. You should have received an email with links to the proxy materials and online proxy voting. Additionally, if you previously requested paper copies of the proxy materials or if applicable regulations require delivery of the proxy materials, you will not receive the Notice.

If you received a paper copy of the proxy materials or the Notice by mail, you can eliminate all such paper mailings in the future by electing to receive an email that will provide Internet links to these documents. Opting to receive all future proxy materials online will save us the cost of printing and mailing documents to your home or business and help us conserve natural resources. To request electronic delivery, please go to www.astproxyportal.com/ast/17983, www.oracle.com/investor or the website provided on your proxy card or voting instruction card.

Q:	How many votes do I have?

A:

You will have one vote for each share of Oracle common stock you owned at the close of business on the record date, provided those shares were either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and beneficial owner?

A:

Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the Notice or proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us, to vote electronically or to vote in person at the Annual Meeting. If you have requested printed proxy materials, we have enclosed a proxy card for you to use.

68     2018 Annual Meeting of Stockholders

Beneficial Owners. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice or these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you request, complete and deliver a legal proxy from your broker, bank or nominee. If you requested printed proxy materials, your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

Q:	How many votes can be cast by all stockholders?

A:

Each share of Oracle common stock is entitled to one vote. There is no cumulative voting. We had 3,788,638,156 shares of common stock outstanding and entitled to vote on the record date, September 17, 2018.

Q:	How many votes must be present to hold the Annual Meeting?

A:

A majority of the shares entitled to vote as of the record date must be present in person or by proxy at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Shares are counted as present at the Annual Meeting if you properly cast your vote in person, electronically or telephonically, or a proxy card has been properly submitted by you or on your behalf. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q:	How many votes are required to elect directors (Proposal 1)?

A:

Directors are elected by a plurality of the votes cast. This means that the 14 individuals nominated for election to the Board who receive the most FOR votes (among votes properly cast in person, electronically, telephonically or by proxy) will be elected.

While directors are elected by a plurality of votes cast, our Corporate Governance Guidelines include a majority voting policy for directors. This policy states that in an uncontested election, any director nominee who receives an equal or greater number of votes WITHHELD from his or her election as compared to votes FOR such election and if no successor has been elected at such meeting, the director nominee must tender his or her resignation following certification of the stockholder vote. The Governance Committee is required to make recommendations to the Board with respect to any such tendered resignation. The Board will act on the tendered resignation within 90 days from the certification of the vote and will publicly disclose its decision, including its rationale.

Only votes FOR or WITHHELD are counted in determining whether a plurality has been cast in favor of a director nominee. If you withhold authority to vote with respect to the election of some or all of the nominees, your shares will not be voted with respect to those nominees indicated. For a WITHHELD vote, your shares will be counted for purposes of determining whether there is a quorum and will have a similar effect as a vote against that director nominee under our majority voting policy for directors.

Full details of our majority voting policy are set forth in our Corporate Governance Guidelines available on our website at www.oracle.com/goto/corpgov.

Q:	How many votes are required to adopt the other proposals (Proposals 2 through 7)?

A:

Proposals 2 through 7 will be approved if such items receive the affirmative vote of a majority of the shares of Oracle common stock represented at the Annual Meeting and entitled to vote on the matter. If your shares are represented at the Annual Meeting but you abstain from voting on any of these matters, your shares will be counted as present and entitled to vote on a particular matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against that proposal.

Your vote on Proposal 2 (vote on NEO compensation) is advisory, which means the result of the vote is non-binding on Oracle, the Board and the committees of the Board. Although the vote is non-binding, the Board and its committees value the opinions of our stockholders and will review and consider the voting results when making future decisions regarding executive compensation.

2018 Annual Meeting of Stockholders     69

Q:	What if I don’t give specific voting instructions?

A:

Stockholders of Record. If you are a stockholder of record and you indicate when voting by Internet or by telephone that you wish to vote as recommended by our Board, or you return a signed proxy card but do not indicate how you wish to vote, then your shares will be voted:

•	in accordance with the recommendations of the Board on all matters presented in this proxy statement; and

•	as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting.

If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions on such matter.

Beneficial Owners. If you are a beneficial owner and hold your shares in street name and do not provide the organization that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. In very limited circumstances, brokers have the discretion to vote on matters deemed to be routine. Under applicable law, brokers generally do not have discretion to vote on most matters. For example, if you do not provide voting instructions to your broker, the broker could vote your shares for the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm (Proposal 3) because that is deemed to be a routine matter, but the broker likely could not vote your shares for any of the other proposals on the agenda for the Annual Meeting. We encourage you to provide instructions to your broker regarding the voting of your shares.

If you do not provide voting instructions to your broker and the broker has indicated that it does not have discretionary authority to vote on a particular proposal, your shares will be considered “broker non-votes” with regard to that matter. Broker non-votes will be considered as represented for purposes of determining a quorum but generally will not be considered as entitled to vote with respect to a particular proposal. Broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal that requires the affirmative vote of a majority of the shares present and entitled to vote.

Q:	Can I change my vote after I voted?

A:

Yes. Even if you voted by telephone or on the Internet or if you requested paper proxy materials and signed the proxy card or voting instruction card in the form accompanying this proxy statement, you retain the power to revoke your proxy or change your vote at any time before it is voted at the Annual Meeting. You can revoke your proxy or change your vote at any time before it is exercised at the Annual Meeting by giving written notice to the Corporate Secretary of Oracle, specifying such revocation. You may change your vote by a later-dated vote by telephone or on the Internet or timely delivery of a valid, later-dated proxy or by voting by ballot at the Annual Meeting. However, please note that if you would like to vote at the Annual Meeting and you are not the stockholder of record, you must request, complete and deliver a legal proxy from your broker, bank or nominee.

Q:	What does it mean if I receive more than one Notice, proxy or voting instruction card?

A:

It generally means that some of your shares are registered differently or are in more than one account. Please provide voting instructions for all Notices, proxy cards and voting instruction cards you receive.

Q:	Who pays for the proxy solicitation and how will Oracle solicit votes?

A:

We will bear the expense of printing, mailing and distributing these proxy materials and soliciting votes. In addition to the solicitation of proxies by mail, our directors, officers and other employees may solicit proxies by personal interview, telephone, electronic communications or otherwise. They will not be paid any additional compensation for such solicitation. We will request brokers and nominees who hold shares of our common stock in their names to furnish proxy materials to beneficial owners of the shares. We will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. We have also retained Innisfree M&A Incorporated to solicit proxies and to separately prepare a stockholder vote analysis of certain proposals for an aggregate fee of approximately $50,000, plus customary costs and expenses.

70     2018 Annual Meeting of Stockholders

Q:	Who will count the votes?

A:

American Stock Transfer & Trust Company, LLC has been appointed as the inspector of elections for the Annual Meeting. All votes will be tabulated by a representative of American Stock Transfer & Trust Company, LLC. This representative will also separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Q:	How do I find out the voting results?

A:

Preliminary voting results will be announced at the Annual Meeting, and final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. After the Form 8-K is filed, you may obtain a copy by visiting our website or contacting our Investor Relations Department by calling 1-650-506-4073, by writing to Investor Relations Department, Oracle Corporation, 500 Oracle Parkway, Redwood City, California 94065 or by sending an email to investor_us@oracle.com.

Q:	What if I have questions about lost stock certificates or I need to change my mailing address?

A:

Stockholders may contact our transfer agent, American Stock Transfer & Trust Company, LLC, by calling 1-888-430-9892, by emailing help@astfinancial.com, or by writing to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219. Also see our transfer agent’s website at www.astfinancial.com to get more information about these matters.

Q:	What if I need to change my email address?

A:

Opting to receive all future proxy materials online will save us the cost of printing and mailing documents to your home or business and help us conserve natural resources. If you need to change the email address that we use to mail proxy materials to you or if you wish to sign up to receive future mailings via email, please go to www.astproxyportal.com/ast/17983, or the website provided on your proxy card or voting instruction card, to request complete electronic delivery and supply the appropriate email address.

Q:	Who should I contact if I have questions?

A:

Stockholders with questions or who need assistance in voting their shares may call our proxy solicitor, Innisfree M&A Incorporated, toll-free at 1-888-750-5834. Banks and brokers may call collect at 1-212-750-5833.

2018 Annual Meeting of Stockholders     71

NO INCORPORATION BY REFERENCE

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Report of the Finance and Audit Committee of the Board of Directors” and the “Report of the Compensation Committee of the Board of Directors” contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC and are not deemed to be “Soliciting Material.” In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

OTHER BUSINESS

The Board does not presently intend to bring any other business before the meeting, and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice included in this proxy statement. As to any business that may properly come before the meeting, however, the persons named in the proxy will vote the shares represented thereby in accordance with the judgment of the persons voting such proxies.

HOUSEHOLDING

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, if stockholders have the same address and last name, do not participate in electronic delivery of proxy materials and have requested householding in the past, they will receive only one copy of our printed annual report and proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees and conserves natural resources. Each stockholder who participates in householding will continue to have access to and use separate voting instructions.

If any stockholders in your household wish to receive a separate annual report and proxy statement, they may call our Investor Relations Department at 650-506-4073 or write to Investor Relations Department, Oracle Corporation, 500 Oracle Parkway, Redwood City, California 94065. They may also send an email to our Investor Relations Department at investor_us@oracle.com. See also www.oracle.com/investor. Other stockholders who have multiple accounts in their names or who share an address with other stockholders can authorize us to discontinue mailings of multiple annual reports and proxy statements by contacting Investor Relations.

By Order of the Board of Directors,

Brian S. Higgins

Vice President, Associate General Counsel and Secretary

All stockholders are urged to vote electronically via the Internet or by telephone or, if you requested paper copies of the proxy materials, complete, sign, date and return the proxy card or voting instruction card in the enclosed postage-paid envelope. Thank you for your prompt attention to this matter.

Cautionary Note on Forward-Looking Statements

Statements in this proxy statement relating to Oracle’s future plans, expectations, beliefs, intentions and prospects, such as statements regarding our expectations regarding our future stock price, market capitalization, revenue and margin growth and intentions regarding future grants of equity to certain of our named executive officers, are “forward-looking statements” and are subject to material risks and uncertainties. Many factors could affect our current expectations and our actual results, and could cause actual results to differ materially. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” You should not place undue reliance on forward-looking statements, which reflect our expectations only as of the date of this proxy statement. We undertake no obligation to update any statement in light of new information or future events.

72     2018 Annual Meeting of Stockholders

Oracle Corporation 2018 Annual Meeting of Stockholders

November 14, 2018

10:00 a.m., Pacific Time

Oracle Corporation Conference Center

350 Oracle Parkway

Redwood City, California 94065

ANNUAL MEETING OF STOCKHOLDERS OF ORACLE CORPORATION November 14, 2018 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Proxy Statement, Form of Proxy Card, and Annual Report on Form 10-K are available at http://www.astproxyportal.com/ast/17983 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 21433333330000000000 9 111418 The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, FOR Proposals 2 and 3 and AGAINST Proposals 4, 5, 6 and 7. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Election of Board of Directors: NOMINEES: FOR ALL NOMINEES O Jeffrey S. Berg O Michael J. Boskin WITHHOLD AUTHORITY Safra A. Catz FOR ALL NOMINEES O Bruce R. Chizen O George H. Conrades (See FOR ALL instructions EXCEPT below) O Lawrence J. Ellison O Hector Garcia-Molina O Jeffrey O. Henley O Mark V. Hurd O Renée J. James O Charles W. Moorman IV O Leon E. Panetta O William G. Parrett O Naomi O. Seligman 2. Advisory Vote to Approve the Compensation of the Named Executive Officers. 3. Ratification of the Selection of Ernst & Young LLP as Independent Registered Public Accounting Firm for Fiscal Year 2019. 4. Stockholder Proposal Regarding Pay Equity Report. 5. Stockholder Proposal Regarding Political Contributions Report. 6. Stockholder Proposal Regarding Lobbying Report. 7. Stockholder Proposal Regarding Independent Board Chair. FOR AGAINST ABSTAIN INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When singing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ORACLE CORPORATION Annual Meeting of Stockholders - November 14, 2018 10:00 A.M. Pacific Time THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoints LAWRENCE J. ELLISON, JEFFREY O. HENLEY and BRIAN S. HIGGINS, or any of them, as proxies, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all the shares of common stock of ORACLE CORPORATION that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Time on November 14, 2018, in the Oracle Corporation Conference Center, 350 Oracle Parkway, Redwood City, California, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations (i.e., FOR all the nominees listed in Proposal 1, FOR Proposals 2 and 3 and AGAINST Proposals 4, 5, 6 and 7). In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or continuation thereof. (Continued and to be signed on the reverse side.) 14475 1.1